As filed with the Securities and Exchange Commission on November 17, 2023.

Registration No. 333-275417

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No.1

to

FORM F-1

REGISTRATION STATEMENT UNDER SECURITIES ACT OF 1933

Bruush Oral Care Inc.

(Exact name of Registrant as specified in its charter)

British Columbia, Canada	3843	N/A
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

128 West Hastings Street, Unit 210

Vancouver, British Columbia V6B 1G8

Canada

(844) 427-8774

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168

(800) 221-0102

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Joseph M. Lucosky, Esq.

Seth A. Brookman, Esq.

Lucosky Brookman LLP

101 Wood Avenue South, 5th Floor

Woodbridge, NJ 08830

(732) 395-4402

jlucosky@lucbro.com

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PROSPECTUS	SUBJECT TO COMPLETION	DATED [●], 2023

15,750,000 Common Shares

This prospectus relates to the offer and sale, from time to time, by the selling securityholders named herein (the “Selling Securityholders”) of an aggregate of up to 15,750,000 common shares without par value (“Common Shares”) of Bruush Oral Care Inc. (the “Company”), issuable upon exercise of the Target Prefunded Warrant and November Prefunded Warrant (each as defined herein), as applicable.

The Selling Securityholders may sell Common Shares at market prices prevailing at the times of sale, prices related to the prevailing market prices or negotiated prices. The Selling Securityholders may offer Common Shares to or through underwriters, dealers or other agents, directly to investors or through any other manner permitted by law, on a continued or delayed basis. We will bear all costs, expenses and fees in connection with the registration of the securities offered by this prospectus, and the Selling Securityholders will bear all incremental selling expenses, including commissions and discounts, brokerage fees and other similar selling expenses they incur in sale of the securities. See “Plan of Distribution”.

We are not selling any securities in this offering, and we will not receive any proceeds from the sale of any Common Shares by the Selling Securityholders. The registration of the Common Shares covered by this prospectus does not necessarily mean that any Common Shares will be offered or sold by the Selling Securityholders. The timing and amount of any sale is within the sole discretion of the Selling Securityholders, subject to certain restrictions. To the extent that the Selling Securityholders sell any Common Shares, the Selling Securityholders may be required to provide this prospectus to you. We may receive proceeds up to $1,553 in the event of the exercise in full of the Target Prefunded Warrant for cash and up to $625 in the event of the exercise in full of the November Prefunded Warrant for cash.

The Selling Securityholders and intermediaries through whom Common Shares are sold may be deemed “underwriters” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), with respect to such Common Shares, and any profits realized or commissions received may be deemed underwriting compensation.

Our Common Shares and warrants are quoted on The Nasdaq Stock Market LLC (“Nasdaq”) under the trading symbols “BRSH” and “BRSHW”, respectively. On November 16, 2023, the closing price of our Common Shares on Nasdaq was $0.16 per share, and the closing price of our warrants on Nasdaq was $0.005 per warrant.

On September 21, 2023, the Nasdaq Hearings Panel (the “Panel”) held on a hearing to consider our appeal of Nasdaq’s determination that we were not in compliance with the minimum stockholders’ equity requirement for continued listing and its determination to delist our securities. At the hearing, we presented our plan for regaining and sustaining compliance with Nasdaq’s continued listing requirements. On October 2, 2023, the Company received a letter from the Nasdaq notifying the Company that the Panel granted an exception to the Company for continued listing on Nasdaq, subject to the Company demonstrating compliance with the minimum stockholders’ equity rule on or before December 31, 2023. The Panel reserves the right to reconsider the terms of this exception based on any event, condition or circumstance that exists or develops that would, in the opinion of the Panel, make continued listing of the Company’s securities on Nasdaq inadvisable or unwarranted. On November 15, 2023, the Company received written notice from the Nasdaq notifying the Company that, based on the closing bid price of the Company’s common shares, for the last 30 consecutive trading days, the Company no longer complies with the minimum bid price requirement for continued listing on the Nasdaq Capital Market. Nasdaq Listing Rule 5550(a)(2) requires listed securities to maintain a minimum bid price of $1.00 per share, The Notice has no immediate effect on the listing of the Company’s common shares on the Nasdaq Capital Market. Pursuant to the Nasdaq Listing Rules, the Company has been provided an initial compliance period of 180 calendar days to regain compliance with the Minimum Bid Price Requirement. To regain compliance, the closing bid price of the Company’s common shares must be at least $1.00 per share for a minimum of 10 consecutive trading days prior to May 13, 2024, and the Company must otherwise satisfy The Nasdaq Capital Market’s requirements for listing.

Unless otherwise noted, the share and per share information in this prospectus reflects a 1-for-25 reverse stock split of our outstanding Common Shares effective as of August 1, 2023.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read this entire prospectus and any amendments or supplements carefully before you make your investment decision.

Investing in our securities involves a high degree of risk. Before buying any securities, you should carefully read the discussion of material risks of investing in the Common Shares and our Company. See “Risk Factors” incorporated by reference into this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

We are a “foreign private issuer” and an “emerging growth company” each as defined under the federal securities laws, and, as such, we are subject to reduced public company reporting requirements. See the section entitled “Prospectus Summary—Implications of Being an Emerging Growth Company and a Foreign Private Issuer” for additional information.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is [●], 2023

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About This Prospectus

Neither we nor the Selling Securityholders have authorized anyone to provide information different from or additional to that contained in this prospectus, any amendment or supplement to this prospectus or in any free writing prospectus prepared by us or on our behalf. The Selling Securityholders named in this prospectus may, from time to time, sell the securities described in this prospectus in one or more offerings. Neither we nor the Selling Securityholders take any responsibility for, and can provide no assurance as to the reliability of, any information other than the information in this prospectus, any amendment or supplement to this prospectus, and any free writing prospectus prepared by us or on our behalf. Neither the delivery of this prospectus nor the sale of our securities in this offering means that information contained in this prospectus is correct after the date of this prospectus. This prospectus is not an offer to sell or the solicitation of an offer to buy these shares in any circumstances under which such offer or solicitation is unlawful.

Our financial statements included in this prospectus have been prepared in accordance with International Financial Reporting Standards, or IFRS, as issued by the International Accounting Standards Board, or the IASB. None of the financial statements included herein were prepared in accordance with generally accepted accounting principles in the United States, or US GAAP. IFRS differs from US GAAP in certain material respects and thus may not be comparable to financial information presented by U.S. companies.

The Selling Securityholders are offering to sell the Common Shares, and seeking offers to buy Common Shares, only in jurisdictions where offers and sales are permitted. The information in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities.

For investors outside of the United States: Neither we nor the Selling Securityholders have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to this offering and the distribution of this prospectus outside of the United States.

Throughout this prospectus, unless otherwise designated or the context requires otherwise, the terms “we”, “us”, the “Company”, and “our” refer to Bruush Oral Care Inc. Unless the context requires otherwise, all references to our financial statements mean the financial statements of our Company included herein.

Enforcement of Civil Liabilities

We are a company incorporated under the law of British Columbia, Canada. Some of our directors and officers, and some of the experts named in this prospectus, are residents of Canada or otherwise reside outside of the United States, and all or a substantial portion of their assets, and all or a substantial portion of our assets, are located outside of the United States. We have appointed an agent for service of process in the United States, but it may be difficult for shareholders who reside in the United States to effect service within the United States upon those directors, officers and experts who are not residents of the United States. It may also be difficult for shareholders who reside in the United States to realize in the United States upon judgments of courts of the United States predicated upon our civil liability and the civil liability of our directors, officers and experts under the United States federal securities laws. There can be no assurance that U.S. investors will be able to enforce against us, directors, officers or certain experts named herein who are residents of Canada or other countries outside the United States, any judgments in civil and commercial matters, including judgments under the federal securities laws.

Cautionary Note Regarding Forward-Looking Statements

We discuss in this prospectus our business strategy, market opportunity, capital requirements, product introductions and development plans and the adequacy of our funding. These statements, and other statements contained in this prospectus, which are not historical facts, are also forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “could,” “should,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” or similar expressions that predict or indicate future events or trends or that are not statements of historical matters.

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Forward-looking statements include, without limitation, our expectations concerning the outlook for our business, productivity, plans and goals for future operational improvements and capital investments, operational performance, future market conditions or economic performance and developments in the capital and credit markets and expected future financial performance, as well as any information concerning possible or assumed future results of operations of the Company.

We caution investors against placing undue reliance on forward-looking statements presented in this prospectus, or that we may make orally or in writing from time to time, which are based on the beliefs of, assumptions made by, and information currently available to, us. These forward-looking statements are based on assumptions, and the actual outcome will be affected by known and unknown risks, trends, uncertainties and factors that are beyond our control or ability to predict. Although we believe that our assumptions are reasonable, they are not a guarantee of future performance, and some will inevitably prove to be incorrect. As a result, our actual future results can be expected to differ from our expectations, and those differences may be material. Accordingly, investors should use caution in relying on forward-looking statements, which are based only on known results and trends at the time they are made, to anticipate future results or trends. Certain risks are discussed in this prospectus and also from time to time in our other filings with the U.S. Securities and Exchange Commission (“SEC”). For additional information regarding risk factors that could affect the Company’s projections, see the “Risk Factors” section in our Annual Report on Form 20-F for the year ended October 31, 2022 incorporated by reference herein, and as may be included from time-to-time in our reports filed with the SEC which will be accessible at www.sec.gov, and which you are advised to consult.

This prospectus and all subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. The forward-looking statements speak only as of the time of such statements and we do not undertake or plan to update or revise such forward-looking statements as more information becomes available or to reflect changes in expectations, assumptions or results, except as and to the extent required by applicable securities laws. We can give no assurance that such expectations or forward-looking statements will prove to be correct. An occurrence of, or any material adverse change in, one or more of the risk factors or risks and uncertainties referred to in our Annual Report on Form 20-F for the year ended October 31, 2022 incorporated by reference in this prospectus, could materially and adversely affect our results of operations, financial condition, liquidity, and our future performance.

Industry Data and Forecasts

This prospectus contains data related to the oral healthcare products industry in Canada and the United States. This industry data includes projections that are based on a number of assumptions which have been derived from industry and government sources which we believe to be reasonable. The oral healthcare products industry may not grow at the rate projected by industry data, or at all. The failure of the industry to grow as anticipated is likely to have a material adverse effect on our business and the market price of our Common Shares. In addition, the rapidly changing nature of the oral healthcare products industry and consumer preferences subjects any projections or estimates relating to the growth prospects or future condition of our industries to significant uncertainties. Furthermore, if any one or more of the assumptions underlying the industry data turns out to be incorrect, actual results may, and are likely to, differ from the projections based on these assumptions.

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Prospectus Summary

The following summary highlights selected information contained elsewhere in this prospectus.  This summary is not complete and does not contain all the information you should consider before investing in our securities. You should carefully read this prospectus in its entirety before investing in our securities, including the sections entitled “Risk Factors”, “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and related notes included elsewhere in this prospectus.

Unless otherwise noted, the share and per share information in this prospectus reflects a 1-for-25 reverse stock split of our outstanding Common Shares effective as of August 1, 2023.

This summary highlights certain information contained elsewhere in this prospectus. You should read this entire prospectus carefully, including the “Risk Factors” and the financial statements and related notes incorporated by reference herein. This prospectus includes forward-looking statements that involve risks and uncertainties. See “Cautionary Note Regarding Forward-Looking Statements.” References to “we,” “our,” “Bruush,” and the “Company” refer to Bruush Oral Care Inc.

Our Company

Overview

The Company, incorporated under the Business Corporations Act of British Columbia on October 10, 2017 under the name “Bruush Oral Care Inc.”, is on a mission to inspire confidence through brighter smiles and better oral health. Founded by Chief Executive Officer, Aneil Manhas, a former investment banker and private equity investor turned entrepreneur, we are an oral care company that is disrupting the space by reducing the barriers between consumers and access to premium oral care products because it is our belief that high-quality oral care products should be more accessible. We are an e-commerce business with a product portfolio that currently consists of a sonic-powered electric toothbrush kit and brush head refills. Through our website, consumers can purchase a Brüush starter kit (the “Brüush Kit”), which includes: (i) the Brüush electric toothbrush (the “Brüush Toothbrush”); (ii) three brush heads; (iii) a magnetic charging stand and USB power adapter; and (iv) a travel case. We also sell the brush heads separately which come in a three-pack (the “Brüush Refill”) and can be purchased on a subscription basis, where the customer will automatically receive a Brüush Refill every six months (the “Subscription”). We consider a Subscription to be active (an “Active Subscription”) until it is either cancelled by the customer or terminated due to payment failure (for example, a lost or expired credit card). Currently, we have almost 40,000 Active Subscriptions in our program. Next year, we plan to expand our portfolio with the launch of several new subscription-based consumable oral care products, including toothpaste, mouthwash, dental floss, a whitening pen, as well as an electric toothbrush designed for kids.

Recent Developments

Consulting Agreement

On October 23, 2023, the Company entered into a consulting agreement (the “Alchemy Consulting Agreement”) with Alchemy Advisors LLC (the “Consultant”), whereby the Consultant was engaged by the Company as a business consultant. In return for services rendered by the Consultant, the Company issued to the Consultant 3,000,000 prefunded warrants of the Company (the “Alchemy Warrants”) to purchase 3,000,000 Common Shares. The Alchemy Warrants are exercisable for five years at an exercise price is $0.001 per share. The exercise of Alchemy Warrants is subject to limitations should a proposed exercise exceed certain beneficial ownership levels. The Alchemy Warrants also permit for cashless exercise and have piggyback registration rights.

October 2023 Private Placement

On October 2, 2023, the Company entered into a private placement transaction (the “October 2023 Private Placement”), pursuant to a Securities Purchase Agreement (the “Agreement”) and a Registration Rights Agreement (the “Registration Rights Agreement”) with Generating Alpha Ltd. (“Generating Alpha”) for aggregate gross proceeds of $5,010,000, before deducting fees to the placement agent and other expenses payable by the Company in connection with the October 2023 Private Placement. EF Hutton, division of Benchmark Investments, LLC, acted as the exclusive placement agent for the October 2023 Private Placement.

As part of the October 2023 Private Placement, the Company issued to Generating Alpha 79,724 Common Shares, a prefunded warrant (the “Prefunded Warrant”) to purchase 7,181,146 Common Shares, and a warrant (the “Warrant” and together with the Prefunded Warrant, the “Warrants”) to purchase 8,350,000 Common Shares. The Warrants have a term of five years from the date of issuance and an exercise price of $0.0001 per share.

To secure performance of the Company’s obligations pursuant to the Agreement, the Company executed a Confession of Judgment (the “Confession of Judgment”), whereby the Company confessed judgment in favor of Generating Alpha in an amount equal to the fair market value of the common shares of the Company that Generating Alpha submitted an exercise notice under either the Pre-Funded Warrant or the Warrant.

On November 15, 2023, the Company entered into a letter agreement (the “Generating Alpha Waiver”) with Generating Alpha. Pursuant to the Generating Alpha Waiver, the obligation of the Company to change its transfer agent from Endeavor Trust Corporation to VStock Transfer LLC or Continental Stock Transfer & Trust Company within 30 days of October 2, 2023 pursuant to Section 4(b) of the Agreement will be deemed satisfied if the Company changes its transfer agent from Endeavor Trust Corporation to Odyssey Transfer US Inc. by December 31, 2023 (the “Modifications”). Further to the foregoing, Generating Alpha agreed to pay $380,000 to the Company (the “Additional Funding Amount”) and waive the payment by the Company to Generating Alpha of the $120,000.00 in penalty amounts that would have been owing under Section 4(b) of the Agreement for failure to have changed its transfer agent as previously required (the “Fee Waiver”). In consideration for the Modifications, the Additional Funding Amount and the Fee Waiver, the Company agreed to (i) issue to Generating Alpha a prefunded warrant (the “November Prefunded Warrant”) to purchase 6,250,000 common shares of the Company (the “Waiver Shares”), and (ii) and cause the Waiver Shares to be included in a registration statement of the Company filed with the Securities and Exchange Commission with five days of the date hereof.

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In connection with the October 2023 Private Placement, the Company entered into a Waiver and Notice Letter with Target Capital 14, LLC (“Target Capital”) (the “Waiver and Notice Letter”), whereby the Company requested that Target Capital waive certain provisions of the securities purchase agreement between the Company and Target Capital, dated June 26, 2023 and the related convertible note in the initial principal amount of $3,341,176 in exchange for the Company issuing to Target Capital a prefunded warrant to purchase 1,000,000 Common Shares (the “Waiver Warrant”).

The descriptions of the Agreement, Registration Rights Agreement, Pre-Funded Warrant, Warrant, Generating Alpha Waiver, November Prefunded Warrant, Confession of Judgment, Waiver and Notice Letter, and Waiver Warrant set forth above are qualified in their entirety by reference to the full text of those documents.

Credit Support Share Agreement

On August 25, 2023, the Company entered into a credit support fee agreement (the “Credit Support Agreement”) with one of the Company’s shareholders, Yaletown Bros Ventures Ltd. (“YBV”), pursuant to which YBV agreed to provide for the Company an irrevocable standby letter of credit in the face amount of $2,000,000 (the “Credit Support”).

On October 23, 2023, the Company and YBV entered into an amendment to the Credit Support Agreement (the “Amendment to Credit Support Agreement”). Pursuant to the Amendment to Credit Support Agreement, if the Credit Support has been drawn as of October 24, 2023, the Company shall cause to be issued to YBV additional Shares in an amount equal to 100% of the Drawn Credit Amount (as defined below), divided by the closing price of the Shares on the last trading day prior to October 24, 2023. Further, following the sale by YBV of all of such Shares as YBV shall have received in respect of this Agreement (the “YBV Share Sale”), if the proceeds of the YBV Share Sale shall be less than the amount of the Credit Support drawn by the creditor (the “Drawn Credit Amount”), the Company shall pay to YBV cash in an amount equal to the difference between Drawn Credit Amount and the proceeds of the YBV Share Sale.

In consideration of the Credit Support, the Company issued to YBV 9,980,398 Common Shares. The Company filed a registration statement on Form F-1 with the SEC to register 9,980,398 Common Shares issued under the Credit Support Agreement, which was declared effective by the SEC on October 31, 2023.

Inducement Letter

As previously reported on December 20, 2022, the Company entered into a $3 million private placement transaction, pursuant to which the Company issued to certain investors (the “Holders”) warrants (the “Existing Warrants”), each warrant exercisable for one share of Common Share. On August 22, 2023, the Company issued an offer letter to the Holders (the “Inducement Letter”), providing the Holders the opportunity to exercise for cash all or some of the Existing Warrants at an exercise price of $3.33 per Common Share in consideration for the issuance to each exercising Holder of a new warrant (the “New Warrant”) exercisable at an exercise price of $3.33 per share for a number of Common Shares equal to 250% of the number of Common Shares issued in connection with the Inducement Letter. The New Warrants are exercisable up to 5:00 p.m., New York City time, on June 9, 2028. In connection with the Inducement Letter, the Holders elected to exercise Existing Warrants for 633,026 Common Shares. As a result of such exercise, New Warrants exercisable for an aggregate 1,582,566 Common Shares were issued. On September 14, 2023, the Company filed a registration statement on Form F-1 with the SEC to register the shares issuable upon exercise of the New Warrants, which was declared effective on October 19, 2023.

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Reverse Stock Split

On August 1, 2023, the Company effected a 1-for-25 reverse stock split (the “Reverse Stock Split”) to comply with the Nasdaq’s minimum bid price requirement. As a result of the Reverse Stock Split, every 25 Common Shares issued and outstanding were exchanged for one Common Share. Immediately after the Reverse Stock Split became effective, the Company had approximately 511,368 Common Shares issued and outstanding.

June 2023 Private Placement

On June 26, 2023, the Company completed a private placement (the “June 2023 Private Placement”) of an unsecured convertible note with a principal aggregate amount of $3,341,176 (the “June 2023 Note”) to Target Capital. The June 2023 Note will mature on June 26, 2024 and, if any Event of Default occurs an interest rate equal to 20% per annum shall immediately accrue which shall be paid in cash monthly to Target Capital until the Event of Default is cured. The conversion price in effect on any Conversion Date shall be equal to (i) for the first nine (9) months following the date hereof, shall be $0.25, or $6.25 after giving effect to the Reverse Stock Split, which amount may adjusted by mutual agreement by the parties; and (ii) following the nine (9) month anniversary of the date hereof, 90% of the lowest closing price of the Company’s shares for the previous three (3) Trading Days prior to the conversion date (the “Conversion Price”); provided, however, that such price shall in no event be less than $0.15, or $3.75 after giving effect to the Reverse Stock Split. Consequently, a maximum of 890,980 Common Shares are issuable by the Company upon conversion of the June 2023 Note. The June 2023 Note contains customary and standard representations and warranties, and covenants.

In connection with the issuance of the June 2023 Note, the Company entered into a securities purchase agreement and a registration rights agreement with Target Capital and issued to Target Capital a common share purchase warrant to purchase 400,941 Common Shares (the “Purchase Warrant”), with an Exercise Price of $0.001 or on a cashless basis. Pursuant to the Registration Rights Agreement, the Company must file a registration statement covering the resale of such number of shares equal to 200% of the number of Common Shares issuable upon conversion of the June 2023 Note and the exercise of the Purchase Warrant, or a total of 2,583,842 Common Shares.

On June 26, 2023, the Company filed a registration statement on Form F-1 with the SEC to register the shares issuable pursuant to the June 2023 Private Placement and shares issuable upon exercise of the June 2023 Note and Purchase Warrants for resale, which was declared effective on October 19, 2023.

As stated above, in connection with the October 2023 Private Placement, the Company entered into the Waiver and Notice Letter with Target Capital whereby the Company requested that Target Capital waive certain provisions of the securities purchase agreement between the Company and Target Capital, dated June 26, 2023 and the related convertible note in the initial principal amount of $3,341,176 in exchange for the Company issuing to Target Capital a prefunded warrant to purchase 1,000,000 Common Shares.

On November 8, 2023, the Company entered into a letter agreement (the “Amendment”) with Target Capital to amend the conversion price of the June 2023 Note to $1.53 per share and Target Capital agreed to convert as promptly as commercially reasonable all amounts outstanding under the June 2023 Note. In consideration of the foregoing, the Company issued to Target Capital a pre-funded warrant (the “Target Prefunded Warrant”) to purchase 9,500,000 common shares, with no par value, of the Company (the “Target Prefunded Warrant Shares”). The Target Prefunded Warrant has an exercise price of $0.0001, are exercisable for a term of 5 years, commencing on the date of issuance and have demand registration rights. The Target Prefunded Warrants Shares have been registered on a registration statement on Form F-1 filed with the SEC of which this prospectus is a part.

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March 2023 Promissory Note

On March 20, 2023, the Company closed its issuance of an unsecured promissory note in the principal amount of $2,749,412 (the “Note”) to Target Capital (the “March 2023 Note”). The March 2023 Note was issued at an original issue discount of 15% and set to mature on July 18, 2023. On June 26, 2023, the Company and Target Capital entered into the June 2023 Note and cancelled the March 23 Promissory Note in its entirety. As a result, the Company has no obligations pursuant to the March 2023 Note.

December 2022 Private Placement

On December 9, 2022, the Company closed a private placement of 2,966,667 units not reflecting the Reverse Stock Split and 1,950,001 pre-funded units not reflecting the Reverse Stock Split (the units and pre-funded units together, the “Units”) at a purchase price of $0.60 per Unit not reflecting the Reverse Stock Split (the “December Private Placement”) for aggregate gross proceeds of approximately $3 million, before deducting fees to the placement agent and other expenses payable by the Company.

Each Unit is comprised of one Common Share (or pre-funded funded warrant) and one non-tradable warrant (each, a “December Warrant,” and collectively, the “December Warrants”) exercisable for one Common Share at a price of $0.60 (not reflecting the Reverse Stock Split) subject to adjustment. The December Warrants are exercisable for five and one-half (5.5) years from the date of issuance. Each pre-funded warrant is exercisable by the holder for one Common Share at an exercise price of $0.001 per share.

The Company used the net proceeds from the December Private Placement for working capital, growth capital and other general corporate purposes.

On December 7, 2022, the Company entered into a Securities Purchase Agreement and Registration Rights Agreement with institutional investors and into a Placement Agent Agreement with Aegis Capital Corp. (“Aegis”) as the exclusive placement agent in connection with the December Private Placement. Pursuant to the Placement Agent Agreement, Aegis was paid a commission equal to 10% for the placement of the securities sold at closing and 10% of the proceeds from the exercise of Warrants, and a non-accountable expense allowance equal to 3% of the amount of securities sold at closing.

Pursuant to the Registration Rights Agreement, the Company filed a registration statement on Form F-1 with the SEC to register the shares issuable upon exercise of the Warrants for resale. The registration statement was declared effective on January 17, 2023.

Nasdaq Notice

Minimum Bid Price Requirement

On November 15, 2023, the Company received written notice (the “November 2023 Notice”) from the Listing Qualifications Department of the Nasdaq Stock Market, LLC (“Nasdaq”) notifying the Company that, based on the closing bid price of the Common Shares, for the last 30 consecutive trading days, the Company no longer complies with the minimum bid price requirement for continued listing on the Nasdaq Capital Market. Nasdaq Listing Rule 5550(a)(2) requires listed securities to maintain a minimum bid price of $1.00 per share (the “Minimum Bid Price Requirement”), and Nasdaq Listing Rule 5810(c)(3)(A) provides that a failure to meet the Minimum Bid Price Requirement exists if the deficiency continues for a period of 30 consecutive trading days.

The November 2023 Notice has no immediate effect on the listing of the Common Shares on the Nasdaq Capital Market. Pursuant to the Nasdaq Listing Rules, the Company has been provided an initial compliance period of 180 calendar days to regain compliance with the Minimum Bid Price Requirement. To regain compliance, the closing bid price of the Common Shares must be at least $1.00 per share for a minimum of 10 consecutive trading days prior to May 13, 2024, and the Company must otherwise satisfy The Nasdaq Capital Market’s requirements for listing.

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If the Company does not regain compliance by May 13, 2024, the Company may be eligible for an additional time. To qualify, the Company would be required, among other things, to meet the continued listing requirement for the market value of its publicly held shares, as well as all other standards for initial listing on the Nasdaq Capital Market, with the exception of the Minimum Bid Price Requirement, and would need to provide written notice of its intention to cure the bid price deficiency during the second compliance period. If the Company does not regain compliance within the allotted compliance period(s), including any extensions that may be granted by Nasdaq, Nasdaq will provide notice that the Common Shares will be subject to delisting. The Company would then be entitled to appeal Nasdaq’s determination to a Nasdaq Listing Qualifications Panel and request a hearing.

The Company intends to monitor the closing bid price of the Common Shares and consider its available options to resolve the noncompliance with the Minimum Bid Price Requirement. There can be no assurance that the Company will be able to regain compliance with the Nasdaq Capital Market’s continued listing requirements or that Nasdaq will grant the Company a further extension of time to regain compliance, if applicable.

Minimum Stockholders’ Equity Requirement

On March 16, 2023, the Company received written notice (the “March 2023 Notice”) from the Listing Qualifications Department of the Nasdaq notifying the Company that, based on the Company’s stockholders’ equity as reported in the Company’s Annual Report on Form 20-F for the fiscal year ended October 31, 2022 filed with the Securities and Exchange Commission on March 10, 2023, the Company did not meet the minimum stockholders’ equity requirement (“Minimum Stockholders’ Equity Requirement”), or the alternatives of market value of listed securities or net income from continuing operations for continued listing of its securities on the Nasdaq Capital Market under Nasdaq Listing Rule 5550(b)(1) (the “Rule”).

The March 2023 Notice has no immediate effect on the listing of the Company’s Common Shares or listing warrants on the Nasdaq Capital Market. As provided in the Rule and in the March 2023 Notice, the Company had 45 calendar days to submit a plan to regain compliance with the continued listing requirements under the Rule, and if the plan is accepted, Nasdaq can grant an extension of up to 180 days to evidence compliance. If the plan is not accepted, the Company would then be entitled to appeal to the Nasdaq Listing Qualifications Panel and request a hearing.

To regain compliance, the Company must meet one of the following alternatives: a minimum stockholders’ equity of $2.5 million, a minimum of $35 million in the market value of listed securities or a minimum net income from continuing operations of $500,000, and the Company must otherwise satisfy The Nasdaq Capital Market’s requirements for listing. The Company will consider various options available to regain compliance and maintain the listing of its securities on Nasdaq. There can be no assurance that the Company will be able to regain compliance with the Nasdaq Capital Market’s continued listing requirements or that Nasdaq will grant the Company a further extension of time to regain compliance, if applicable.

The Company submitted a plan (the “Submission”) to regain compliance with the Minimum Stockholders’ Equity Requirement on May 24, 2023, as supplemented with additional materials on June 9, 2023. Based on the Submission, Nasdaq informed the Company on June 14, 2023 (the “Notice”) that it had granted the Company an extension of time to regain compliance with the Rule. Under the terms of the extension, on or before September 12, 2023, the Company must complete certain proposed financing transactions and opt for one of the two alternatives provided by Nasdaq to evidence compliance with the Rule. If the Company fails to evidence compliance upon filing its periodic report for the period ended October 31, 2023 with the SEC and the Nasdaq, the Company may be subject to delisting. In the event the Company does not satisfy the terms set forth in the Notice, Nasdaq will provide written notification to the Company that its securities will be delisted. At such time, the Company may appeal such determination to the Panel.

On August 31, 2023, the Company received written notice from Nasdaq notifying the Company that, following the July 2023 Notice and in accordance with Nasdaq Listing Rule 5810(c)(2)(A), Nasdaq is no longer permitted to consider the Company’s Plan to regain compliance with the Minimum Stockholders’ Equity Requirement and that the Panel, at a hearing scheduled for September 21, 2023, will consider the Company’s appeal of the determination by Nasdaq to delist the Company’s securities.

On September 21, 2023, the Panel held on a hearing to consider our appeal of Nasdaq’s determination that we were not in compliance with the minimum stockholders’ equity requirement for continued listing and its determination to delisting our securities. At the hearing, we presented our plan for regaining and sustaining compliance Nasdaq’s continued listing requirements. On October 2, 2023, the Company received a letter from the Nasdaq notifying the Company that the Panel has granted an exception to the Company for continued listing on the Nasdaq, subject to the Company demonstrating compliance with the Rule on or before December 31, 2023. The Panel reserves the right to reconsider the terms of this exception based on any event, condition or circumstance that exists or develops that would, in the opinion of the Panel, make continued listing of the Company’s securities on the Nasdaq inadvisable or unwarranted.

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Audit Committee Requirement

On May 8, 2023, the Company received written notice (the “May 2023 Notice”) from the Listing Qualifications Department of Nasdaq notifying the Company that, as a result of the resignation of Brett Yormark from our board of directors and from the Audit Committee of our board of directors, the Company is not in compliance with Nasdaq Listing Rule 5605, including Rule 5605(c)(2), which requires the Audit Committee of our board of directors of a listed company to consist of at least three members, each of whom is an independent director under the Nasdaq Listing Rules and who meets heightened independence standards for Audit Committee members. The Audit Committee currently consists of two independent directors.

The May 2023 Notice has no immediate effect on the listing of the Common Shares on Nasdaq. The May 2023 Notice states that, consistent with Nasdaq Listing Rule 5605(c)(4), the Company is afforded a cure period to regain compliance until the earlier of (a) the Company’s next annual shareholders’ meeting or April 12, 2024 and (b) October 9, 2023, if the next annual shareholders’ meeting is held before such date. The Company has not yet scheduled its annual shareholders’ meeting.

Implications of Being an Emerging Growth Company and a Foreign Private Issuer

We qualify as an “emerging growth company”, as defined in the US federal securities laws. An emerging growth company may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. Upon the effectiveness of the registration statement of which this prospectus forms a part, we will report under the Securities Exchange Act of 1934, as amended, or the Exchange Act, as a non-U.S. company with foreign private issuer status under the Exchange Act, and we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies. In addition, we will not be required to file annual reports and financial statements with the SEC as promptly as U.S. domestic companies whose securities are registered under the Exchange Act, and are not required to comply with Regulation FD, which restricts the selective disclosure of material information. See “Risk Factors – We are an emerging growth company within the meaning of the Securities Act, and if we take advantage of certain exemptions from disclosure requirements available to emerging growth companies, this could make it more difficult to compare our performance with other public companies”.

Both foreign private issuers and emerging growth companies are also exempt from certain executive compensation disclosure rules under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. Even if we no longer qualify as an emerging growth company, so long as we remain a foreign private issuer, we will continue to be exempt from certain executive compensation disclosures required of companies that are neither an emerging growth company nor a foreign private issuer. See “Risk Factors – We may lose our foreign private issuer status in the future, which could result in significant additional costs and expenses”.

Corporate Information

The Company’s principal office is located at 128 West Hastings Street, Unit 210, Vancouver, British Columbia V6B 1G8. Our telephone number is (844) 427-8774. The SEC maintains an Internet site (http://www.sec.gov) that makes available reports and other information regarding issuers that file electronically with the SEC. The Company’s website address is www.bruush.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus. Investors should not rely on any such information in deciding whether to purchase our securities.

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The Offering

This prospectus relates to the offer and sale from time to time of up to an aggregate of 15,750,000 Common Shares by the Selling Securityholders.

Securities being offered	The Selling Securityholders may offer up to 15,750,000 Common Shares.

Common Shares outstanding prior to this offering	16,392,190 Common Shares. (1)

Common Shares outstanding after this offering	32,142,190 Common Shares. (2)

Use of proceeds	We will not receive any proceeds from the sale of Common Shares by the Selling Securityholders. We may receive proceeds up to $950 in the event of the exercise in full of the Target Prefunded Warrant for cash and up to $625 in the event of the exercise in full of the November Prefunded Warrant for cash. Please refer to the sections entitled “Selling Securityholders” and “Plan of Distribution”. We have agreed to bear the expenses relating to the registration of the Common Shares for the Selling Securityholders.

Risk factors	Investing in our securities is highly speculative and involves a high degree of risk. You should carefully consider the information set forth in the “Risk Factors” section beginning on page 10 before deciding to invest in our securities.

Dividends	We do not anticipate paying dividends on our Common Shares for the foreseeable future.

(1)	Based on 16,392,190 Common Shares outstanding as of November 14, 2023.
(2)	Excludes Common Shares issuable upon conversion of convertible debts or exercise of outstanding warrants.

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RISK FACTORS

An investment in our securities carries a significant degree of risk. You should carefully consider the following risks, all risk factors set forth in this Annual Report, including our financial statements and related notes in connection with your ownership of our securities. If any of these risks actually occur, our business and financial results could be materially adversely affected. This could cause the trading price of our securities to decline, perhaps significantly, and you therefore may lose all or part of your investment. These risks are not exhaustive and do not comprise all of the risks associated with an investment in the Company. Additional risks and uncertainties not currently known to us or which we currently deem immaterial may also have a material adverse effect on our business, financial condition and results of operations.

References in this section to “we,” “us” or “Bruush” refer to Bruush Oral Care Inc. unless the context otherwise requires or indicates otherwise.

Risks Related to the Company’s Business

We face competition from companies with longer operating histories, greater brand recognition and significantly greater financial, marketing and other resources.

Our business is rapidly evolving and intensely competitive and we have many competitors across the oral care space. Our competition with respect to these offerings includes toothbrush and brush head manufacturers as well as ancillary product manufacturers. Our core toothbrush product competes with new and established manufacturers, direct-to-consumer companies and white label in-house brands offered by some large retail chains and department stores, some of which are sold at a lower price point than ours. We believe that our ability to compete successfully depends upon many factors both within and beyond our control, including:

●	the size and composition of our customer base;
●	the quality, consumer appeal, price and reliability of our products;
●	the range of products we offer on our website and through our third-party retail partners;
●	our ability to improve and iterate on our existing product line and introduce new products;
●	our ability to find reliable and cost-effective suppliers of our products;
●	our ability to distribute our products and manage our inventory and operations;
●	our selling and marketing efforts; and
●	our reputation and brand strength.

Some of our current competitors have, and potential competitors may have, longer operating histories, greater brand recognition, larger fulfilment infrastructures, faster and less costly shipping, greater resources and technical capabilities, significantly greater financial, marketing and other resources and larger customer bases than we do. These factors may allow our competitors to derive greater revenues and profits from their existing customer base, capture market share from us, acquire customers at lower costs or respond more quickly than we can to new or emerging technologies and changes in consumer preferences or habits. These competitors may engage in more extensive research and development efforts, undertake larger and more impactful marketing campaigns and adopt more aggressive pricing strategies, which may allow them to build larger customer bases or generate revenues from their customer bases more effectively than we do.

We must maintain and enhance our brand or we may not achieve our growth objectives.

Our brand name and image are integral to the growth of our business and to the implementation of our strategies for expanding our business. We believe that our brand image has significantly contributed to the success of our business and is critical to maintaining and expanding our customer base. Maintaining and enhancing our brand may require us to make substantial investments in research and development, marketing and building awareness, and these investments may not be successful.

We anticipate that, as our business expands into new markets and new product categories, and as the industries in which we operate become increasingly competitive, maintaining and enhancing our brand may become difficult and expensive. For example, consumers in any new international markets into which we expand may not know our brand and/or may not accept our brand resulting in increased costs to market and attract customers to our brand. Further, as we develop retail partnerships, it may be difficult for us to maintain control of our brand with our retail partners, which may result in negative perceptions of our brand. Our brand may also be adversely affected if our public image or reputation is tarnished by negative publicity, including negative social media campaigns or poor reviews of our products or customer experiences. In addition, ineffective marketing, product diversion to unauthorized distribution channels, product defects, unfair labor practices and failure to protect our intellectual property rights are some of the potential threats to the strength of our brand, and those and other factors could rapidly and severely diminish consumer confidence in us. Failure to maintain the strength of our brand could have a material adverse effect on our business, financial condition and results of operations.

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Our inability to successfully launch new products may adversely affect our business.

Launching new products can involve a significant investment in advertising and public relations campaigns. There are also certain risks involved in launching new products, including increased costs in the near term associated with the introduction of new product lines, development delays, failure of new products to achieve anticipated levels of market acceptance, the possibility of increased competition with our current products and unrecovered costs associated with failed product introductions.

Our ability to design, develop and commercially launch new products depends on a number of factors, including, but not limited to, our ability to design and implement solutions at an acceptable cost and quality, the availability of critical components from third parties and our ability to successfully complete the development of products in a timely manner. There is no guarantee that we will be able to respond to market demands. If we are unable to respond effectively to technological changes, or we fail to develop products in a timely and cost-effective manner, our products may become obsolete, and we may be unable to recover our research and development expenses which could negatively impact sales, profitability and the continued viability of our business.

Launching new products or updating existing products may also leave us with inventory that we may not be able to sell, or we may be required to sell at significantly discounted prices. Further, as we expand into new markets, we may not accurately predict consumer preferences in that market, which could result in lower-than-expected sales. Additionally, launching new products requires substantial investments in research and development. Investments in research and development are inherently speculative and require substantial capital and other expenditures. Unforeseen obstacles and challenges that we encounter in the research and development process could result in delays or the abandonment of plans to launch new products and may substantially increase development costs. If we are unable to maintain the high product-quality standards expected by our customers when we launch new products, or if our competitors are able to produce higher quality or more accessible products, our sales may be harmed. Should this occur, we may need to increase our investments in research and development and manufacturing processes, lower our prices or take other measures to address any loss of sales, which could increase our expenses, reduce our margins and/or negatively impact our brand and our ability to execute our overall pricing and promotion strategy. We may not be successful in executing our growth strategy related to launching new products, and failure to successfully launch new products could have a material adverse effect on our business, financial condition and results of operations.

We are dependent on the effectiveness of our marketing programs.

We are dependent on the effectiveness of our marketing programs and the efficiency of our related expenditures in generating consumer awareness and sales of our products. We rely on a combination of paid and unpaid advertising and public relations efforts to market our products.

Our paid marketing efforts include digital advertising, podcast and streaming media campaigns, influencer collaborations, public relations initiatives, affiliate partnerships and special discount offers. These efforts are expensive and may not result in the cost-effective acquisition of customers. We cannot ensure that the net profit from new customers we acquire will ultimately exceed the cost of acquiring those customers. Moreover, we rely in part upon third parties, such as marketing agencies, social media influencers and product reviewers, for both paid and unpaid services, and we are unable to fully control their efforts. We obtain a significant amount of traffic via search engines and, therefore, rely on search engines such as Google. Search engines frequently update and change the logic that determines the placement and display of results of a user’s search, such that the purchased or algorithmic placement of links to our site can be negatively affected. Moreover, a search engine could, for competitive or other purposes, alter its algorithms or results in a manner that negatively affects our paid or unpaid search ranking, and competitive dynamics could impact the effectiveness of search engine marketing or search engine optimization. We also obtain a significant amount of traffic via social networking websites or other channels used by current and prospective customers. As e-commerce and social networking continue to evolve rapidly, we must continue to establish relationships with these channels and may be unable to develop or maintain these relationships on acceptable terms. If we are unable to cost-effectively drive traffic to our sites, our ability to acquire new customers and our financial condition would suffer. In addition, the number of third-party providers of consumer product reviews, consumer recommendations and referrals is growing across industries and may influence consumers.

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Moreover, if any of the third parties on which we rely were to cease operations, temporarily or permanently, face financial distress or other business disruption, we could suffer increased costs and delays in their ability to provide similar services until an equivalent service provider could be found, or until we could develop replacement technology or operations, any of which could also have an adverse impact on our business and financial performance. We continue to evolve our marketing strategies by adjusting our messages, the amount we spend on advertising and where we spend it with no assurance that we will be successful in developing future effective messages or in achieving efficiency in our marketing and advertising expenditures. Our marketing activities and the marketing activities of any third parties on which we rely are subject to various types of regulations, including laws relating to the protection of personal information, consumer protection and competition.

Product liability claims could hurt our business.

We may be required to pay for losses or injuries purportedly caused by our products or be subject to various product liability claims in the future. Claims could be based on allegations that, among other things, our products contain contaminants, include inadequate instructions or provide inadequate warnings concerning side effects or interactions with other products or substances. In addition, product liability claims may result in negative publicity that may materially adversely affect our sales. Also, if one of our products is found to be defective, we may be required to recall it, which may result in substantial expense and adverse publicity and materially adversely affect our sales. Potential product liability claims may exceed the amount of our insurance coverage or potential product liability claims may be excluded under the terms of our policy, which could adversely affect our financial condition. In addition, we may be required to pay higher premiums and accept higher deductibles in order to secure adequate insurance coverage in the future.

Changing consumer preferences may negatively impact our business.

The market for electric toothbrushes as a retail category is still emerging and if it does not continue to grow, if it grows more slowly than expected or if it does not achieve the growth potential we expect, our brand, business, financial condition or results of operations could be adversely affected. The Company’s success depends on the ongoing need for and appeal of an electric toothbrush with subscription-based brush head replacement program. Consumer preferences with respect to such personal items are continuously changing and are difficult to predict. As a result of changing consumer preferences, many specialized toothbrushes are successfully marketed for a short period of time, but then interest or demand or consumer requirements change. We cannot ensure that our electric toothbrush will achieve customer acceptance or that it will continue to be popular with consumers for any significant period of time. We also cannot ensure that new products will achieve an acceptable degree of market acceptance, or that if such acceptance is achieved, it will be maintained for any significant period of time. Our success is dependent upon our ability to develop, introduce and gain customer acceptance and their willingness to continue on a long-term basis to adapt their normal hygiene routine to using the Company’s electric toothbrush and to keep enticing new customers to transition from a manual toothbrush to an electric toothbrush. The failure of our product to achieve and sustain market acceptance could have a material adverse effect on our financial condition and results of operations.

We have a limited operating history.

We have a limited operating history with the current scale of our business, which makes it difficult to forecast our future results, particularly with respect to our own and third-party retail channels, which we have only recently developed. You should not rely on our past annual or quarterly results of operations as indicators of future performance. You should consider and evaluate our prospects in light of the risks and uncertainty frequently encountered by companies like ours. We may experience fluctuations in our quarterly results of operations due to seasonality and other factors, which could make sequential quarter to quarter comparison an unreliable indication of our performance.

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Failure to attract new customers and subscribers, or retain existing customers and subscribers, or failure to do either in a cost-effective manner will harm our business.

Our success depends, in part, on our ability to attract new customers and retain existing subscribers in a cost-effective manner. Although we have historically experienced a high percentage of customers enroll in our brush head refill plan, where they are automatically charged and shipped a three-pack of replacement brush heads every six months, our customers may choose not to do so in the future or we may encounter difficulties during the technical processing of the renewal of credit card processing due to, for instance, the expiration or blocking of the applicable credit card. We have made, and we expect that we will continue to make, significant investments in attracting and retaining customers and subscribers through paid marketing efforts including digital advertising, podcast and streaming media campaigns, influencer collaborations, public relations initiatives, affiliate partnerships and special discount offers. Marketing campaigns can be expensive and may not result in the cost-effective acquisition or retention of customers and subscribers. Further, as our brand becomes more widely known, future marketing campaigns may not attract new or retain customers and subscribers at the same rate as past campaigns. If we are unable to attract new customers and subscribers, or retain existing customers and subscribers, our business will be harmed.

We rely on social media and influencers.

We use third-party social media platforms as marketing tools, among other things. For example, we deliver brand and direct response creative throughout Facebook, Instagram, Google, YouTube, TikTok and Snapchat, as well as maintain our own Facebook, Instagram and TikTok accounts. We also maintain relationships with social media influencers and engage in sponsorship initiatives. As existing e-commerce and social media platforms continue to rapidly evolve and new platforms develop, we must continue to maintain a presence on these platforms and establish presences on new or emerging popular social media platforms. If we are unable to cost-effectively use social media platforms as marketing tools or if the social media platforms we use do not evolve quickly enough for us to fully optimize such platforms, our ability to acquire new consumers and our financial condition may suffer. Furthermore, as laws and regulations rapidly evolve to govern the use of these platforms and devices, the failure by us, our employees, our network of social media influencers, our sponsors or third parties acting at our direction to abide by applicable laws and regulations in the use of these platforms and devices or otherwise could subject us to regulatory investigations, class action lawsuits, liability, fines or other penalties and have a material adverse effect on our business, financial condition and operating results.

Our reliance on third-party contract manufacturers and inability to fully control them may harm our business.

Our products are produced by third-party contract manufacturers. We face the risk that these third-party contract manufacturers may not produce and deliver our products on a timely basis, or at all. These difficulties may include reductions in the availability of production capacity, errors in complying with product specifications and customer requirements, insufficient quality control, sharing competitively sensitive information with our competitors, failure to meet production deadlines, failure to achieve our product or packaging quality standards, inability to access new or quality materials, shipping mistakes, increases in costs of materials and manufacturing or other business interruptions. The ability of our manufacturers to effectively satisfy our production requirements could also be impacted by manufacturer financial difficulty or damage to their operations caused by fire, terrorist attack, natural disaster or other events. The failure of any manufacturer to perform to our expectations could result in supply shortages or delays for certain products and harm our business. If we experience significantly increased demand, or if we need to replace an existing manufacturer due to lack of performance, we may be unable to supplement or replace our manufacturing capacity on a timely basis or on terms that are acceptable to us, which may increase our costs, reduce our margins or harm our ability to deliver our products on time. For certain of our products, it may take a significant amount of time to identify and qualify a manufacturer that has the capability and resources to produce our products to our specifications in sufficient volume and satisfy our service and quality control standards.

The capacity of our manufacturers to produce our products is also dependent upon the availability of raw materials. Our manufacturers may not be able to obtain sufficient supply of raw materials, which could result in delays in deliveries of our products by our manufacturers or increased costs. Any shortage of raw materials or inability of a manufacturer to produce or ship our products in a timely manner, or at all, could impair our ability to ship orders of our products in a cost-efficient, timely manner and could cause us to miss the delivery requirements of our customers. As a result, we could experience cancellations of orders, refusals to accept deliveries or reductions in our prices and margins, any of which could harm our financial performance, reputation and results of operations. Moreover, third-party manufacturers of our products and components must comply with applicable regulatory requirements, which may require significant resources and subject our manufacturers to potential regulatory inspections, stoppages or enforcement actions. It is difficult for us to accurately and consistently monitor and control third-party manufacturer compliance with all application laws, rules and regulations. Additionally, we currently have third-party manufacturing partners located in Canada and China, where it is even more difficult for us to ensure compliance with all applicable domestic and foreign laws, rules and regulations. Our reliance on third-party manufacturers and inability to fully control any operational difficulties with our third-party manufacturers could have a material adverse effect on our business, financial condition and results of operations.

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We have contracts with our manufacturers who may breach these agreements, and we may not be able to enforce our rights under these agreements or may incur significant costs attempting to do so. As a result, we cannot predict with certainty our ability to obtain products in adequate quantities, of required quality and at acceptable prices from our suppliers and manufacturers in the future. Any one of these risks could harm our ability to deliver our products on time, or at all, damage our reputation and our relationships with our retail partners and customers or increase our product costs thereby reducing our margins.

Also, because most of our arrangements with our manufacturers are not exclusive, manufacturers could produce similar products for our competitors. Even when we have exclusivity arrangements, those manufacturers could choose to breach our agreements and work with our competitors and we may not become aware of such breaches or have remedies against the manufacturer for such breaches.

Manufacturing risks, including risks related to manufacturing in China, may adversely affect our ability to manufacture our products and could reduce our gross margin and our profitability.

We rely on third party manufacturers in China to manufacture our products. As a result, our business is subject to risks associated with doing business in China, including:

●	trade protection measures, such as tariff increases, import and export licensing and control requirements;
●	potentially negative consequences from changes in tax laws;
●	difficulties associated with the Chinese legal system, including increased costs and uncertainties associated with enforcing contractual obligations in China;
●	historically lower protection of intellectual property rights;
●	unexpected or unfavorable changes in regulatory requirements; and
●	changes and volatility in currency exchange rates.

Economic regulation, trade restrictions and increasing manufacturing costs in China could adversely impact our business and results of operations.

We contract with manufacturing facilities in China. For many years, the Chinese economy has experienced periods of rapid growth. An increase in the cost of labor or taxes on wages in China may lead to an increase in the cost of goods manufactured in China. Significant increases in wages or wage taxes paid by contract manufacturing facilities may increase the cost of goods manufactured in China which could have a material adverse effect on the Company’s profit margins and profitability. Additionally, government trade policies, including the imposition of tariffs, export restrictions, sanctions or other retaliatory measures could limit our ability to source materials and products from China at acceptable prices or at all. We do not currently have arrangements with contract manufacturers in other countries that may be acceptable substitutes. We cannot predict what actions may ultimately be taken with respect to tariffs, export controls, countermeasures or other trade measures between the U.S. and China or other countries and what products may be subject to such actions. To the extent such actions inhibit our transactions with contract manufacturing facilities and suppliers in China, our business may be materially adversely affected.

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Launch Matrix

The COVID-19 pandemic may negatively impact the manufacturing of our products by third-party manufacturers and the shipment of products to our fulfilment center in the United States.

The COVID-19 pandemic and the travel restrictions, quarantines and related public health measures and actions taken by governments and the private sector have adversely affected global economies and financial markets. The extent to which it may continue to impact our future results of operations and overall financial performance remains uncertain. The global macroeconomic effects of the pandemic may persist for an indefinite period of time, even though the initial waves of the pandemic have subsided.

We develop and manufacture products with third-party manufacturing partners located in China and Canada. The sourcing and purchase of raw materials is managed by the Company’s third-party manufacturing partners. Although to date we have not experienced any material interruptions or delays related to the manufacture of our products in China or Canada or moving our products from our manufacturers in China and Canada to our third-party fulfilment and logistics partner in Salt Lake City, Utah, there can be no assurance that we will not experience these impacts in the future. Such impacts if material and sustained would affect, among other things:

●	inventory shortages caused by longer lead-times and component shortages in the manufacturing of our products due to work restrictions related to COVID-19, disruption of international suppliers or adverse import/export conditions such as port congestion or local government orders;
●	disruptions of the operations of our third-party suppliers, which could impact our ability to purchase components at efficient prices and in sufficient amounts, and
●	our ability to meet consumer demand and delays in the delivery of our products to our customers, potentially negatively affecting our reputation and customer relationships.

Our failure or the failure of third-party service providers to protect our sites, networks and systems against security breaches, or otherwise to protect our confidential information, could damage our reputation and brand and substantially harm our business and operating results.

We collect, maintain, transmit and store data about our customers, employees, contractors, suppliers, vendors and others, including credit card information and personally identifiable information, as well as other confidential and proprietary information. We also employ third-party service providers that store, process and transmit certain proprietary, personal and confidential information on our behalf. We rely on encryption and authentication technology licensed from third parties in an effort to securely transmit, encrypt, anonymize or pseudonymize certain confidential and sensitive information, including credit card numbers. Advances in computer capabilities, new technological discoveries or other developments may result in the whole or partial failure of this technology to protect transaction and personal data or other confidential and sensitive information from being breached or compromised.

Our security measures, and those of our third-party service providers, may not detect or prevent all attempts to hack our systems, denial-of-service attacks, viruses, malicious software, break-ins, phishing attacks, ransom-ware, social engineering, security breaches or other attacks and similar disruptions that may jeopardize the security of information stored in or transmitted by our sites, networks and systems, or that we or our third-party service providers otherwise maintain, including payment card systems and human resources management platforms. We and our service providers may not anticipate, discover or prevent all types of attacks until after they have already been launched, and techniques used to obtain unauthorized access to or sabotage systems change frequently and may not be known until launched against us or our third-party service providers. In addition, security breaches can also occur as a result of non-technical issues, including intentional or inadvertent breaches by our employees or by persons with whom we have commercial relationships.

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Breaches of our security measures or those of our third-party service providers or cyber security incidents could result in: (i) unauthorized access to our sites, networks and systems; (ii) unauthorized access to and misappropriation of personal information, including consumers’ and employees’ personally identifiable information, or other confidential or proprietary information of ourselves or third parties; (iii) limited or terminated access to certain payment methods or fines or higher transaction fees to use such methods; (iv) viruses, worms, spyware or other malware being served from our sites, networks or systems; (v) deletion or modification of content or the display of unauthorized content on our sites; (vi) interruption, disruption or malfunction of operations; (vii) costs relating to breach remediation, deployment or training of additional personnel and protection technologies, responses to governmental investigations and media inquiries and coverage; (vii) engagement of third-party experts and consultants, or (vii) litigation, regulatory action and other potential liabilities. If any of these breaches of security occur: (i) our reputation and brand could be damaged; (ii) our business may suffer; (iii) we could be required to expend significant capital and other resources to alleviate problems caused by such breaches, or (iv) we could be exposed to a risk of loss, litigation or regulatory action and possible liability. In addition, any party who is able to illicitly obtain a customer’s password could access that customer’s transaction data or personal information. Any compromise or breach of our security measures, or those of our third-party service providers, could violate applicable privacy, data security and other laws, and cause significant legal and financial exposure, adverse publicity and a loss of confidence in our security measures, which could have a material adverse effect on our business, financial condition and operating results. We may need to devote significant resources to protect against security breaches or to address problems caused by breaches, diverting resources from the growth and expansion of our business.

Global economy risk may negatively impact our business operations and our ability to raise capital.

The volatility of global capital markets over the past several years has generally made the raising of capital by equity or debt financing more difficult. We may be dependent upon capital markets to raise additional financing in the future. As such, the Company is subject to liquidity risks in meeting its operating expenditure requirements and future cost requirements in instances where adequate cash positions are unable to be maintained or appropriate financing is unavailable. These factors may impact our ability to raise equity or obtain loans and other credit facilities in the future and on favorable terms. If these levels of volatility persist or if there is a further economic slowdown, our operations, our ability to raise capital and the trading price of our Company’s securities could be adversely impacted.

Our success depends on management and key personnel.

Our success is currently largely dependent on the performance of our directors and officers, specifically our founder and Chief Executive Officer, Aneil Manhas. The loss of the services of any of these persons could have a materially adverse effect on our business and prospects. There is no assurance we can retain the services of our directors, officers or other qualified personnel required to operate our business. As our business activity grows, we will require additional key financial, operations, and marketing personnel as well as additional administrative staff. There can be no assurance that these efforts will be successful in attracting, training and retaining qualified personnel as competition for persons with these skill sets increase. If we are not successful in attracting, training and retaining qualified personnel, the efficiency of our operations could be impaired, which could have an adverse impact on our operations and financial condition.

Matthew Kavanagh was the Company’s Chief Financial Officer from February 2022 until October 2022. Mr. Kavanagh’s resignation did not result from any dispute or disagreement with our Company regarding our practices, policies, or otherwise. For more information, see “Management.”

Claims and legal proceedings may harm our business and divert the attention of management.

From time to time in the ordinary course of our business, or otherwise, the Company and/or its directors and officers may be subject to a variety of civil or other legal proceedings, with or without merit including commercial, employment and other litigation and claims, as well as governmental and other regulatory investigations and proceedings. Such matters can be time-consuming, divert management’s attention and resources and cause the Company to incur significant expenses. Furthermore, because litigation is inherently unpredictable, the results of any such actions may have a material adverse effect on the Company’s business, operating results or financial condition.

We may be subject to intellectual property claims that create uncertainty about ownership or use of technology essential to our business and divert our managerial and other resources.

Our success depends, in part, on our ability to operate without infringing the intellectual property rights of others. Third parties may, in the future, claim our current or future products, trademarks, technologies, business methods or processes infringe their intellectual property rights or challenge the validity of our intellectual property rights. We may be subject to patent infringement claims or other intellectual property infringement claims that would be costly to defend and could limit our ability to use certain critical technologies or business methods. We may also become subject to interference proceedings conducted in the patent and trademark offices of various countries to determine the priority of inventions.

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The defense and prosecution, if necessary, of intellectual property suits, interference proceedings and related legal and administrative proceedings can become very costly and may divert our technical and management personnel from their normal responsibilities. We may not prevail in any of these suits or proceedings. An adverse determination of any litigation or defense proceedings could require us to pay substantial compensatory and exemplary damages, could restrain us from using critical technologies, business methods or processes, and could result in us losing or not gaining valuable intellectual property rights.

Furthermore, due to the voluminous amount of discovery frequently conducted in connection with intellectual property litigation, some of our confidential information could be disclosed to competitors during this type of litigation. In addition, public announcements of the results of hearings, motions or other interim proceedings or developments in the litigation could be perceived negatively by investors and thus have an adverse effect on the trading price of our Common Stock.

Complying with requirements related to being a reporting company may be difficult, costly, divert the attention of management and harm our business.

We are subject to reporting requirements under applicable securities law, the listing requirements of Nasdaq and other applicable securities rules and regulations. Compliance with these requirements will increase legal and financial compliance costs, make some activities more difficult, time consuming or costly and increase demand on existing systems and resources. Among other things, the Company is required to file annual and current reports with respect to its business and results of operations and maintain effective disclosure controls and procedures and internal controls over financial reporting. In order to maintain and, if required, improve disclosure controls and procedures and internal controls over financial reporting to meet this standard, significant resources and management oversight may be required. As a result, management’s attention may be diverted from other business concerns, which could harm the Company’s business and results of operations. The Company may need to hire additional employees to comply with these requirements in the future, which would increase its costs and expenses.

Management of the Company expects that being a reporting issuer will make it more expensive to obtain and maintain directors’ and officers’ liability insurance, and the Company may in the future be required to accept reduced coverage or incur substantially higher costs to obtain or maintain adequate coverage. This factor could also make it more difficult for the Company to retain qualified directors and executive officers.

Compliance with new and changing corporate governance and public disclosure requirements adds uncertainty to our compliance policies and increases our costs of compliance.

Changing laws, regulations and standards relating to accounting, corporate governance and public disclosure, including the Sarbanes-Oxley Act of 2002, new SEC regulations, rules of the Nasdaq Stock Market, are creating uncertainty for companies like ours and adding complexity to our corporate compliance regime. These new or changed laws, regulations and standards may lack specificity and are subject to varying interpretations. Their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs of compliance as a result of ongoing revisions to such governance standards. We are committed to maintaining high standards of corporate governance and public disclosure, and our efforts to comply with evolving laws, regulations and standards in this regard have resulted in, and are likely to continue to result in, increased general and administrative expenses and significant management time and attention. In addition, the new laws, regulations and standards regarding corporate governance may make it more difficult for us to obtain or maintain directors’ and officers’ liability insurance. Further, our board members, chief executive officer and chief financial officer could face an increased risk of personal liability in connection with the performance of their duties. As a result, we may face difficulties attracting and retaining qualified board members and executive officers, which could harm our business. In certain instances, compliance requirements under certain rules of the Nasdaq Stock Market are more onerous than those under the Sarbanes-Oxley Act of 2002. For example, our board of directors is required to state that they have established internal financial controls to be followed by the Company and that such internal financial controls are adequate and were operating effectively.

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If we fail to or are unable to implement and maintain effective internal controls over financial reporting, the accuracy and timeliness of our financial reporting may be adversely affected.

We are subject to reporting obligations under U.S. securities laws. The SEC, as required under Section 404 of the Sarbanes-Oxley Act of 2002, has adopted rules requiring every public company to include a report of management on the effectiveness of such company’s internal control over financial reporting in its annual report. In addition, an independent registered public accounting firm must issue an attestation report on the effectiveness of the Company’s internal control over financial reporting.

We recognize that any controls and procedures, no matter how well designed and operated, can provide only reasonable assurance of achieving their objectives and our management necessarily applies its judgment in evaluating the cost-benefit relationship of possible controls and procedures. If we fail to maintain effective internal control over financial reporting in the future, we and our independent registered public accounting firm may not be able to conclude that we have effective internal control over financial reporting at a reasonable assurance level. This could in turn result in the loss of investor confidence in the reliability of our financial statements. Furthermore, we have incurred and anticipate that we will continue to incur considerable costs and use significant management time and other resources in an effort to comply with Section 404 and other requirements of the Sarbanes-Oxley Act. If we are not able to continue to meet the requirements of Section 404 in a timely manner or with adequate compliance, we might be subject to sanctions or investigation by the SEC, the Nasdaq or other regulatory authorities. Any such action could adversely affect the accuracy and timeliness of our financial reporting.

We are an emerging growth company within the meaning of the Securities Act, and if we take advantage of certain exemptions from disclosure requirements available to emerging growth companies, this could make it more difficult to compare our performance with other public companies.

We are an “emerging growth company” as defined in Section 2(a) of the Securities Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including, but not limited to, not being required to comply with the auditor internal controls attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. In addition, an emerging growth company may take advantage of an extended transition period for complying with new or revised accounting standards applicable to public companies. We currently prepare our financial statements in accordance with IFRS as issued by the IASB, so we are unable to make use of the extended transition period. However, in the event that we convert to US GAAP (which we do not currently intend to do) while we remain an emerging growth company, we have irrevocably elected to opt out of such extended transition period.

As a result, our shareholders may not have access to certain information they may deem important. We may take advantage of these provisions for up to five years or such earlier time that we are no longer an emerging growth company. We will cease to be an emerging growth company upon the earliest of the following: (i) the last day of the first fiscal year in which our annual revenues were at least $1.235 billion; (ii) the last day of the fiscal year following the fifth anniversary of this offering; (iii) the date on which we have issued more than $1.0 billion of non-convertible debt securities over a three-year period; or (iv) the last day of the fiscal year during which we meet the following conditions: (i) the worldwide market value of our common equity securities held by non-affiliates as of our most recently completed second fiscal quarter is at least $700 million; (ii) we have been subject to U.S. public company reporting requirements for at least 12 months; or (iii) we have filed at least one annual report as a U.S. public company.

If some investors find our securities less attractive as a result of our reliance on these exemptions, the trading prices of our securities may be lower than they otherwise would be, there may be a less active trading market for our securities and the trading prices of our securities may be more volatile.

Emerging growth companies are exempt from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. An emerging growth company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. We have elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accountant standards used.

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As a “foreign private issuer” under the rules and regulations of the SEC, we are permitted to, and will, file less or different information with the SEC than a company incorporated in the United States or otherwise subject to these rules, and will follow certain home country corporate governance practices in lieu of certain Nasdaq requirements applicable to U.S. issuers.

The Company is considered a “foreign private issuer” under the Exchange Act and is therefore exempt from certain rules under the Exchange Act. For example, we are not required to file current reports on Form 8-K or quarterly reports on Form 10-Q, we are exempt from the U.S. proxy rules which impose certain disclosure and procedural requirements for U.S. proxy solicitations and we will not be required to file financial statements prepared in accordance with or reconciled to U.S. GAAP so long as our financial statements are prepared in accordance with IFRS as issued by the International Accounting Standards Board. We are not required to comply with Regulation FD, which imposes restrictions on the selective disclosure of material information to shareholders, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions of Section 16 of the Exchange Act. In addition, we are not required to file periodic reports and financial statements with the SEC as frequently or within the same time frames as U.S. companies with securities registered under the Exchange Act. Accordingly, holders of the Company’s securities may receive less or different information about the Company than they may receive with respect to public companies incorporated in the United States.

In addition, as a “foreign private issuer” whose common shares are listed on Nasdaq, we are permitted to follow certain home country corporate governance practices in lieu of certain Nasdaq requirements.

We could lose our status as a “foreign private issuer” under current SEC rules and regulations if more than 50% of our outstanding voting securities become directly or indirectly held of record by U.S. holders and one of the following is true: (i) the majority of our directors or executive officers are U.S. citizens or residents; (ii) more than 50% of our assets are located in the United States; or (iii) our business is administered principally in the United States. If we lose our status as a foreign private issuer in the future, we will no longer be exempt from the rules described above and, among other things, will be required to file periodic reports and annual and quarterly financial statements as if we were a company incorporated in the United States (including preparation of financial statements in accordance with U.S. GAAP). If this were to happen, we would likely incur substantial costs in fulfilling these additional regulatory requirements and members of our management would likely have to divert time and resources from other responsibilities to ensuring these additional regulatory requirements are fulfilled.

We may lose our foreign private issuer status in the future, which could result in significant additional costs and expenses.

We are a foreign private issuer, and therefore, we are not required to comply with all of the periodic disclosure and current reporting requirements of the Exchange Act. The determination of foreign private issuer status is made annually on the last business day of an issuer’s most recently completed second fiscal quarter. We would lose our foreign private issuer status if, for example, more than 50% of Common Stock is directly or indirectly held by residents of the United States on the date of determination, and we fail to meet additional requirements necessary to maintain our foreign private issuer status. If we lose our foreign private issuer status on such date, we will be required to file with the SEC periodic reports and registration statements on U.S. domestic issuer forms beginning at the end of the first fiscal year ending after such date, which are more detailed and extensive than the forms available to a foreign private issuer. We will also have to comply with U.S. federal proxy requirements and our officers, directors and principal shareholders will become subject to the short-swing profit disclosure and recovery provisions of Section 16 of the Exchange Act. In addition, we will lose our ability to rely upon exemptions from certain corporate governance requirements under the Nasdaq listing rules. As a U.S. listed public company that is not a foreign private issuer, we will incur significant additional legal, accounting and other expenses that we do not incur as a foreign private issuer, and accounting, reporting and other expenses in order to maintain a listing on a U.S. securities exchange. These expenses will relate to, among other things, the obligation to reconcile our financial information that is reported according to IFRS to U.S. GAAP and to report future results according to U.S. GAAP.

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If we were to lose our status as a foreign private issuer, we may qualify as a “smaller reporting company” under SEC regulations and still subject to reduced disclosure obligations.

If we lose our status as a foreign private issuer, we may qualify as a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We would remain a smaller reporting company until the last day of any fiscal year for so long as either: (i) the market value of our shares of common stock held by non-affiliates does not equal or exceed $250 million as of the prior June 30th; or (ii) our annual revenues did not equal or exceed $100 million during such completed fiscal year. To the extent we take advantage of such reduced disclosure obligations, it may also make comparison of our financial statements with other public companies difficult or impossible.

Because we are a corporation incorporated in British Columbia and some of our directors and officers are resident in Canada, it may be difficult for investors in the United States to enforce civil liabilities against us based solely upon the federal securities laws of the United States.

We are a corporation incorporated under the laws of British Columbia with our principal place of business in Vancouver, Canada. Some of our directors and officers and the auditors or other experts named herein are residents of Canada and all or a substantial portion of our assets and those of such persons are located outside the United States. Consequently, it may be difficult for U.S. investors to effect service of process within the United States upon us or our directors or officers or such auditors who are not residents of the United States, or to realize in the United States upon judgments of courts of the United States predicated upon civil liabilities under the Securities Act. Investors should not assume that Canadian courts: (i) would enforce judgments of U.S. courts obtained in actions against us or such persons predicated upon the civil liability provisions of the U.S. federal securities laws or the securities or “blue sky” laws of any state within the United States; or (ii) would enforce, in original actions, liabilities against us or such persons predicated upon the U.S. federal securities laws or any such state securities or “blue sky” laws.

Risks Related to Ownership of the Company’s Securities

Because of the speculative nature of investment risk, you may lose your entire investment.

An investment in the Company’s securities carries a high degree of risk and should be considered as a speculative investment. The Company has no history of earnings, limited cash reserves, a limited operating history, has not paid dividends and is highly unlikely to pay dividends in the immediate or near future. The likelihood of success of the Company must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered in connection with the establishment of any business. An investment in the Company’s securities may result in the loss of an investor’s entire investment. Only potential investors who are experienced in high-risk investments and who can afford to lose their entire investment should consider an investment in the Company.

Our auditor has expressed substantial doubt about our ability to continue as a going concern. We may be unable to obtain additional capital on favorable terms.

As a result of recurring net losses and limited cash reserves, our independent auditor has included a going concern paragraph to its report on our financial statements as of and for the fiscal years ended October 31, 2022, and October 31, 2021 due to the substantial doubt that exists in our ability to continue as a going concern. Our ability to continue as a going concern is dependent upon our ability to raise additional capital and to achieve sustainable revenues and profitable operations. Since inception, we have raised funds primarily through the sale of equity securities and the issuance of debt. We will need and are currently seeking additional funds to operate our business and the recent volatility of global capital markets has made the raising of capital by equity and debt financing more difficult. No assurance can be given that any future financing will be available or, if available, that it will be on terms that are satisfactory to us. Even if we are able to obtain additional financing, it may contain undue restrictions on our operations or cause substantial dilution for our stockholders. If we are unable to obtain additional funds, our ability to carry out and implement our planned business objectives and strategies will be significantly delayed, limited or may not occur. We cannot guarantee that we will become profitable. Even if we achieve profitability, given the competitive and evolving nature of the industry in which we operate, we may not be able to sustain or increase profitability and our failure to do so would adversely affect our business, including our ability to raise additional funds.

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Securities or industry analysts may not regularly publish reports on us which could cause the price of our securities or trading volumes to decline.

The trading market for our securities could be influenced by research and reports that industry and/or securities analysts may publish us, our business, the market or our competitors. We do not have any control over these analysts and cannot assure that such analysts will cover us or provide favorable coverage. If any of the analysts who may cover our business change their recommendation regarding our securities adversely, or provide more favorable relative recommendations about our competitors, the price of our securities would likely decline. If any analysts who may cover our business were to cease coverage or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause the price of our securities or trading volumes to decline.

Our common shares have only recently become publicly traded, and the market price of our common shares may be volatile. The trading price of our common shares could be subject to wide fluctuations due to a variety of factors, including:

●	our actual or anticipated operating performance and the operating performance of our competitors;
●	failure of securities analysts to initiate or maintain coverage of us, changes in financial estimates by any securities analysts who follow our company, or our failure to meet the estimates or the expectations of investors;
●	any major change in our board of directors, management, or key personnel;
●	market conditions in our industry;
●	the COVID-19 pandemic and its impact on the markets and economies in which we operate;
●	general economic conditions such as recessions, inflation, interest rates, fuel prices, international currency fluctuations;
●	rumors and market speculation involving us or other companies in our industry;
●	announcements by us or our competitors of significant innovations, new products, services or capabilities, acquisitions, strategic investments, partnerships, joint venture or capital commitments;
●	the legal and regulatory landscape and changes in the application of existing laws or adoption of new laws that impact our business;
●	legal and regulatory claims, litigation, or pre-litigation disputes and other proceedings;
●	other events or factors, including those resulting from war, incidents of terrorism, or responses to these events; and
●	sales or expected sales of our common shares by us, our officers, directors, significant shareholders, and employees.

In addition, stock markets have experienced significant price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. The stock market in general and the Nasdaq have experienced price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of the particular companies affected. These fluctuations may be even more pronounced in the trading market for our common shares as a result of the supply and demand forces for newly public companies. In the past, stockholders have instituted securities class action litigation following periods of stock volatility.

Nasdaq may delist our common shares, which could limit investors’ ability to engage in transactions in our common shares and subject us to additional trading restrictions.

Our common shares are listed on the Nasdaq. Although we were able to meet the initial listing requirements, we may be unable to maintain the listing of our common shares in the future.

If the Nasdaq were to delist our common shares, we could face significant material adverse consequences, including: a limited availability of market quotations for our securities and a limited amount of news and analyst coverage for the Company; and a decreased ability to obtain capital.

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Nasdaq has notified the company that it does not meet the Minimum Stockholders’ Equity Requirement, and Audit Committee Requirement for continued listing of shares of its Common Stock and that the shares may be subject to delisting if the deficiencies are not cured.

Minimum Stockholders’ Equity Requirement

On March 16, 2023, the Company received the March 2023 Notice from the Listing Qualifications Department of the Nasdaq notifying the Company that, based on the Company’s stockholders’ equity as reported in the Company’s Annual Report on Form 20-F for the fiscal year ended October 31, 2022 filed with the Securities and Exchange Commission on March 10, 2023, the Company did not meet the Minimum Stockholders’ Equity Requirement, or the alternatives of market value of listed securities or net income from continuing operations for continued listing of its securities on the Nasdaq Capital Market under Nasdaq Listing Rule 5550(b)(1) (the “Rule”).

The March 2023 Notice has no immediate effect on the listing of the Company’s Common Shares or listing warrants on the Nasdaq Capital Market. As provided in the Rule and in the March 2023 Notice, the Company had 45 calendar days to submit a plan to regain compliance with the continued listing requirements under the Rule, and if the plan is accepted, Nasdaq can grant an extension of up to 180 days to evidence compliance. If the plan is not accepted, the Company would then be entitled to appeal to the Nasdaq Listing Qualifications Panel and request a hearing.

To regain compliance, the Company must meet one of the following alternatives: a minimum stockholders’ equity of $2.5 million, a minimum of $35 million in the market value of listed securities or a minimum net income from continuing operations of $500,000, and the Company must otherwise satisfy The Nasdaq Capital Market’s requirements for listing. The Company will consider various options available to regain compliance and maintain the listing of its securities on Nasdaq. There can be no assurance that the Company will be able to regain compliance with the Nasdaq Capital Market’s continued listing requirements or that Nasdaq will grant the Company a further extension of time to regain compliance, if applicable.

The Company submitted a plan to regain compliance with the Minimum Stockholders’ Equity Requirement on May 24, 2023, as supplemented with additional materials on June 9, 2023. Based on the Submission, Nasdaq informed the Company on June 14, 2023 that it had granted the Company an extension of time to regain compliance with the Rule. Under the terms of the extension, on or before September 12, 2023, the Company must complete certain proposed financing transactions and opt for one of the two alternatives provided by Nasdaq to evidence compliance with the Rule. If the Company fails to evidence compliance upon filing its periodic report for the period ended October 31, 2023 with the SEC and the Nasdaq, the Company may be subject to delisting. In the event the Company does not satisfy the terms set forth in the Notice, Nasdaq will provide written notification to the Company that its securities will be delisted. At such time, the Company may appeal such determination to the Panel.

On August 31, 2023, the Company received written notice from Nasdaq notifying the Company that, following the July 2023 Notice and in accordance with Nasdaq Listing Rule 5810(c)(2)(A), Nasdaq is no longer permitted to consider the Company’s Plan to regain compliance with the Minimum Stockholders’ Equity Requirement and that the Panel, at a hearing scheduled for September 21, 2023, will consider the Company’s appeal of the determination by Nasdaq to delist the Company’s securities.

On September 21, 2023, the Panel held on a hearing to consider our appeal of Nasdaq’s determination that we were not in compliance with the minimum stockholders’ equity requirement for continued listing and its determination to delisting our securities. At the hearing, we presented our plan for regaining and sustaining compliance Nasdaq’s continued listing requirements. On October 2, 2023, the Company received a letter from Nasdaq notifying the Company that the Panel granted an exception to the Company for continued listing on Nasdaq, subject to the Company demonstrating compliance with the Rule on or before December 31, 2023. The Panel reserves the right to reconsider the terms of this exception based on any event, condition or circumstance that exists or develops that would, in the opinion of the Panel, make continued listing of the Company’s securities on Nasdaq inadvisable or unwarranted.

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Audit Committee Requirement

On May 8, 2023, the Company received the May 2023 Notice from the Listing Qualifications Department of Nasdaq notifying the Company that, as a result of the resignation of Brett Yormark from our board of directors and from the Audit Committee of our board of directors, the Company is not in compliance with Nasdaq Listing Rule 5605, including Rule 5605(c)(2), which requires the Audit Committee of our board of directors of a listed company to consist of at least three members, each of whom is an independent director under the Nasdaq Listing Rules and who meets heightened independence standards for Audit Committee members. The Audit Committee currently consists of two independent directors.

The May 2023 Notice has no immediate effect on the listing of the Common Shares on Nasdaq. The May 2023 Notice states that, consistent with Nasdaq Listing Rule 5605(c)(4), the Company is afforded a cure period to regain compliance until the earlier of (a) the Company’s next annual shareholders’ meeting or April 12, 2024 and (b) October 9, 2023, if the next annual shareholders’ meeting is held before such date. The Company has not yet scheduled its annual shareholders’ meeting.

Because Bruush has historically operated as a private company, we have limited experience complying with public company obligations and fulfilling these obligations is expensive and time consuming and may divert management’s attention from the day-to-day operation of our business.

As a publicly traded company, we incur significant legal, accounting and other expenses that Bruush was not required to incur in the recent past. In addition, new and changing laws, regulations and standards relating to corporate governance and public disclosure for public companies, including the Dodd-Frank Act, the Sarbanes-Oxley Act, regulations related thereto and the rules and regulations of the SEC and Nasdaq, have increased the costs and the time that must be devoted to compliance matters. We expect these laws and regulations to increase our legal and financial compliance costs and to render some activities more time-consuming and costly. We expect that we will continue to need to hire more employees or engage outside consultants to comply with these requirements, which will increase our costs and expenses. As a public company, it could be more difficult or costly for us to obtain certain types of insurance, including director and officer liability insurance, and we may be forced to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a public company, it could be more difficult and expensive for us to attract and retain qualified persons to serve on our board of directors, board committees or as executive officers. Furthermore, if we are unable to satisfy our obligations as a public company, we could be subject to delisting of our common shares, fines, sanctions and other regulatory action and potentially civil litigation.

Our investors may experience dilution upon investment in our securities.

Sales or issuances of equity securities could decrease the value of the Company’s securities, dilute shareholders’ voting power and reduce future potential earnings per share. We may sell additional equity securities (including through the sale of securities convertible or exchangeable into Common Stock) to finance our operations, acquisitions or other business projects. We cannot predict the size of future sales and issuances of equity securities or the effect, if any, that future sales and issuances of equity securities will have on the market price of the Common Stock. Sales or issuances of a substantial number of equity securities, or the perception that such sales could occur, may adversely affect prevailing market prices for the Company’s securities. With any additional sale or issuance of equity securities, including sales or issuances of equity securities in connection with this offering, investors will suffer dilution of their voting power and may experience dilution in our earnings per share. Moreover, to the extent outstanding options or warrants are exercised, you will incur further dilution.

We have not and do not intend to declare or pay any dividends with respect to our Common Shares.

To date, we have not paid any dividends in respect of our Common Shares. Any decision to pay dividends on our Common Shares will be made by the board of directors on the basis of the Company’s earnings, financial requirements and other conditions. See “Dividend Policy”.

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Capitalization

The following table sets forth our cash and capitalization as of April 30, 2023.

You should read the following table in conjunction with “Use of Proceeds”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and related notes, appearing elsewhere in this prospectus.

As of April 30, 2023
Cash	$194,321
Loan payable	$2,336,222
Warrant derivative	1,107,775

Share capital	24,889,414
Obligation to issue securities	283
Reserves	1,905,507
Accumulated deficit	(31,970,826)
Total stockholders’ equity	(5,175,622)
Total capitalization	$(1,731,625)

Outstanding warrants are classified as financial liabilities in the table above and are included in the warrant derivative line on the Company’s financial statements.

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Dividend Policy

Since inception, we have not declared or paid any dividends on our Common Shares. We do not have any current plans to pay any such dividends in the foreseeable future. We intend to retain most, if not all, of our available funds and any future earnings to operate and expand our business. Because we do not anticipate paying any cash dividends on Common Shares or making any other distribution of any other property in respect of our Common Shares in the foreseeable future, capital appreciation, if any, will be your sole source of gains and you may never receive a return on your investment.

The determination to pay dividends will be made at the discretion of our board of directors and may be based on a number of factors, including our future operations and earnings, capital requirements and surplus, general financial condition, contractual and legal restrictions and other factors that the board of directors may deem relevant.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following management’s discussion and analysis of financial condition and results of operations together with our unaudited condensed interim financial statements as of and for the six months ended April 30, 2023 and April 30, 2022, of Bruush Oral Care Inc. (herein after referred to as “the Company”) appearing elsewhere in this prospectus which were prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board, or IASB.

The statements in this discussion regarding industry outlook, our expectations regarding our future performance, liquidity and capital resources and other non-historical statements are forward-looking statements. These forward-looking statements are subject to numerous risks and uncertainties, including the risks and uncertainties described in the section titled “Risk Factors”. Our actual results may differ materially from those contained in the following discussion and analysis, as well as the section titled “Cautionary Note Regarding Forward-Looking Statements”.

Basis of Presentation

Our unaudited condensed interim financial statements as of and for the three and six months ended April 30, 2023 and April 30, 2022 and our audited financial statements as of and for the twelve-month period ended October 31, 2022 are presented in U.S. dollars and have been prepared in accordance with IFRS which may differ in material respects from generally accepted accounting principles accounting principles in the United States, or U.S. GAAP. Our presentation and functional currency is the U.S. dollar and, accordingly, all the amounts in this discussion and analysis are in U.S. dollars unless otherwise indicated. See “Results of Operations”.

Non-IFRS Financial Measures

This discussion may refer to certain non-IFRS measures. These measures are not recognized measures under IFRS, do not have a standardized meaning prescribed by IFRS and therefore may not be comparable to similar measures presented by other companies. Rather, these measures are provided as additional information to complement those IFRS measures by providing further understanding of our results of operations from management’s perspective. Accordingly, these measures should not be considered in isolation or as a substitute for analysis of our financial information reported under IFRS.

Going Concern

As of and for the six months ended April 30, 2023, the Company has recurring losses, a working capital deficit of $5,180,536 (October 31, 2022 – working capital deficit of $1,408,415), an accumulated deficit totaling $31,970,826 (October 31, 2022 – accumulated deficit of $26,386,314) and negative cash flows used in operating activities of $4,746,426 (April 30, 2022 – negative cash flows used in operating activities of $3,360,441). The ability of the Company to carry out its business objectives is dependent on its ability to secure continued financial support from related parties, to obtain equity financing or to ultimately attain profitable operations in the future. The Company will need to raise additional capital during the next twelve months and beyond to support current operations and planned development. Whether and when the Company can attain profitability and positive cash flows is uncertain. While the Company has been successful in securing financing in the past, there is no assurance that we will be able to obtain financing in the future on terms acceptable to us.

Company Overview

The Company is on a mission to inspire confidence through brighter smiles and better oral health. Founded in 2018 by Chief Executive Officer Aneil Manhas, a former investment banker and private equity investor turned entrepreneur, we are an oral care company that is disrupting the space by reducing the barriers between consumers and access to premium oral care products because it is our belief that high-quality oral care products should be more accessible. We are an e-commerce business with a product portfolio that currently consists of a sonic-powered electric toothbrush kit and brush head refills. Through our website, consumers can purchase a Brüush starter kit (the “Brüush Kit”), which includes: (i) the Brüush electric toothbrush (the “Brüush Toothbrush”); (ii) three brush heads; (iii) a magnetic charging stand and USB power adapter; and (iv) a travel case. We also sell the brush heads separately which come in a three-pack (the “Brüush Refill”) and can be purchased on a subscription basis, where the customer will automatically receive a Brüush Refill every six months (the “Subscription”). We consider a Subscription to be active (an “Active Subscription”) until it is either cancelled by the customer or terminated due to payment failure (for example, a lost or expired credit card). In 2024, we plan to expand our portfolio with the launch of several new subscription-based consumable oral care products, including toothpaste, mouthwash, dental floss, a whitening pen, as well as an electric toothbrush designed for kids.

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Financial Operations Overview

Revenues

Revenues are comprised of sales of Brüush Kits and of Brüush Refills net of changes in the provision for payment discounts and product return allowances.

Cost of goods sold

Cost of goods sold consists of: (i) the costs of finished goods sold; and (ii) the freight expense of transporting the finished goods from the manufacturer to our third-party distribution facility in Salt Lake City, Utah.

Operating expenses

Operating expenses consist primarily of advertising and marketing expenses, salaries and wages, consulting services, professional fees, interest charges, and shipping and delivery expense. We offer free regular shipping on all of our website orders. All of these expenses have increased year-over-year and are expected to keep rising as we continue to scale our brand building and customer acquisition efforts, as well as expand our operations to facilitate higher revenues.

Results of Operations – Six months ended April 30, 2023 compared to six months ended April 30, 2022

The table below sets forth a summary of our results of operations for the six months ended April 30, 2023 and April 30, 2022:

	Six months ended April 30,
	2023	2022
	(unaudited)	(unaudited)	Change	% Change

Revenues	$1,401,624	$1,111,808	$289,816	26%
Cost of goods sold	(436,086)	(376,088)	(59,998)	(16)%
Gross profit	$965,538	$735,720	$229,818	31%
Gross margin	69%	66%

Revenues

Our revenues increased 26% for the six months ended April 30, 2023 to $1,401,624 from $1,111,808 for the six months ended April 30, 2022, due primarily to the results of our expanded marketing and customer acquisition efforts.

Cost of goods sold

Our cost of goods sold increased 16% to $436,086 for the six months ended April 30, 2023 from $376,088 for the six months ended April 30, 2022. The increase was mainly due to the increase in goods sold during the six months ended April 30, 2023 compared to six months ended April 30, 2022 as explained above.

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Gross profit

We recorded gross profit of $965,538 and $735,720 for the six months ended April 30, 2023 and the six months ended April 30, 2022. Our gross margin increased to 69% for the six months ended April 30, 2023 from 66% for the six months ended April 30, 2022. The increase in gross profit is primarily due to the fact that a larger portion of revenue came from Brüush Kits, which have a higher gross margin compared to Brüush Refills. The split between Brüush Kit and Brüush Refill sales was 78% and 22%, respectively during the six months ended April 30, 2023, compared to 60% and 40%, respectively during the six months ended April 30, 2022.

Operating expenses

The following table sets forth our operating expenses for the six months ended April 30, 2023, and April 30, 2022:

	Six months ended April 30,
	2023	2022		%
	(unaudited)	(unaudited)	Change	Change
Advertising and marketing	$(4,483,815)	$(2,567,496)	$(1,916,319)	(75)%
Depreciation expense	(2,110)	(5,640)	3,530	63%
Commission	(62,447)	(29,841)	(32,606)	(109)%
Consulting	(559,177)	(482,991)	(76,186)	(16)%
Interest and bank charges	(224,344)	(358,445)	134,101	37%
Inventory management	(18,143)	(12,896)	(5,247)	(41)%
Merchant fees	(47,923)	(56,460)	8,537	15%
Office and administrative expenses	(260,122)	(123,782)	(136,340)	(110)%
Professional fees	(260,802)	(73,519)	(187,283)	(255)%
Research and development	(1,680)	-	(1,680)	-
Salaries and benefits	(757,208)	(436,575)	(320,633)	(73)%
Share-based compensation	(406,154)	(7,861)	(398,293)	(5067)%
Shipping and delivery	(450,147)	(350,096)	(100,051)	(29)%
Travel and entertainment	(68,884)	(127,359)	58,475	46%
	$(7,602,956)	$(4,632,961)	$(2,969,995)	(64)%

Operating expenses for the six months ended April 30, 2023 were $7,602,956, compared to $4,632,961, for the six months ended April 30, 2022. The primary reasons for the increase are: (i) increased advertising and marketing efforts, particularly during the holiday season; (ii) increased shipping and delivery to facilitate a higher level of sales; (iii) a higher salaries and benefits expense due to expansion of the team during this period, including the addition of senior team members in operations and sales roles; (iii) a higher office and administrative expense as we expanded our office in Toronto to support a growing team; (iv) higher professional fees due to an increase in legal fees related to maintaining the Company’s listing on the Nasdaq Stock Market; and (v) and increased share-based compensation.

Operating loss before other items

	Six months ended April 30,
	2023	2022		%
	(unaudited)	(unaudited)	Change	Change

Gross profit	$965,538	$735,720	$229,818	31%
Operating expenses	(7,602,956)	(4,632,961)	(2,969,995)	(64)%
Operating loss before other items	$(6,637,418)	$(3,897,241)	$(2,740,177)	(70)%

Our operating loss before other items was $6,637,418 for the six months ended April 30, 2023 as compared to an operating loss before other items of $3,897,241 for the six months ended April 30, 2022. The increase of $2,740,177 in operating loss is due to an increase in overall operating expenses as described above.

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Other items

The following table sets forth our other income (loss) for the six months ended April 30, 2023, and April 30, 2022:

	Six months ended April 30,
	2023	2022		%
	(unaudited)	(unaudited)	Change	Change

Foreign exchange	$(31,745)	$19,737	$(51,482)	(261)%
Gain on revaluation of warrant derivative	1,473,271	181,078	1,292,193	714%
Financing costs	(417,794)	(3,150,000)	2,732,206	87%
Other income (refer to Note 11 of the financial statements)	159,324	-	159,324	100%
Write down of prepaid inventory (refer to Note 5 of the financial statements)	(130,150)	-	(130,150)	(100)%
	$1,052,906	$(2,949,185)	$4,002,091	136%

Income from other items was $1,052,906 for the six months ended April 30, 2023 as compared to a loss from other items of $2,949,185 for the six months ended April 30, 2022. This is largely due to the $1,473,271 gain on the revaluation of the warrant derivative for six months ended April 30, 2023 in comparison to a gain of $181,078 during the six months ended April 30, 2022. The main drivers of the gain on the revaluation of the warrant derivative from the time of issuance are the decrease in the estimated stock price for the underlying shares. This gain is offset by financing costs of $417,794 related to the transaction costs incurred on issuance of warrants during the December 2022 private placement. See “Subsequent Events — December 2022 Private Placement and Inducement Letter” below.

The following table shows the evolution of the Company’s derivate warrant liability:

Balance, October 31, 2022	$1,242,580
Issued during the period	1,974,626
Change in fair value of derivative	(1,473,271)
Derecognition of warrant derivative	(636,160)
Balance, April 30, 2023	$1,107,775

Results of Operations – Fiscal year ended October 31, 2022 compared to fiscal year ended October 31, 2021

The table below sets forth a summary of our results of operations for the years indicated:

	12 months ended	9 months ended	12 months ended
	October 31,	October 31,	January 31,
	2022	2021	2021

Revenues	$2,632,442	$1,965,441	$901,162
Cost of goods sold	822,383	978,243	291,195
Gross profit	$1,810,059	$987,198	$609,967
Gross margin	69%	50%	68%

Fiscal year (twelve months) ended October 31, 2022 compared to fiscal year (nine months) ended October 31, 2021

Revenues

Our revenues were $2,632,442 for the fiscal year (twelve months) ended October 31, 2022 compared to $1,965,441 for the fiscal year (nine months) ended October 31, 2021.

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Cost of goods sold

Our cost of goods sold were $822,383 for the fiscal year (twelve months) ended October 31, 2022 compared to $978,243 for the fiscal year (nine months) ended October 31, 2021. The decrease was mainly due to the sale of fewer Brüush Kits at high discounts, as the Company provided subsidized product in some very low-margin influencer collaborations and partnerships to build brand awareness during the fiscal year (nine months) ended October 31, 2021, which it did not do during the fiscal year (twelve months) ended October 31, 2022.

Gross profit

We recorded gross profit of $1,810,059 and $987,198 for the fiscal year (twelve months) ended October 31, 2022 and fiscal year (nine months) ended October 31, 2021, respectively. Our gross margin increased to 69% for the fiscal year (twelve months) ended October 31, 2022 from 50% for the fiscal year (twelve months) ended October 31, 2021. The Company participated in multiple flash sales, and influencer collaborations and partnerships that drove down the overall gross margin on Brüush Kit revenues during the fiscal year (nine months) ended October 31, 2021, which it scaled back significantly during the fiscal year (twelve months) ended October 31, 2022, as the Company focused on maintaining sales at a higher margin.

Fiscal year (nine months) ended October 31, 2021 compared to fiscal year (twelve months) ended January 31, 2021

Revenues

Our revenues increased for the fiscal year (nine months) ended October 31, 2021 to $1,965,441 from $901,162 for the fiscal year (twelve months) ended January 31, 2021. The primary reason for the increase in revenues was an increase in sales of Brüush Kits from $817,778 to $1,367,778, which is attributed to expanded marketing and customer acquisition efforts, as well as an increase in sales of Brüush Refills from $83,384 to $597,663 as our Active Subscription base continued to grow.

Cost of goods sold

Our cost of goods sold increased to $978,243 for the fiscal year (nine months) ended October 31, 2021 from $291,195 for the fiscal year (twelve months) ended January 31, 2021. This increase was mainly due to a higher number of Brüush Kit sales.

Gross profit

We recorded gross profit of $987,198 and $609,967 for the fiscal year (nine months) ended October 31, 2021 and fiscal year (twelve months) ended January 31, 2021, respectively. Our gross margin declined to 50% for the fiscal year (nine months) ended October 31, 2021 from 68% for the fiscal year (twelve months) ended January 31, 2021, reflecting our cost of goods sold increasing more than our revenues as described above. This was partly due to our participation in multiple flash sales and influencer collaborations that featured product discounts on Brüush Kits during the fiscal year (nine months) ended October 31, 2021 and caused a lower selling price per unit. The decline in gross profit is also due to the change in product mix, as a larger portion of revenue came from Brüush Refill units sold, which have a lower gross margin compared to Brüush Kits. The split between Brüush Kit and Brüush Refill sales was 70% and 30%, respectively during the fiscal year (nine months) ended October 31, 2021 compared to 91% and 9%, respectively during the fiscal year (twelve months) ended January 31, 2021.

Operating expenses

The following table sets forth our operating expenses for the years indicated:

	12 months ended	9 months ended	12 months ended
	October 31,	October 31,	January 31,
	2022	2021	2021

Advertising and marketing	$7,162,046	$2,806,260	$2,670,447
Depreciation expense	15,348	5,498	-
Commission	91,050	26,339	11,207
Consulting	1,197,831	868,442	556,864
Interest and bank charges	1,155,288	60,183	18,130
Inventory management	47,405	-	-
Merchant fees	99,293	68,073	39,180
Office and administrative expenses	328,956	93,900	75,194
Professional fees	521,064	241,854	222,870
Research and development	96,431	-	-
Salaries and benefits	1,222,171	282,003	93,460
Share-based compensation	279,622	92,276	4,949,441
Shipping and delivery	832,395	511,566	304,591
Travel and entertainment	259,372	100,068	29,225
	$13,308,272	$5,156,462	$8,970,609

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Fiscal year (twelve months) ended October 31, 2022 compared to fiscal year (nine months) ended October 31, 2021

Operating expenses for the fiscal year (twelve months) ended October 31, 2022 were $13,308,272, compared to $5,156,462 for the fiscal year (nine months) ended October 31, 2021. The increase was primarily due to higher advertising costs as the Company expanded its marketing and customer acquisition efforts, higher salary expenses as the Company moved some external resources in-house and the number of team members grew and higher interest charges due to the senior secured promissory notes issued during the fiscal year (twelve months) ended October 31, 2022.

Fiscal year (nine months) ended October 31, 2021 compared to fiscal year (twelve months) ended January 31, 2021

Outside of share-based compensation, our expenses have remained generally consistent for the fiscal year (nine months) ended October 31, 2021, as compared to the fiscal year (twelve months) ended January 31, 2021.

Operating loss before other items

	12 months ended	9 months ended	12 months ended
	October 31,	October 31,	January 31,
	2022	2021	2021

Gross Profit	$1,810,059	$987,198	$609,967
Operating Expenses	(13,308,272)	(5,156,462)	(8,970,609)
Operating Loss before other items	$(11,498,213)	$(4,169,264)	$(8,360,642)

Fiscal year (twelve months) ended October 31, 2022 compared to fiscal year (nine months) ended October 31, 2021

Our operating loss before other items was $11,498,213 for the fiscal year (twelve months) ended October 31, 2022 as compared to an operating loss before other items of $4,169,264 for the fiscal year (nine months) ended October 31, 2021. The increase of $7,328,949 in operating loss is due to an increase in overall operating expenses as the Company increased advertising and marketing efforts and scaled operations to support its future growth strategies.

Fiscal year (nine months) ended October 31, 2021 compared to fiscal year (twelve months) ended January 31, 2021

Our operating loss before other items was $4,169,264 for the fiscal year (nine months) ended October 31, 2021 as compared to an operating loss before other items of $8,360,642 for the fiscal year (twelve months) ended January 31, 2021. The increase in operating loss before other items is mostly due to share-based compensation of $4,949,441 recognized during the fiscal year (twelve months) ended January 31, 2021 versus $92,276 in share-based compensation recognized for the fiscal year (nine months) ended October 31, 2021.

Other items

The following table sets forth our other income (loss) for the for the years indicated:

	12 months ended	9 months ended	12 months ended
	October 31,	October 31,	January 31,
	2022	2021	2021

Government grant	$-	$8,763	$14,139
Foreign exchange	(153,076)	42,148	(7,719)
Gain (loss) on revaluation of warrant derivative	5,740,202	(92,918)	(536,209)
Financing costs	(2,688,034)	-	-
Bad debt	(166,150)
Other income (loss)	$2,732,942	$(42,007)	$(529,789)

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Fiscal year (twelve months) ended October 31, 2022 compared to fiscal year (nine months) ended October 31, 2021

Our income from other items was $2,732,942 for the fiscal year (twelve months) ended October 31, 2022 as compared to other loss of $42,007 for the fiscal year (nine months) ended October 31, 2021. This is largely due to the $5,740,202 gain on the revaluation of the warrant derivative in comparison to a loss of $92,918 during the fiscal year (nine months) ended October 31, 2021. The main drivers of the gain on the revaluation of the warrant derivative from the time of issuance are the decrease in the estimated stock price for the underlying shares, decrease in the estimated volatility and the derecognition of a portion of the derivative as some of the exercise prices of the warrants were changed to be designated in US dollars. This gain is offset by financing costs of $2,688,034 related to the senior secured promissory notes.

Fiscal year (nine months) ended October 31, 2021 compared to fiscal year (twelve months) ended January 31, 2021

Our loss from other items was $42,007 for the fiscal year (nine months) ended October 31, 2021 as compared to $529,789 for the fiscal year (twelve months) ended January 31, 2021. The improvement in other loss is due to the change in valuation of warrant derivatives, with the main driver of the increase in the fair value of the warrants from the time of issuance being the increase in the estimated stock price for the underlying shares. At the time of the issuance of the July/August 2020 warrants, the private placement of units was priced at CAD$0.60 per unit and the fair value allocated to the shares in the unit was CAD$0.48. At the time of issuance of the August/September 2020 warrants, the private placement of units was priced at CAD$1.80 per unit and the fair value allocated to the shares in the unit was CAD$1.46.

Selected Quarterly Information

The following table presents selected financial information for each of the previous eight quarters:

	April 30,	January 31,	October 31,	July 31,
	2023	2023	2022	2022

Revenues	$325,532	$1,076,092	$789,678	$730,956
Net loss	(475,091)	(5,109,421)	(625,947)	(1,292,898)
Net loss per share	(0.95)	(32.58)	(2.00)	(9.00)

	April 30,	January 31,	October 31,	July 31,
	2022	2022	2021	2021

Revenues	$301,978	$809,830	$528,359	$516,367
Net loss	(2,732,972)	(4,113,453)	(1,568,006)	(1,929,305)
Net loss per share	(17.39)	(26.25)	(10.00)	(12.25)

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Liquidity and Capital Resources

The following table sets forth a summary of our cash flows from (used in) operating activities, investing activities and financing activities for the six months ended April 30, 2023 and April 30, 2022:

	Six months ended April 30,
	2023	2022		%
	(unaudited)	(unaudited)	Change	Change

Net cash flows used in operating activities	$(4,746,426)	$(3,360,441)	$(1,385,985)	(41)%
Net cash flows used in investing activities	(1,405)	(2,042)	637	31%
Net cash flows from financing activities	4,869,231	3,760,725	1,108,506	29%
	$121,400	$398,242	$(276,842)	(70)%

Net cash used in operating activities

Cash flows used in operations, which is generally the net income or loss adjusted for non-cash items, such as amortization and depreciation, fair valuation changes of the warrant derivative and changes in non-cash working capital items, was an outflow of $4,746,426 for the six months ended April 30, 2023, as compared to an outflow of $3,360,441 for the six months ended April 30, 2022. The main factor that contributed to the increase in cash outflow from operations was the higher operating loss of $6,637,418 for the six months ended April 30, 2023 compared to the operating loss for the six months ended April 30, 2022 of $3,897,241.

Net cash used in investing activities

Cash used in investing activities was $1,405 for the six months ended April 30, 2023 as compared to $2,042 for the six months ended April 30, 2022. Investing activities in both the current period and the comparative period consisted of purchases of equipment.

Net cash from financing activities

Cash provided by financing activities was $4,869,231 for the six months ended April 30, 2023 as compared to $3,760,725 for the six months ended April 30, 2022. The increase in cash provided from financing activities is due to: (i) a private placement that closed on December 9, 2022 for aggregate gross proceeds of approximately $3.0 million, before deducting fees to the placement agent and other offering expenses payable by the Company; and (ii) the issuance of an unsecured promissory note on March 20, 2023 in a principal amount of US$2,749,412 to Target Capital 14 LLC. The unsecured promissory note was issued at an original issue discount of 15% with a maturity date of July 18, 2023. See “Subsequent Events — Issuance of Convertible Note” below.

As of April 30, 2023, the Company had a working capital deficit of $5,180,536, compared to a working capital deficit of $1,408,415 as of October 31, 2022.

Funding requirements

As of and for the six-month period ended April 30, 2023, the Company has recurring losses, a working capital deficit of $5,180,536 (October 31, 2022 – working capital deficit of $1,408,415), an accumulated deficit totaling $31,970,826 (October 31, 2022 – accumulated deficit of $26,386,314) and negative cash flows used in operating activities of $4,746,426 (October 31, 2022 – negative cash flows used in operating activities of $12,590,778). The ability of the Company to carry out its business objectives is dependent on its ability to raise additional capital to support current operations and planned development.

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Off-balance asset arrangements

During the periods presented, we did not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

The following table sets forth a summary of our cash flows from (used in) operating activities, investing activities and financing activities for the years indicated:

	12 months ended	9 months ended	12 months ended
	October 31,	October 31,	January 31,
	2022	2021	2021

Net cash flows from operating activities	$(12,590,778)	$(671,169)	$(4,052,350)
Net cash flows from investing activities	(2,042)	(21,201)	(3,196)
Net cash flows from financing activities	12,651,211	14,253	4,567,542
Increase (decrease) in cash	$58,391	$(678,117)	$511,996

Net cash from (used in) operating activities

Cash flows from (used in) operations, which is generally the net income or loss adjusted for non-cash items, such as amortization and depreciation and changes in non-cash working capital items, was an outflow of $12,590,778 for the fiscal year (twelve months) ended October 31, 2022, as compared to an outflow of $671,169 for the fiscal year (nine months) ended October 31, 2021. The main factor that contributed to the increase in cash outflow from operations was the higher net loss of the Company for the fiscal year (twelve months) ended October 31, 2022.

Net cash from (used in) investing activities

Cash used in investing activities was $2,042 for the fiscal year (twelve months) ended October 31, 2022 as compared to $21,201 for the fiscal year (nine months) ended October 31, 2021. During the fiscal year (nine months) ended October 31, 2021, the outflow of cash was for the purchase of equipment and intangible assets, namely customer lists.

Net cash from (used in) financing activities

Cash provided by financing activities was $12,651,211 for the fiscal year (twelve months) ended October 31, 2022 as compared to $14,253 for the fiscal year (nine months) ended October 31, 2021. The increase in cash provided from financing activities is due to the Company completing its initial public offering during the fiscal year (twelve months) ended October 31, 2022.

Funding requirements

As of and for the fiscal year (twelve months) ended October 31, 2022, the Company has recurring losses, a working capital deficit of $1,408,415, an accumulated deficit totaling $26,386,314 and negative cash flows used in operating activities of $12,590,778. The ability of the Company to carry out its business objectives is dependent on its ability to raise additional capital to support current operations and planned development.

Warrant derivative liability

The following table shows the evolution of the Company’s derivative warrant liability from January 30, 2020 to October 31, 2022:

Balance, January 31, 2020	$-
Issued during the period	953,850
Change in fair value of derivative	536,209
Balance, January 31, 2021	$1,490,059
Change in fair value of derivative	92,918
Balance, October 31, 2021	$1,582,977
Issued during the period	5,535,852
Change in fair value of derivative	(5,740,202)
Derecognition of warrant derivative	(136,047)
Balance, October 31, 2022	$1,242,580

The change in the fair value of these derivative instruments of $5,740,202 is shown as a loss for the fiscal year (twelve months) ended October 31, 2022.

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Off-balance asset arrangements

During the periods presented, we did not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

Contractual Obligations

All of our contractual maturities for liabilities as at October 31, 2022 are due within one year, consisting of accounts payable and accrued expenses and loans payable.

The following shows the breakdown of the Company’s financial liabilities by contractual maturity as at October 31, 2022:

	Within one year	Between one and five years	More than five years
Accounts payable and accrued expenses	$1,345,288	$-	$-

Financial Instruments and Risk Management

The following table shows the valuation techniques used in measuring Level 3 fair values for the derivative liability as well as the significant unobservable inputs used.

Type	Valuation technique	Key inputs	Inter-relationship between significant inputs and fair value measurement
Warrant derivative liability	The fair value of the warrant derivative liability at initial recognition and at period-end has been calculated using the Black Scholes option pricing model.	Key observable inputs ● Share price ● Risk free interest rate ● Dividend yield Key unobservable inputs ● Expected volatility

The estimated fair value would increase (decrease) if:

● The share price was higher (lower)

● The risk-free interest rate was higher (lower)

● The dividend yield was lower (higher)

● The expected volatility was higher (lower)

For the fair values of the derivative liability, reasonably possible changes to the expected volatility, the most significant unobservable input would have the following effects:

Unobservable Inputs	Change	Impact on comprehensive loss
		Six months ended April 30, 2023	Six months ended April 30, 2022
Volatility	20%	$435,415	$261,511

The Company is exposed in varying degrees to a variety of financial instrument-related risks. The Board of Directors approves and monitors the risk management processes, inclusive of documented investment policies, counterparty limits, and controlling and reporting structures.

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Risk Management

In the normal course of our business, we are exposed to a number of financial risks that can affect our operating performance and financial condition. These risks, and the actions taken to manage them, are as noted below.

Interest rate risk

Interest rate risk is the risk that the fair value of future cash flows of a financial instrument will fluctuate because of changes in market interest rates. The Company is not exposed to any material interest rate risk.

Credit risk

Credit risk is the risk of loss associated with the counterparty’s inability to fulfill its payment obligations. For financial assets, this is typically the gross carrying amount, net of any amounts offset and any impairment losses.

The Company’s principal financial assets are cash and trade accounts receivable. The Company’s credit risk is primarily concentrated in its cash which is held with institutions with a high credit worthiness. Credit risk is not concentrated with any particular customer. The Company’s accounts receivable consists primarily of GST receivable. Trade receivables are generally insignificant.

At April 30, 2023, the Company’s maximum credit risk exposure is $152,604.

Foreign exchange risk

Foreign currency risk arises from fluctuations in foreign currencies versus the United States dollar that could adversely affect reported balances and transactions denominated in those currencies. As at April 30, 2023, a portion of the Company’s financial assets are held in Canadian dollars. The Company’s objective in managing its foreign currency risk is to minimize its net exposure to foreign currency cash flows by transacting, to the greatest extent possible, with third parties in United States dollars. The Company does not currently use foreign exchange contracts to hedge its exposure of its foreign currency cash flows as management has determined that this risk is not significant at this point in time. The Company is not exposed to any material foreign currency risk.

Liquidity risk

Liquidity risk is the risk that the Company will not be able to meet its financial obligations as they fall due. The Company has a planning and budgeting process in place to help determine the funds required to support the Company’s normal operating requirements on an ongoing basis.

Historically, the Company’s primary source of funding has been the issuance of equity securities for cash, primarily through the issuance of common shares. The Company’s access to financing is always uncertain. There can be no assurance of continued access to significant equity funding.

As of April 30, 2023, the Company had cash of $194,321 and current liabilities of $6,066,387, compared to $72,921 and $2,593,913, respectively, as of October 31, 2022. Appropriate going concern disclosures have been made in Notes to the financial statements. To address the negative working capital balance and any short-term cash shortfalls as of April 30, 2023, the Company issued convertible debentures for gross proceeds of $3,341,176 in June 2023.

Capital Management

In the management of capital, the Company includes components of shareholders’ equity. The Company aims to manage its capital resources to ensure financial strength and to maximize its financial flexibility by maintaining strong liquidity and by utilizing alternative sources of capital including equity, debt and bank loans or lines of credit to fund continued growth. The Company sets the amount of capital in proportion to risk and based on the availability of funding sources. The Company manages the capital structure and makes adjustments to it in light of changes in economic conditions and the risk characteristics of the underlying assets. Issuance of equity has been the primary source of capital to date. Additional debt and/or equity financing may be pursued in future as deemed appropriate to balance debt and equity. To maintain or adjust the capital structure, the Company may issue new shares, take on additional debt or sell assets to reduce debt.

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Contractual Obligations

All of our contractual maturities for liabilities as at April 30, 2023 and October 31, 2022 are within one year, consisting of accounts payable and accrued expenses and loans payable.

Related Party Transactions

Key management personnel are those persons having authority and responsibility for planning, directing, and controlling the activities of the Company, directly or indirectly. Key management personnel include the Company’s executive officers and Board of Director members.

All related party transactions are in the normal course of operations. All amounts either due from or due to related parties other than specifically disclosed are non-interest bearing, unsecured and have no fixed terms of repayments.

Related party transactions with directors, subsequent and former directors and companies and entities over which they have significant influence:

	Six months ended
	April 30, 2023	April 30, 2022
Consulting fees	$11,163	$-
Director fees	93,000	47,905
Professional fees	-	50,000
Salaries	321,234	110,354
Share-based compensation	405,419	-
	$830,816	$208,259

Accounts payable and accrued liabilities – As of April 30, 2023, $11,163 (October 31, 2022 - $33,918) due to related parties was included in accounts payable and accrued liabilities.

Critical Accounting Estimates and Judgments

The preparation of the Company’s Financial Statements in conformity with IFRS requires management to make judgments, estimates and assumptions about the carrying amounts of assets and liabilities that are not readily apparent from other sources. The estimates and associated assumptions are based on historical experience and other factors that are considered to be relevant. Actual results may differ from these estimates.

The estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognized in the period in which the estimate is revised, if the revision affects only that period, or in the period of the revision and future periods, if revision affects current and future periods.

The key assumptions concerning the future and other key sources of estimation uncertainty at the reporting date, which have a significant risk of causing a material adjustment to the carrying amounts of assets and liabilities within the next financial year, are prepared in accordance with the same accounting policies, critical estimates and methods described in the Company’s Financial Statements. The Company based its assumptions and estimates on parameters available when the Financial Statements were prepared. Existing circumstances and assumptions about future developments, however, may change due to market changes or circumstances arising that are beyond the control of the Company. Such changes are reflected in the assumptions when they occur.

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Recent Accounting Pronouncements

None that specifically apply to the Company as evaluated by management.

Subsequent Events

Litigation

During the subsequent period, litigation was brought against the Company by the Toronto Dominion Bank (“TD Bank”) in which TD Bank made a claim for an amount of $1,721,345 (the “Principal Amount”) relating to a bank overdraft. TD Bank and the Company reached a settlement agreement in which the Company agreed to repay the Principal Amount plus interest and additional costs. The Settlement was guaranteed by a letter of credit issued to TD Bank by the Royal Bank of Canada in a notional amount of $2,000,000.

Issuance of Convertible Note

On June 26, 2023, the Company issued an unsecured convertible note in an aggregate principal amount of $3,341,176 (the “June 2023 Note”) to Target Capital 14 LLC (“Target Capital”) with a maturity date of June 26, 2024. The conversion price in effect is equal to $6.25 for the first seven months, and thereafter, 90% of the lowest closing price of the Company’s shares for the previous three trading days prior to the conversion date; provided, however, that such price shall in no event be less than $3.75. Consequently, a maximum of 890,980 shares of Common Stock are issuable by the Company upon conversion of the June 2023 Note. The June 2023 Note contains customary and standard representations and warranties, and covenants.

In connection with the issuance of the June 2023 Note, the Company entered into a securities purchase agreement with Target Capital and issued to Target Capital a common share purchase warrant to purchase 400,941 common shares (the “Purchase Warrant”), with an exercise price of $0.001 or on a cashless basis. The Purchase Warrants are classified as financial liabilities since the terms allows for a cashless net share settlement at the option of the holder.

The June 2023 Note cancelled an unsecured promissory note in the principal amount of $2,749,412 (the “Note”) that was issued to Target Capital on March 20, 2023 (the “March 2023 Note”). The March 2023 Note was issued at an original issue discount of 15% with a maturity date of July 18, 2023. As a result, the Company has no obligations pursuant to the March 2023 Note.

December 2022 Private Placement and Inducement Letter

On December 9, 2022, the Company closed a $3 million private placement transaction, pursuant to which the Company issued to certain investors (the “Holders”) common share purchase warrants (the “Existing Warrants”), each warrant exercisable for one share of Common Stock. On August 22, 2023, the Company issued an offer letter to the Holders (the “Inducement Letter”), providing the Holders the opportunity to exercise for cash all or some of the Existing Warrants at an exercise price of $3.33 per share of Common Stock in consideration for the issuance to each exercising Holder of a new Common Stock purchase warrant (the “New Warrant”) exercisable at an exercise price of $3.33 per share for a number of shares of Common Stock equal to 250% of the number of shares of Common Stock issued in connection with the Inducement Letter. In connection with the Inducement Letter, the Holders elected to exercise Existing Warrants for 633,026 shares of Common Stock. As a result of such exercise, New Warrants exercisable for an aggregate 1,582,565 shares of Common Stock were issued.

Share Capital

From August 1 to August 25, 2023, a total of 883,131 shares were issued from warrants being exercised for proceeds of $2,855,979. On August 10 and 14, 2023, the company issued 50,000 and 150,000 common shares, respectively, as compensation for consulting services.

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Outstanding Share Data

The Company is authorized to issue an unlimited number of common shares without par value.

As at April 30, 2023, the Company had a total of 511,361 common shares outstanding and 19,689 restricted share units (“RSUs”) outstanding, and none of the RSUs had vested.

As of April 30, 2023, the following options were outstanding and vested, entitling the holders thereof the right to purchase one common share for each option held as follows:

Outstanding	Exercise Price	Expiry Date	Vested
3,207	CAD$172.50	November 9, 2025	3,207
40,800	$6.25	April 3, 2028	-
44,007			3,207

The following table discloses the number of warrants outstanding as at April 30, 2023:

Number of warrants	Exercise Price	Expiry date
10,736	CAD$86.75	August 3, 2024
18,474	CAD$260.50	August 3, 2024
163,565	$52	August 4, 2027
10,514	$130	August 4, 2027
11,931	$0.025	August 4, 2027
266,420	$52	November 3, 2027
118,667	$15	June 9, 2028
78,000	$15	June 9, 2028
11,333	$0.025	No expiry
689,640

As of September 13, 2023, the Company had a total of 1,594,492 shares outstanding and 19,689 restricted share units (“RSUs”) outstanding, and 6,563 RSUs had vested.

The Company also had the following warrants outstanding as of such date:

Number of warrants	Exercise Price	Expiry date
10,736	CAD$86.85	August 3, 2024
18,474	CAD$260.55	August 3, 2024
149,142	$52	August 4, 2027
10,514	$130	August 4, 2027
266,420	$52	November 3, 2027
11,931	$0.025	August 4, 2027
1,582,566	$3.33	June 9, 2028
2,049,783

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Use of Proceeds

The Company will not receive any proceeds from the sale of Common Shares by the Selling Securityholders. We may receive proceeds up to $950 in the event of the exercise in full of the Target Prefunded Warrant for cash and up to $625 in the event of the exercise in full of the November Prefunded Warrant for cash. All proceeds from the sale of such Common Shares will be paid directly to the Selling Securityholders.

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BUSINESS

Overview

The Company, incorporated under the Business Corporations Act of British Columbia on October 10, 2017 under the name “Bruush Oral Care Inc.”, is on a mission to inspire confidence through brighter smiles and better oral health. Founded by Chief Executive Officer Aneil Manhas, a former investment banker and private equity investor turned entrepreneur, we are an oral care company that is disrupting the space by reducing the barriers between consumers and access to premium oral care products because it is our belief that high-quality oral care products should be more accessible. We are an e-commerce business with a product portfolio that currently consists of a sonic-powered electric toothbrush kit and brush head refills. Through our website, consumers can purchase a Brüush starter kit (the “Brüush Kit”), which includes: (i) the Brüush electric toothbrush (the “Brüush Toothbrush”); (ii) three brush heads; (iii) a magnetic charging stand and USB power adapter; and (iv) a travel case. We also sell the brush heads separately which come in a three-pack (the “Brüush Refill”) and can be purchased on a subscription basis, where the customer will automatically receive a Brüush Refill every six months (the “Subscription”). We consider a Subscription to be active (an “Active Subscription”) until it is either cancelled by the customer or terminated due to payment failure (for example, a lost or expired credit card). Currently, we have almost 40,000 Active Subscriptions in our program. Next year, we plan to expand our portfolio with the launch of several new subscription-based consumable oral care products, including toothpaste, mouthwash, dental floss, a whitening pen, as well as an electric toothbrush designed for kids.

Products

With such a glaring opportunity in the market, we have developed an electric toothbrush that makes upgrading to an electric brush appealing. The key tenets of our value proposition include:

(i)	Quality: Through our direct-to-consumer business model, we eliminate the “middleman” (i.e., the retailer such as a grocery/drug store) and believe that we offer consumers a high-quality electric toothbrush at a more affordable price than a comparable electric toothbrush from the competition. The Brüush Toothbrush is equipped with sonic technology that delivers over 31,000 brush strokes per minute and features that include: (i) six cleaning modes; (ii) a smart timer that pauses every 30 seconds to prompt the user to move the toothbrush to a different quadrant of their mouth and then shuts off after two minutes; (iii) a rechargeable battery that lasts an incredible four weeks on a single charge; and (iv) a custom-designed brush head that is equipped with extra soft DuPont™ Tynex® bristles.

(ii)	Design: In addition to being highly functional, we believe that the Brüush Toothbrush is one of the sleekest looking brushes on the market. Our goal was to develop a toothbrush that our consumers would be proud to showcase on their countertop. We paid significant attention to detail, not only to the aesthetics of the device itself, but also the packaging to facilitate a premium unboxing experience. The Brüush Toothbrush comes in three core colors - black, white and pink - as well as a variety of trend-driven seasonal colors that are introduced on a limited quantity basis.

(iii)	Convenience: A 2018 independent survey conducted by Electric Teeth indicated that over 40% of people do not change their toothbrush or the brush head at least once every three months as recommended by the American Dental Association, which could cause the bristles to become frayed or excess bacteria to develop on the brush head. To help consumers maintain good oral health by changing their brush head regularly, as well as eliminate the frustrating experience of purchasing replacement heads at the grocery/drug store, we give our customers the option to subscribe to a brush head refill program. The Subscription automatically sends a three-pack of brush heads every six months at a price that we believe is lower than comparable brush heads from competing brands. As an incentive to subscribe, we offer the consumer a discount on the Brüush Kit if they enroll in the Subscription at the time of purchase, but they have the flexibility to cancel their Subscription at any time. Once the initial purchase of the Brüush Kit is made, the cost of the Subscription is in-line with what a consumer would pay to regularly replace their manual brush. Additionally, we send an email every two months to remind the subscriber that it is time to change their brush head. Overwhelmingly, over 75% of our customers purchased a Brüush Kit with a Subscription and the churn rate so far has been very low, as less than two percent of Active Subscriptions are cancelled on a monthly basis.

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Marketing

Our brand strategy is focused on becoming the go-to oral care brand for the 18 to 45-year-old age group. The Company has helped differentiate itself from the competition by building a unique and human brand identity that resonates with the millennial and Generation Z cohorts. We have helped accomplish this by creating supercharged content that features bright colors and bold expressions and fits with our objective of shaking up the traditionally dull oral care category. We utilize this content across our website, paid media programs and social media channels. In addition to our campaign assets, we generate omni-channel content through customer excitement that has driven a steady stream of user-generated content and brand mentions.

The millennial and Generation Z demographic groups have a propensity to naturally and purposefully engage in social media to endorse the brands and products that they use and love. As such, we are very active on social media, where we aim to connect deeper with our target customer by building a community to drive brand engagement. We have primarily focused our social media efforts on Instagram, where we currently have over 30,000 followers. As part of our social media strategy, we have collaborated with over 200 on-brand influencers, mostly in an unpaid capacity. To facilitate these collaborations, we work both directly (outreach from the Company to the influencer) and with best-in-class influencer seeding tools to gift the Brüush Kit to influencers in exchange for a product review or authentic content (both static and video) that showcases our product in a genuine manner. We embed this content across our owned and operated social channels and in our customer outreach initiatives, repurposing it to our audience so they get direct product feedback from their peers. We also receive many inbound requests from micro-influencers, who want to collaborate with us to promote the Brüush Toothbrush. We continue to engage with our top performing influencers to turn them into a team of loyal brand ambassadors that we can leverage as we introduce new products to market.

Media exposure has also proven to be successful in terms of building the brand by way of creative pitching and tactical product seeding, often to existing relationships with commerce editors. Since 2021, the Company has received over 200 brand-elevating press placements, the majority of which were earned (unpaid), including coverage in Allure Magazine, New York Times, Vogue, Refinery29, The Wall Street Journal, Essence and Rolling Stone Magazine. Having these notable publications backlink our website not only improved search engine optimization, but also generated a rise in key performance indicators on our site for up to 48 hours after new placements. When we engage in paid placements, it is mainly focused in the affiliate channel, where we typically provide a small commission on sales that are generated by a publication covering our product. Even in this capacity, an editor typically chooses among several different electric toothbrushes, whereby the Brüush Toothbrush would need to be deemed the strongest before they would cover or advocate for our brand.

Strategic Relationships

Partnership with Kevin Hart

On November 23, 2020, the Company announced that award-winning comedian and actor, Kevin Hart, had joined as a partner and celebrity endorser. With Kevin Hart’s authentic love for the product, wide demographic appeal and natural alignment with our brand, the partnership is aimed at shaking up the all-too-often humorless, ignorable oral care category by utilizing Mr. Hart’s talents in campaigns, content and social media.

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Pursuant to the endorsement agreement between the Company and K. Hart Enterprises, Inc., the Company agreed to compensate K. Hart Enterprises through a combination of (i) cash payable in two installments of $750,000 for a total amount of $1,500,000; (ii) royalty payments of three percent based on gross revenues received by the Company during the term of the agreement from the sales of any Brüush products or subscriptions; and (iii) stock options to purchase 309,498 Class B common shares of the Company. Kevin Hart’s deliverables consist of a range of promotional activities including a production day to create comedic videos, appearances, media interviews and social ambassadorship of the Company to his 143 million Instagram followers. The initial two-year term of the endorsement agreement commenced on November 23, 2020 and ended on November 23, 2022. The parties have agreed to extend the term of the endorsement agreement for an additional year. This summary does not purport to be complete and is qualified in its entirety by the full text of the endorsement agreement.

Competition

The electric toothbrush industry has traditionally been dominated by two major brands: (i) Philips Sonicare (owned by Dutch conglomerate Koninklijke Philips N.V.); and (ii) Oral-B (owned by American multinational consumer goods corporation Proctor & Gamble). In our view, these companies make high-quality products, but they can be expensive with their high-end models retailing for over $200. In North America, it is our belief that both Philips Sonicare and Oral-B primarily sell their products to the baby boomer generation through their brick-and-mortar retail networks, where the buying experience can be poor and there is a limited ability to lower prices. From a marketing standpoint, it seems that both companies rely on traditional initiatives, such as television ads and print media, with messaging that is targeted to an older demographic and may not resonate as well with the younger millennial and Generation Z groups.

In recent years, a number of competing brands have emerged, such as Burst, Goby, Moon and Quip. These companies usually offer electric toothbrushes at a lower price point than Philips Sonicare and Oral-B, but we feel that the product quality is inferior. Our value proposition is centered around offering an electric toothbrush that we believe is comparable to the high-end models of Philips Sonicare and Oral-B in terms of quality, but at the lower price point, which is more in-line with the emerging competition. Additionally, we are focused on: (i) distributing our products online versus through a brick-and-mortar retail network; (ii) offering our consumers the option to conveniently have their replacement brush heads shipped automatically to their door through our Subscription; and (iii) marketing to a younger demographic that is between 18 and 45 years of age through relevant channels such as social media.

Government Regulation

In the United States, powered toothbrushes, such as the Brüush Toothbrush and the new electric brush designed for kids that we will be releasing, are regulated as a Class I device by the FDA, Federal Trade Commission (“FTC”) and other regulatory authorities (regulation number: 872.6865 and product code: JEQ). The FDA has exempted almost all Class I devices (with the exception of reserved devices) from the premarket notification requirement. The Brüush Toothbrush falls under the exemption and therefore the Company is not required to submit a premarket notification application or obtain FDA clearance before marketing the product in the U.S., however, the Company is required to register its establishment with the FDA. The Company’s annual renewal for the medical device establishment has been successfully completed for 2024 (registration number: 3014925406 and owner operator number: 10058820).

Of the consumables that we will be launching next year, only the toothpaste is subject to registration with the FDA. Mouthwash, dental floss and the whitening pen are all categorized as cosmetic products, which do not require FDA authorization. Our toothpaste will be classified as an over-the-counter (“OTC”) drug product, which is subject to the FDA OTC drug regulatory requirements due to the inclusion of sodium fluoride as an active ingredient. Third-party manufacturing facilities for OTC drug products must comply with the FDA’s drug Good Manufacturing Practices (GMPs) that require them to maintain, among other things, good manufacturing processes, including stringent vendor qualifications, ingredient identification, manufacturing controls and record keeping. The third-party manufacturer of our toothpaste located in Canada is registered with the FDA and in full compliance with the FDA’s GMPs, as they already produce a range of OTC toothpastes that are currently selling in the United States.

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As an OTC drug product, our toothpaste will be permitted to be produced and marketed without prior approval from FDA, but it must comply with the monograph for OTC anticaries drug products, which regulate its formulation, packaging and indications by establishing acceptable active ingredients, labelling requirements and product claims that are generally recognized as safe and effective. If our toothpaste is not in compliance with the applicable FDA monograph for OTC anticaries drug products, we may be required to stop making claims or stop selling the product until we are able to obtain the requisite FDA approvals. Based on separate assessments conducted by our team, manufacturing partner in Canada and third-party regulatory advisors, we are confident that our toothpaste will comply with FDA OTC drug regulatory requirements.

In Canada, electronic toothbrushes are a Class II device and require ISO 13485:2016 with Medical Device Single Audit Program (MDSAP) certification through a recognized registrar, in addition to a Medical Device License application. To facilitate the possibility of Canadian-based warehousing and fulfilment, we are currently working towards ISO 13485:2016 certification and expect to obtain it, as well as receive the Medical Device License, by the end of this calendar year. For Canada, our toothpaste will require a Natural Product Number (“NPN”) and bilingual packaging. Getting an NPN requires pre-market approval from Health Canada, which can take at least 180 days from the submission date. We do not anticipate any issues receiving Health Canada approval, since the formula and the OTC ingredients are in the prescribed levels in the monograph and all packaging will follow Canadian labelling requirements. Additionally, the third-party manufacturer of our toothpaste is located in Canada, registered with Health Canada, and already produces a range of OTC toothpastes that are currently selling in the Canadian market.

Intellectual Property

The Company has a registered United States design patent for the ornamental and industrial design for the manufacture of The Brüush Toothbrush, which expires on November 19, 2034. We also have a similar industrial design registration for The Brüush Toothbrush in Canada that expires on December 13, 2028. We do not intend to file any new patents as it relates to the new products that we will be launching later this year. Additionally, the Company retains trademarks in the United States, Canada, Australia, United Kingdom and the European Union for our name and symbol “BRÜUSH”.

Legal Proceedings

There are no material proceedings to which any director or officer is a party that is adverse to the Company or has a material interest adverse to the Company. We do not believe that any lawsuit filed to date is material or would have a material adverse impact on our Company. No director or executive officer has been a director or executive officer of any business which has filed a bankruptcy petition or had a bankruptcy petition filed against it during the past ten years. No current director or executive officer has been convicted of a criminal offense or is the subject of a pending criminal proceeding during the past ten years. No current director or executive officer has been the subject of any order, judgment or decree of any court permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities during the past ten years. No current director or officer has been found by a court to have violated a federal or state securities or commodities law during the past ten years.

Corporate Information

The Company’s principal office is located at 128 West Hastings Street, Unit 210, Vancouver, British Columbia V6B 1G8. Our telephone number is (844) 427-8774. The SEC maintains an Internet site (http://www.sec.gov) that makes available reports and other information regarding issuers that file electronically with the SEC. The Company’s website address is www.bruush.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus. Investors should not rely on any such information in deciding whether to purchase our securities.

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MANAGEMENT

The following table sets forth the name, office held, age, and functions and areas of experience in our company of each of our directors and senior management as of the date of this prospectus:

Name, Office Held, Age	Area of Experience and Functions in Our Company
Aneil Manhas Chief Executive Officer and Chairman Age: 39	As our Chief Executive Officer and Chairman, Mr. Manhas is responsible for strategic planning and operations, as well as managing our relations with our investment bankers, lawyers, regulatory authorities and investor community. Mr. Manhas is also Principal Executive Officer, Acting Principal Financial and Accounting Officer.

Mandeek Manhas Chief Financial Officer Age: 42	As our Chief Financial Officer, Mr. Manhas directs and oversees the Company’s finance department.

Alan MacNevin Chief Operating Officer Age: 47	As our Chief Operating Officer, Mr. MacNevin leads the Company across all aspects of operations, driving strategic growth by directing and overseeing the scale of digital commerce, execution of strategic partnerships, launch of new products and expansion into new geographical markets.

Kia Besharat Director Age: 40	Mr. Besharat is presently an outside director and supervises our management and helps to ensure compliance with our corporate governance policies and standards. Mr. Besharat is also Chairman of the Audit Committee, Nominating and Corporate Governance Committee and the Compensation Committee.

Dr. Robert Ward Director Age: 39	As an independent director, Dr. Ward supervises our management and helps to ensure compliance with our corporate governance policies and standards. Dr. Ward is a member and of the Audit Committee, the Nominating and Corporate Governance Committee and the Compensation Committee.

The following is a brief account of the business experience of each of our directors and senior management.

Aneil Manhas, Chief Executive Officer and Chairman

Aneil Manhas, the founder of the Company, has served as Chief Executive Officer since inception in 2018. Mr. Manhas has a career spanning over 15 years working in the financial services industry and in CEO positions of his previous companies.

Recently, he was CEO of Surface 604 from 2015 until 2019, an electric bike company that he founded and grew to be one of North America’s leading e-bike brands. During the same period, he was also President and CEO of GVA Brands / Rosso Sports from 2014 until 2019, a company he purchased and transformed into Canada’s leader in entry-level powersports.

Mr. Manhas previously worked at Credit Suisse in Los Angeles, California for two years as an Investment Banking Analyst before joining Onex Corporation in Toronto, Ontario as a member of the investment team for five years, evaluating and executing large private equity transactions across multiple industries.

Aneil holds an Honors Business Administration (HBA) from the Richard Ivey School of Business at the University of Western Ontario.

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Mandeek Manhas, Chief Financial Officer

Mandeek Manhas joined the Company in April 2023 as Chief Financial Officer to direct and oversee the Company’s finance department. Mr. Manhas has over 17 years of experience in a variety of leadership, managerial, financial, accounting, regulatory compliance, assurance, tax and advisory areas. This includes leading initiatives over operational and financial strategy, assessment of growth opportunities, governance and risk management.

Mr. Manhas joined the Company from Shape Properties, a real estate management, development and investment company with over $2.5 billion in asset value under management. As Director of Finance and Accounting for the income producing properties group, he led the finance and accounting functions through budgeting and forecasting, cash management, financial reporting, tax compliance, commercial support and overall growth of the portfolio of assets under management.

Previously, Mr. Manhas was Corporate Controller at Jervois Global (ASX: JRV, TSX-V: JRV), a dual-listed, multinational mining company with advanced development stage and exploration projects, where he left the finance department through a three-way merger with Ecobalt Solutions Inc. (TSX: ECS) and M2 Cobalt Corp. (TSX-V: MC). Prior to this, Mr. Manhas spent eleven years providing audit and advisor services with major accounting firms including Deloitte, Grant Thornton and Crowe Mackay, primarily working with small to mid-market cap corporations listed on Canadian and U.S. exchanges.

Mr. Manhas is a Chartered Professional Accountant and holds a Bachelor of Commerce Degree from the University of British Columbia, with a double major in Finance and Accounting.

Alan MacNevin, Chief Operating Officer

Alan MacNevin joined the Company in June 2022 as Chief Operating Officer and leads the Company across all aspects of operations, driving strategic growth by directing and overseeing the scale of digital commerce, execution of strategic partnerships, launch of new products and expansion into new geographical markets. Mr. MacNevin has over 20 years of experience in executive-level positions managing large teams globally, while leading the growth at start-up e-commerce and subscription-based businesses and building them into category leaders.

Mr. MacNevin joins the Company from Rakuten Kobo, where over the past ten years he has held various executive positions including Chief Revenue Officer (2014-2015), Chief Marketing Officer (2015-2019), and most recently, Chief Operating Officer (2019-2022), where he managed the day-to-day global operations of the company. Driving growth, profitability and international expansion, Mr. MacNevin played a key role in Kobo’s emergence as a dominant player in the eReading industry.

Prior to joining Rakuten Kobo, Mr. MacNevin was a member of the executive team at Sirius Satellite Radio for six years from 2005 to 2011. At Sirius, Mr. MacNevin led the subscriber management team as the company grew from inception to over two million subscribers before it merged with XM Canada in 2011. Mr. MacNevin has also held senior marketing and operational roles at the Canadian Broadcasting Company, Chapters-Indigo Online and Bell Mobility.

Non-Executive Directors

Kia Besharat, Director

Kia Besharat has over 15 years of extensive private equity, investment banking and directorship experience, including as former Managing Director at Ubequity Capital Partners, a leading global merchant and investment bank.

Mr. Besharat acts exclusively as a consultant to Gravitas Securities Inc., where he helps with the advisory, restructuring, corporate finance, and mergers and acquisitions mandates across the firm’s platform, with a recent focus on the following industry groups: consumer/retail, natural resources, internet/new media, technology, and healthcare. While at Gravitas Securities as a Senior Managing Director of Investment Banking, Mr. Besharat played a pivotal role in establishing Gravitas Securities as one of the top boutique investment banks in Canada. His transactions totaled over $1 billion at Gravitas Securities and more than $4 billion over the span of his career.

Mr. Besharat holds a Bachelor of Arts (Economics with a minor in Management) from McGill University as well as a Master of Science (Finance and Investment) from the University of Edinburgh. In 2018, he was recognized by the Investment Industry Association of Canada (IIAC) as a Top 40 Under 40 Award Nominee.

Dr. Robert Ward, Director

Dr. Robert Ward has served as a director of the Company since August 2022 and is a Certified Specialist in Orthodontics licensed in the provinces of Manitoba and Alberta, where he maintains a private practice. He is also the CEO of XerosGuard, a company that he founded in 2018 and offers dentists a revolutionary product that maintains intra-oral isolation and moisture control while a patient occludes their teeth.

Previously, from 2016-2019, Dr. Ward’s ownership group successfully acquired and green-fielded 11 dental and orthodontic offices in Central Canada and proceeded to have a successful exit in the summer of 2019. This sale is widely believed to be one of the largest transactions in the space in Canadian history. Dr. Ward is passionate about innovative, cutting-edge techniques and technologies to provide the highest level of care to patients. This keen interest has led to his involvement in several intellectual property-focused dental start-up businesses and he currently holds three dental-related patents in the United States.

Dr. Ward attended the University of Manitoba and holds a Bachelor of Science (Biology), Bachelor of Science (Dentistry), Doctor of Medicine in Dentistry and Master of Science in Orthodontics. Dr. Ward is involved with several continuing education and professional organizations, including the Canadian Association of Orthodontists and American Association of Orthodontists. He also maintains a part-time professor position in the College of Dentistry at University of Manitoba in Orthodontics.

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Family Relationships

Mandeek Manhas, our Chief Financial Officer, is the cousin of Aneil Manhas, our Chief Executive Officer. There are no other family relationships between or among any of our executive officers or other directors.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers has, during the past 10 years, been involved in any legal proceedings described in subparagraph (f) of Item 401 of Regulation S-K that are material to an evaluation of the ability or integrity of any director or executive officer of the Company.

Equity Compensation Plan

On June 30, 2022, our board of directors approved an Omnibus Securities and Incentive Plan effective June 29, 2022, replacing the Stock Option Plan previously approved on August 6, 2021. We plan to grant awards under this new plan, See “Executive and Director Compensation – Stock Options and Other Compensation Securities” for a description of the 2022 plan.

Board Diversity

On August 6, 2021, the Securities and Exchange Commission approved a proposed rule from Nasdaq on diversity of boards of directors of companies listed on Nasdaq. Under the rule as approved, “foreign private issuers” can meet the diversity requirement with either two female directors or one female director and one director who is an underrepresented individual based on national, racial, ethnic, indigenous, cultural, religious or linguistic identity in its home country or LGBTQ+. Companies with five or fewer directors can meet the requirement by having at least one director who meets the definition of “diverse” under the new rule. The requirements became effective from August 7, 2023. As of the date of this filing, at least one of our directors meets the definition of “diverse” under the new rule.

While we do not have a formal policy on diversity, our board of directors considers diversity to include the skill set, background, reputation, type and length of business experience of our board members as well as a particular nominee’s contributions to that mix. Our board of directors believes that diversity promotes a variety of ideas, judgments and considerations to the benefit of our Company and shareholders.

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Corporate Governance

Term of Office

Each director of our Company holds office until the next annual general meeting of our company or until his successor is elected or appointed, unless his office is earlier vacated in accordance with the articles of our Company or the provisions of the Business Corporations Act (British Columbia). Each officer of our Company is appointed to serve at the discretion of our board of directors.

Committees of the Board of Directors

The board of directors has established an Audit Committee, a Nominating and Corporate Governance Committee and a Compensation Committee. The members of the Audit Committee are Kia Besharat (Chairman) and Dr. Robert Ward. The members of the Nominating and Corporate Governance Committee are Kia Besharat (Chairman) and Dr. Robert Ward. The members of the Compensation Committee are Kia Besharat (Chairman) and Dr. Robert Ward. Each of the directors on the Audit Committee has been determined by our board of directors to be independent.

Audit Committee

The Audit Committee is governed by a written charter, which is approved and annually adopted by the board of directors. The board of directors has determined that the members of the Audit Committee meet the applicable independence requirements of the SEC and the Nasdaq Stock Market, that all members of the Audit Committee fulfill the requirement of being financially literate and that Kia Besharat is an Audit Committee financial expert as defined under current SEC regulations. Currently, there is a vacancy on the audit committee and Nasdaq has granted the Company a cure period to regain compliance until the earlier of (a) the Company’s next annual shareholders’ meeting or April 12, 2024 and (b) October 9, 2023, if the next annual shareholders’ meeting is held before such date. The Company has not yet scheduled its annual shareholders’ meeting.

The Audit Committee is appointed by the board of directors and is responsible for, among other matters, overseeing the:

●	integrity of the Company’s financial statements, including its system of internal controls;

●	Company’s compliance with legal and regulatory requirements;

●	independent auditor’s qualifications and independence;

●	retention, setting of compensation for, termination and evaluation of the activities of the Company’s independent auditors, subject to any required shareholder approval; and

●	performance of the Company’s independent audit function and independent auditors.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is appointed by the board of directors and is responsible for, among other matters:

●	reviewing the structure, size and composition of board of directors and making recommendations to the board of directors with regard to any adjustments that are deemed necessary;

●	identifying candidates for the approval of the board of directors to fill vacancies on the board as and when they arise as well as developing plans for succession, in particular, of the chairman and executive officers;

●	overseeing the annual evaluation of the board of directors of its performance and the performance of other board committees;

●	retaining, setting compensation and retentions terms for and terminating any search firm to be used to identify candidates; and

●	developing and recommending to the board of directors for adoption a set of Corporate Governance Guidelines applicable to the Company and to periodically review the same.

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Compensation Committee

The Compensation Committee is appointed by the board of directors and is responsible for, among other matters:

●	establishing and periodically reviewing the Company’s compensation programs;

●	reviewing the performance of directors, officers and employees of the Company who are eligible for awards and benefits under any plan or program and adjust compensation arrangements as appropriate based on performance;

●	reviewing and monitoring management development and succession plans and activities;

●	reporting on compensation arrangements and incentive grants to the board of directors;

●	retaining, setting compensation and retention terms for, and terminating any consultants, legal counsel or other advisors that the Compensation Committee determines to employ to assist it in the performance of its duties; and

●	preparing any Compensation Committee report included in our annual proxy statement.

Risk Oversight

Our board of directors oversees a company-wide approach to risk management. Our board of directors determines the appropriate risk level for us generally, assess the specific risks faced by us and review the steps taken by management to manage those risks. While our board of directors will have ultimate oversight responsibility for the risk management process, its committees will oversee risk in certain specified areas.

Specifically, our compensation committee is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements, and the incentives created by the compensation awards it administers. Our audit committee oversees management of enterprise risks and financial risks, as well as potential conflicts of interests. Our board of directors is responsible for overseeing the management of risks associated with the independence of our board of directors.

Code of Business Conduct and Ethics

Our board of directors adopted a Code of Business Conduct and Ethics that applies to our directors, officers and employees. A copy of this code is available on our website. We intend to disclose on our website any amendments to the Code of Business Conduct and Ethics and any waivers of the Code of Business Conduct and Ethics that apply to our principal executive officer, principal financial officer, principal accounting officer, controller or persons performing similar functions.

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EXECUTIVE AND DIRECTOR COMPENSATION

The following information is related to the compensation paid, distributed or accrued by us for the fiscal years ended October 31, 2022 and October 31, 2021 for our Chief Executive Officer (principal executive officer) serving during the year ended October 31, 2022 and the other most highly compensated executive officer serving at October 31, 2021 whose total compensation exceeded $100,000 (the “Named Executive Officers”).

Summary Compensation Table

The following table sets forth all direct and indirect compensation paid, payable, awarded, granted, given or otherwise provided, directly or indirectly, by our company or any subsidiary thereof to members of our management, in any capacity, including, for greater certainty, all plan and non-plan compensation, direct and indirect pay, remuneration, economic or financial award, reward, benefit, gift or perquisite paid, payable, awarded, granted, given or otherwise provided to the members of our management for services provided and for services to be provided, directly or indirectly, to our company or any subsidiary thereof for the years ended October 31, 2022, other than stock options and other compensation securities:

Name and Position	Year ended	Salary ($)	Stock-based compensation		Total Compensation ($)
Aneil Manhas, Chief Executive Officer and Chairman (1)	2022	$505,767		$143,032	$648,799
Mandeek Manhas, Chief Financial Officer (2)	2022	Nil		Nil	Nil
Matthew Kavanagh, former Chief Financial Officer (3)	2022	$100,322	$	Nil	$100,322
Alan MacNevin, Chief Operating Officer (4)	2022	$80,526	$	Nil	$80,526
Kia Besharat, Director	2022	$59,188		$128,729	$187,917
Dr. Robert Ward, Director	2022	$12,000	$	Nil	$12,000
Brett Yormark, Former Director (5)	2022	$12,000	$	Nil	$12,000
Charles Green, Former Director	2022	$23,979	$	Nil	$23,979

Notes:

(1) Mr. Manhas has served as Chief Executive Officer of the Company since inception in 2018. Pursuant to his employment agreement with the Company dated July 28, 2022, his compensation includes: (i) an annual salary of $400,000; and (ii) an annual cash bonus equal to the higher of an amount determined by the board of directors or 1.5% of the Company’s total gross revenues for the Company’s fiscal year ended October 31 of each year. If Mr. Manhas is terminated without cause, the Company must pay him a severance, in a lump sum upon termination or as and when normal payroll payments are made, in the amount of equal to two years of his then annual salary and the prior year’s cash bonus and retain the benefits as set forth in the Mr. Manhas’ employment agreement for the balance of the term and all outstanding compensation owing as of the termination date.

(2) Mr. Manhas became the Chief Financial Officer of the Company in April 2023. His compensation includes an annual salary of CAD$225,000 and stock options to acquire 12,000 common shares that vest annually in equal increments over a four-year term. The Company may at any time terminate Mr. Manhas without just cause. If Mr. Manhas is terminated without cause, the Company must pay him a lump sum amount equal to one month of his then annual salary. One month of Mr. Manhas’s annual salary will be added for each full calendar year he has been working at Company up to a maximum lump sum payment of 12 months of then annual salary.

(3) Mr. Kavanagh was the Chief Financial Officer of the Company from February 2022 until October 2022. Mr. Kavanagh’s resignation did not result from any dispute or disagreement with our Company regarding our practices, policies, or otherwise. Mr. Kavanagh’s compensation included an annual salary of CAD$200,000 and stock options to acquire 38,860 common shares that vested annually in equal increments over a four-year term. Mr. Kavanagh resigned before any of his stock options would have vested.

(4) Mr. MacNevin became the Chief Operating Officer of the Company in June 2022. His compensation includes an annual salary of CAD$250,000 and stock options to acquire 24,000 common shares that vest annually in equal increments over a four-year term. The Company may at any time terminate Mr. MacNevin without just cause. If Mr. MacNevin is terminated without cause in the first year of employment, the Company must pay him a lump sum amount equal to two months of his then annual salary. One month of Mr. MacNevin’s annual salary will be added for each full calendar year he has been working at Company up to a maximum lump sum payment of 12 months of then annual salary.

The compensation set out above is based on current conditions in the Company’s industry and on the associated approximate allocation of time for the Named Executive Officers listed above and is subject in future to adjustments based on changing market conditions and corresponding changes to required time commitments. Following the Listing, the Company will review its compensation policies and may adjust them if warranted by factors such as market conditions.

(5) Brett Yormark resigned from the board of directors of the Company and from the Audit Committee of the board of directors on April 12, 2023.

Employment, Consulting and Management Agreements

Benefits Upon Termination

We have no contract, agreement, plan or arrangement, whether written or unwritten, that provides for benefits to our directors or members of our management upon termination of employment of our directors or members of our management.

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Stock Options and Other Compensation Securities

On June 30, 2022, our board of directors approved the 2022 Omnibus Securities and Incentive Plan (the “2022 Incentive Plan”) effective June 29, 2022, replacing the Stock Option Plan previously approved on August 6, 2021.

The 2022 Incentive Plan was implemented for the purpose granting incentive share options, non-qualified share options, restricted share awards, restricted share unit awards, share appreciation rights, unrestricted share awards (collectively, “Awards”) to incentivize our directors, employees and consultants and the directors, employees and consultants of our subsidiary companies.

The board of directors may grant Awards from time to time under the 2022 Incentive Plan to one or more employees, directors or consultants that the Company determines to be eligible for participation in the 2022 Incentive Plan, as the board may determine at its discretion, subject to an aggregate number of shares of Common Stock that may be issued under the 2022 Incentive Plan limited to 20% of the overall outstanding shares of the Company.

Class of Share: An Award granted under the 2022 Incentive Plan entitles the option holder, subject to the satisfaction, waiver or acceleration of specific exercise conditions, to subscribe for shares of Common Stock.

Adjustment of Award: In the event there is any variation in our share capital that affects the value of the options, adjustments to the number and purchase price of shares subject to each Award in accordance with the plan. Any adjustment to an incentive share option shall comply with the requirements of Section 424(a) of the Code and any adjustment to a non-qualified share option shall comply with the requirements of Section 409A of the Code.

Transferability: No Award under the 2022 Incentive Plan may be assigned, transferred, sold, exchanged, encumbered, pledged or otherwise hypothecated or disposed of by the holder (other than in the case of an assignment to personal representatives upon death or the by gift to any family member (as defined in the 2022 Incentive Plan).

Amendment: The 2022 Incentive Plan will terminate on the tenth anniversary of the date on which it is adopted by the board of directors. The board of directors in its discretion may terminate the 2022 Incentive Plan at any time with respect to any share for which Awards have not been granted. The board may alter or amend the 2022 Incentive Plan; however, certain changes to the plan will require shareholder approval. No change in any Award granted under the 2022 Incentive Plan may be made that would materially and adversely impair the rights of the holder of the Award without the consent of such holder.

The following table sets out all compensation securities granted or issued to members of our management and directors of our company during the year ended October 31, 2022 for services provided, or to be provided, directly or indirectly, to our company or any subsidiary thereof:

Name and Position	Type of Compensation Security	Number of Compensation Securities, Number of Underlying Securities	Date of Issue or Grant	Issue, Conversion or Exercise Price	Closing Price of Security or Underlying Security on Date of Grant	Closing Price of Security or Underlying Security at October 31, 2022	Expiry Date
Aneil Manhas Chief Executive Officer and Chairman	Restricted Share Units	259,067(1)	Jun. 30, 2022	N/A	N/A	USD$1.09	N/A
Kia Besharat Director	Restricted Share Units	233,161(1)	Jun. 30, 2022	N/A	N/A	USD$1.09	N/A

Notes:

(1) Restricted share units vest 33.3% one year after the grant date, 33.3% two years after the grant date and 33.3% three years after the grant date.

Pension, Retirement or Similar Benefits

We have not set aside or accrued any amounts to provide pension, retirement or similar benefits for our directors or members of our management during the year ended October 31, 2022.

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PRINCIPAL SHAREHOLDERS

Except as specifically noted, the following table sets forth information with respect to the beneficial ownership of our shares of our capital stock of:

●	each of our directors and executive officers; and

●	each person known to us to beneficially own more than 5% of our capital stock on an as-converted basis.

The calculations in the table below are based on 16,392,190 shares of common stock issued and outstanding as of November 7, 2023.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, we have included shares that the person has the right to acquire within 60 days, including through the exercise of any option, warrant or other right or the conversion of any other security. These shares, however, are not included in the computation of the percentage ownership of any other person.

Unless otherwise indicated, the address for each beneficial owner listed in the table below is c/o Bruush Oral Care Inc., 128 West Hastings Street, Unit 210, Vancouver, BC V6B 1G8, Canada.

Name of Beneficial Owner	Number	Percentage
Greater than 5% Stockholders
Yaletown Bros Ventures Ltd. (1)	9,997,575	61.0%

Executive Officers and Directors
Aneil Manhas(2)	26,541	0.2%
Kia Besharat (3)	6,740	0.0%
Dr. Robert Ward (4)	864	0.0%
All executive officers and directors as a group	34,145	0.2%

(1) Yaletown Bros Ventures Ltd. is jointly owned by Matthew Friesen and Bradley Friesen.

(2) Aneil Manhas is the Chief Executive Officer and Chairman of the Company.

(3) Kia Besharat is a non-executive director.

(4) Shares are held in Ward Dental Corp., which is owned by Dr. Robert Ward, a non-executive director.

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CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

The following includes a summary of transactions since October 31, 2021 to which we have been a party in which the amount involved exceeded or will exceed $120,000, and in which any of our directors, executive officers or, to our knowledge, beneficial owners of more than 5% of our capital stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, other than equity and other compensation, termination, change in control and other arrangements, which are described under “Executive and Director Compensation.” We also describe below certain other transactions with our directors, executive officers and stockholders.

Key management personnel are those persons having authority and responsibility for planning, directing and controlling the activities of the Company, directly or indirectly. Key management personnel include the Company’s executive officers and Board of Director members.

All related party transactions are in the normal course of operations. All amounts either due from or due to related parties other than specifically disclosed are non-interest bearing, unsecured and have no fixed terms of repayments.

a)	Related party transactions with directors, subsequent and former directors and companies and entities over which they have significant influence over:

	12 months ended October 31, 2022	9 months ended October 31, 2021	12 months ended January 31, 2021
Director fees	$107,168	72,541	$54,585
Professional fees	327,370	-	55,625
Share-based compensation	$128,729	-	$1,997,611

b)	Key management compensation:

	12 months ended October 31, 2022	9 months ended October 31, 2021	12 months ended January 31, 2021
Consulting fees	$-	$270,427	$206,507
Salaries	686,615	-	-
Share-based compensation	$143,032	$-	$2,527,596

c)	Accounts payable and accrued liabilities - As of October 31, 2022, $33,918 (October 31, 2021, $155,979; January 31, 2021, $2,740) due to related parties was included in accounts payable and accrued liabilities.

Compensation

For information regarding compensation for our directors and senior management, see “Executive And Director Compensation.”

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SELLING SECURITYHOLDERS

The Selling Securityholders are offering up to 15,750,000 Common Shares issuable upon exercise of the Target Prefunded Warrant and November Prefunded Warrant, as applicable. For additional information regarding the issuance of the Common Shares, see “Prospectus Summary – Recent Developments – June 2023 Private Placement” and “Prospectus Summary – Recent Developments – October 2023 Private Placement.” We are registering these Common Shares in order to permit the Selling Securityholders to offer the Common Shares for resale from time to time. Except as otherwise described in the footnotes to the table below and for the ownership of the registered shares issued pursuant to the Security Purchase Agreements, neither the Selling Securityholders nor any of the persons that control any of them has had any material relationships with us or our affiliates within the past three (3) years.

The table below lists the Selling Securityholders and other information regarding the beneficial ownership (as determined under Section 13(d) of the Exchange Act (and the rules and regulations thereunder) of Common Shares offered hereby.

The second column lists the number of Common Shares beneficially owned by the Selling Securityholders before this offering (including Common Shares that the Selling Securityholders have the right to acquire within 60 days, including upon conversion of any convertible securities or exercise of any warrants or options to purchase Common Shares).

The third column lists the Common Shares that may be offered by the Selling Securityholders pursuant to this prospectus.

The fourth and fifth columns list the number of Common shares beneficially owned by the Selling Securityholders and its percentage ownership after the offering (including Common Shares that the Selling Securityholders have the right to acquire within 60 days, including upon conversion of any convertible securities or exercise of any warrants or options to purchase Common Shares), assuming the sale of all of the Common Shares offered by each Selling Securityholders pursuant to this prospectus.

The amounts and information set forth below are based upon information provided to us by the Selling Securityholders as of November 7, 2023, except as otherwise noted below. The Selling Securityholders may sell all or some of the Common Shares it is offering, and may sell, unless indicated otherwise in the footnotes below, Common Shares otherwise than pursuant to this prospectus. The tables below assume the Selling Securityholders sell all of the Common Shares offered by them pursuant to this prospectus, and does not acquire any additional shares. We are unable to determine the exact number of Common Shares that will actually be sold or when or if these sales will occur.

Selling Securityholder	Number of Common Shares Owned Before Offering		Number of Common Shares Offered Hereby	Number of Common Shares Owned After Offering (1)	Percentage of Common Shares Beneficially Owned After Offering (1)
Target Capital 14 LLC (2)	2,182,901	(3)	9,500,000	2,182,901	4.99%
Generating Alpha, Ltd. (4)	15,610,870	(5)	6,250,000	15,610,870	4.99%
TOTAL	17,793,771		15,750,000	17,793,771	9.98%

(1)	Assumes that all Common Shares offered hereby will be sold.
(2)	Includes 9,500,000 Common Shares issuable upon exercise of the Target Prefunded Warrant. Issuance of Common Shares after exercise of the Target Prefunded Warrant is subject to the beneficial ownership limitation of 4.99% (the “Blocker”). Without the Blocker, the Selling Securityholder beneficial owns 6.79% of Common Shares after the offering. Dmitriy Shapiro is the managing member of Target Capital 14, LLC. Mr. Shapiro has voting control and investment discretion over securities held by Target Capital 14, LLC. As such, Mr. Shapiro may be deemed to be the beneficial owner (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended) of the securities held by Target Capital 14, LLC. The business address of Target Capital 14, LLC is 144 Hillside Village, Rio Grande, PR 00745.
(3)	Includes (i) 890,980 Common Shares issuable upon conversion in full of the June 2023 Note and (ii) 1,291,921 Common Shares issuable pursuant to the June 2023 Private Placement.
(4)	Includes 6,250,000 Common Shares issuable upon exercise of the November Prefunded Warrant. Issuance of Common Shares after exercise of the November Prefunded Warrant is subject to the beneficial ownership limitation of 4.99% (the “Blocker”). Without the Blocker, the Selling Securityholder beneficial owns 48.57% of Common Shares after the offering. The securities are directly held by Generating Alpha Ltd., a company organized under the law of St. Kitts and Nevis, and may be deemed to be beneficially owned by Maria Cano. The address of Generating Alpha Ltd. is Hunkins Waterfront Plaza, Suite 556, Main Street, Charlestown, Nevis.
(5)	Includes 79,724 Common Shares, 7,181,146 Common Shares issuable upon exercise of the Prefunded Warrant, and 8,350,000 Common Shares issuable upon exercise of the Warrant.

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Description of COMMON SHARES

The following is a description of our common stock and the material provisions of our certificate of incorporation and bylaws.

Common Shares

All of our issued and outstanding Common Shares are fully paid and non-assessable. Our Common Shares are issuable in registered form and are issued when registered in our register of members. Holders of Common Shares are entitled to one vote in respect of each share held. The holders of Common Shares are entitled, out of any or all profits or surplus available for dividends, to receive, when, as and if declared by the directors, those dividends as may be declared from time to time in respect of Common Shares. Common Shares are not redeemable or retractable unless the board of directors determine otherwise, each holder of Common Shares will not receive a certificate evidencing such shares. Holders of Common Shares may freely hold and vote their shares.

We are authorized to issue an unlimited amount of Common Shares with no par value per share. Subject to the provisions of the Business Corporations Act (British Columbia) (“Business Corporations Act”) and our articles regarding redemption and purchase of the shares, the directors have general and unconditional authority to allot (with or without confirming rights of renunciation), grant options over or otherwise deal with any unissued shares to such persons, at such times and on such terms and conditions as they may decide. Such authority could be exercised by the directors to allot shares which carry rights and privileges that are preferential to the rights attaching to common shares. No share may be issued at a discount except in accordance with the provisions of the Business Corporations Act and the Nasdaq. The directors may refuse to accept any application for shares and may accept any application in whole or in part, for any reason or for no reason.

On August 1, 2023, the Company effected the Reverse Stock Split at a ratio of 1-for-25 to comply with the Nasdaq’s minimum bid price requirement. As a result of the Reverse Stock Split, every 25 Common Shares issued and outstanding were exchanged for one Common Share. If any fractional common shares are created as a result of the Consolidation, any fractional Common Share less than 0.50 will be cancelled and any fractional Common Share greater than 0.50 will be rounded up to the nearest whole Common Share. Immediately after the Reverse Stock Split became effective, the Company had approximately 511,368 Common Shares issued and outstanding.

Transfer Agent and Registrar

Our transfer agent and registrar is Endeavor Trust Corporation located at 702-777 Hornby Street, Vancouver, BC, V6Z 1S4. Their phone number is (604) 559-8880.

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SHARES ELIGIBLE FOR FUTURE SALE

Sales of substantial amounts of Common Shares in the public market, including shares issued upon exercise of outstanding warrants, or the anticipation that such sales could occur, could adversely affect prevailing market prices of our securities. Upon completion of this offering, assuming all warrants are exercised and shares are sold by the Selling Securityholders, we will have 44,852,168 shares of Common Shares issued and outstanding. All of Common Shares sold in this offering will be freely transferable without restriction or further registration under the Securities Act by persons other than by our affiliates.

Rule 144

In general, under Rule 144 under the Securities Act as in effect on the date hereof, beginning 90 days after the date hereof, a person who holds restricted shares (assuming there are any restricted shares) and is not one of our affiliates at any time during the three months preceding a sale, and who has beneficially owned these restricted shares for at least six months, would be entitled to sell an unlimited number of such shares, provided current public information about us is available. In addition, under Rule 144, a person who holds restricted shares in us and is not one of our affiliates at any time during the three months preceding a sale, and who has beneficially owned these restricted shares for at least one year, would be entitled to sell an unlimited number of shares immediately upon the closing of this offering without regard to whether current public information about us is available. Beginning 90 days after the date hereof, our affiliates who have beneficially owned shares of our Common Shares for at least six months will be entitled to sell within any three-month period a number of shares that does not exceed the greater of:

●	1% of the number of shares of our Common Shares then issued and outstanding; or

●	the average weekly trading volume of shares of our Common Shares on the Nasdaq Capital Market during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale; provided that current public information about us is available and the affiliate complies with the manner of sale requirements imposed by Rule 144.

Affiliates are also subject to additional restrictions on the manner of sales under Rule 144 and notice filing requirements. We cannot estimate the number of our shares that our existing affiliated or non-affiliated shareholders will elect to sell on the Nasdaq Capital Market following this offering.

Regulation S

Regulation S under the Securities Act provides that securities owned by any person may be sold without registration in the United States, provided that the sale is affected in an “offshore transaction” and no “directed selling efforts” are made in the United States (as these terms are defined in Regulation S), subject to certain other conditions. In general, this means that our shares may be sold in some manner outside the United States without requiring registration in the United States.

Rule 701

In general, under Rule 701 of the Securities Act as currently in effect, each of our employees, consultants or advisors who purchases shares from us in connection with a compensatory share plan or other written agreement executed prior to the completion of this offering is eligible to resell such shares in reliance on Rule 144, but without compliance with some of the restrictions, including the holding period, contained in Rule 144.

THE DISCUSSION ABOVE IS A GENERAL SUMMARY. IT DOES NOT COVER ALL SHARE TRANSFER RESTRICTION MATTERS THAT MAY BE OF IMPORTANCE TO A PROSPECTIVE INVESTOR. EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS OWN LEGAL ADVISOR REGARDING THE PARTICULAR SECURITIES LAWS AND TRANSFER RESTRICTION CONSEQUENCES OF PURCHASING, HOLDING, AND DISPOSING OF THE COMMON SHARES AND WARRANTS INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAWS.

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Certain Material Tax Considerations

The following summary contains a description of some of the material Canadian and U.S. federal income tax consequences of the acquisition, ownership and disposition of our Common Shares.

Certain U.S. Federal Income Tax Considerations

The following is a summary of the material U.S. federal income tax consequences to U.S. Holders (as defined below) of purchasing, owing and disposing of our Common Shares. This discussion is included for general informational purposes only, does not purport to consider all aspects of U.S. federal income taxation that might be relevant to a U.S. Holder, and does not constitute, and is not, a tax opinion for or tax advice to any particular U.S. Holder. The summary does not address any U.S. tax matters other than those specifically discussed. The summary is based on the provisions of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), existing Treasury Regulations (including temporary regulations) issued thereunder, judicial decisions and administrative rulings and pronouncements and other legal authorities, all as of the date hereof and all of which are subject to change, possibly with retroactive effect. Any such change could alter the tax consequences described herein.

The discussion below applies only to U.S Holders holding shares of our Common Shares as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment), and does not address the tax consequences that may be relevant to U.S. Holders who, in light of their particular circumstances, may be subject to special tax rules, including without limitation:

●	insurance companies, tax-exempt organizations, regulated investment companies, real estate investment trusts, brokers or dealers in securities or foreign currencies, banks and other financial institutions, mutual funds, retirement plans, traders in securities that elect to mark-to-market, certain former U.S. citizens or long-term residents;
●	U.S. Holders that are classified for U.S. federal income tax purposes as partnerships and other pass-through entities and investors therein;
●	U.S. Holders who hold shares as part of a hedge, straddle, constructive sale, conversion, or other integrated or risk-reduction transaction, as “qualified small business stock,” within the meaning of Section 1202 of the Code or as Section 1244 stock for purposes of the Code;
●	U.S. Holders who hold shares through individual retirement or other tax-deferred accounts;
●	U.S. Holders that have a functional currency other than the U.S. dollar;
●	U.S. Holders who are subject to the alternative minimum tax provisions of the Code or the tax imposed by Section 1411 of the Code;
●	U.S. Holders who acquire shares pursuant to any employee share option or otherwise as compensation;
●	U.S. Holders required to accelerate the recognition of any item of gross income with respect to their holding of shares as a result of such income being recognized on an applicable financial statement; or
●	U.S. Holders who hold or held, directly or indirectly, or are treated as holding or having held under applicable constructive attribution rules, 10% or more of our shares, measured by voting power or value.

Any such U.S. Holders should consult their own tax advisors.

For purposes of this discussion, a “U.S. Holder” means a holder of Common Shares that is or is treated, for U.S. federal income tax purposes, as (i) an individual citizen or resident of the United States, (ii) a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any State thereof or the District of Columbia or any entity treated as such for U.S. federal income tax purposes, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) a trust (A) the administration over which a U.S. court exercises primary supervision and all of the substantial decisions of which one or more U.S. persons have the authority to control, or (B) that has a valid election in effect under the applicable Treasury Regulations to be treated as a U.S. person under the Code.

If a partnership or other pass-through entity (including any entity or arrangement treated as such for purposes of U.S. federal income tax law) holds our shares, the tax treatment of a partner of such partnership or member of such entity will generally depend upon the status of the partner and the activities of the partnership. Partnerships and other pass-through entities holding our shares, and any person who is a partner or member of such entities should consult their own tax advisors regarding the tax consequences of purchasing, owning and disposing of the shares.

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Passive Foreign Investment Company Considerations

A non-U.S. corporation will be classified as a passive foreign investment company, or PFIC, for U.S. federal income tax purposes, if, in the case of any particular taxable year, either (i) 75% or more of its gross income for such taxable year consists of certain types of “passive” income or (ii) 50% or more of the value of its assets (based on an average of the quarterly values of the assets) during such taxable year is attributable to assets that produce or are held for the production of passive income. For this purpose, a foreign corporation will be treated as owning its proportionate share of the assets and earning its proportionate share of the income of any other non-U.S. corporation in which it owns, directly or indirectly, more than 25% (by value) of the stock. In the PFIC analysis, cash is categorized as a passive asset, and the company’s un-booked intangibles associated with active business activities may generally be classified as active assets. Passive income generally includes, among other things, dividends, interest, rents, royalties, and gains from the disposition of passive assets.

Based upon our current income and assets and projections as to the value of our Common Shares, we do not presently expect that we will be classified as a PFIC for the 2023 taxable year or the foreseeable future. The determination of whether we will be or become a PFIC will depend upon the composition of our income (which may differ from our historical results and current projections) and assets and the value of its assets from time to time, including, in particular the value of its goodwill and other unbooked intangibles (which may depend upon the market value of our Common Shares from time to time and may be volatile). It is also possible that the IRS may challenge the classification or valuation of our assets, including goodwill and other unbooked intangibles, or the classification of certain amounts received by us, including interest earnings, which may result in our being, or becoming classified as, a PFIC for the 2023 taxable year, or future taxable years.

The determination of whether we will be or become a PFIC may also depend, in part, on how, and how quickly, we use liquid assets and the cash proceeds of this offering or otherwise. If we were to retain significant amounts of liquid assets, including cash, the risk of being classified as a PFIC may substantially increase. Because there are uncertainties in the application of the relevant rules and PFIC status is a factual determination made annually after the close of each taxable year, there can be no assurance that we will not be a PFIC for the 2023 taxable year or any future taxable year, and no opinion of counsel has or will be provided regarding our classification as a PFIC. If we were classified as a PFIC for any year during which a holder held Common Shares, we generally would continue to be treated as a PFIC for all succeeding years during which such holder held our shares. The discussion below under “—Dividends Paid on Shares of Common Shares” and “—Sale or Other Disposition of Shares” is written on the basis that we will not be classified as a PFIC for U.S. federal income tax purposes.

Dividends Paid on Shares of Common Shares

We have never paid dividends with respect to our Common Shares and we have no plan to do so in the foreseeable future. In the event our dividend policy were to change, the following discussion addresses the U.S. tax consequences of any dividends we might distribute. Subject to the PFIC rules described below, any cash distributions (including constructive distributions) paid with respect to the shares of our Common Shares out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles, will generally be includible in the gross income of a U.S. Holder as dividend income on the day actually or constructively received by the U.S. Holder. Because we do not intend to determine our earnings and profits on the basis of U.S. federal income tax principles, any distribution will generally be treated as a “dividend” for U.S. federal income tax purposes. Under current law, a non-corporate recipient of a dividend from a “qualified foreign corporation” will generally be subject to tax on the dividend income at the lower applicable net capital gains rate rather than the marginal tax rates generally applicable to ordinary income, provided certain holding period and other requirements are met.

A non-U.S. corporation (other than a corporation that is classified as a PFIC for the taxable year in which the dividend is paid or the preceding taxable year) will generally be considered to be a qualified foreign corporation (i) if it is eligible for the benefits of a comprehensive tax treaty with the United States which the Secretary of Treasury of the United States determines is satisfactory for purposes of this provision and which includes an exchange of information program, or (ii) with respect to any dividend it pays on stock, which is readily tradable on an established securities market in the United States. We believe we are eligible for the benefits of the Convention Between the United States of America and Canada with Respect to Taxes on Income and Capital (or the United States-Canada income tax treaty), which the Secretary of the Treasury of the United States has determined is satisfactory for this purpose and includes an exchange of information program, in which case we would be treated as a qualified foreign corporation with respect to dividends paid in respect of our Common Shares. U.S. Holders are urged to consult their tax advisors regarding the availability of the reduced tax rate on dividends in their particular circumstances. Dividends received in respect of our Common Shares will not be eligible for the dividends received deduction allowed to corporations.

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Sale or Other Disposition of Shares

Subject to the PFIC rules discussed below, a U.S. Holder of our Common Shares will generally recognize capital gain or loss, if any, upon the sale or other disposition of Common Shares and warrants in an amount equal to the difference between the amount realized upon such sale or other disposition and the U.S. Holder’s adjusted tax basis in such shares. Any capital gain or loss will be long-term capital gain or loss if the shares have been held for more than one year and will generally be United States source capital gain or loss for United States foreign tax credit purposes. Long-term capital gains of non-corporate taxpayers are currently eligible for reduced rates of taxation.

Disposition of Foreign Currency

U.S. Holders are urged to consult their tax advisors regarding the tax consequences of receiving, converting or disposing of any non-U.S. currency received as dividends on our Common Shares.

Tax on Net Investment Income

U.S. Holders may be subject to an additional 3.8% Medicare tax on some or all of such U.S. Holder’s “net investment income” as defined in Section 1411 of the Code. Net investment income generally includes income from the shares unless such income is derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). You should consult your tax advisors regarding the effect this tax may have, if any, on your acquisition, ownership or disposition of Common Shares.

Passive Foreign Investment Company Rules

If we are classified as a PFIC for any taxable year during which a U.S. Holder holds shares of our Common Shares, unless the holder makes a mark-to-market election (as described below), the holder will, except as discussed below, be subject to special tax rules that have a penalizing effect, regardless of whether we remain a PFIC, on (i) any “excess distribution” that we make to the holder (which generally means any distribution paid during a taxable year to a holder that is greater than 125% of the average annual distributions paid in the three preceding taxable years or, if shorter, the holder’s holding period for the shares), and (ii) any gain realized on the sale or other disposition, including, under certain circumstances, a pledge, of our Common Shares.

Under the PFIC rules:

●	The excess distribution and/or gain will be allocated ratably over the U.S. Holder’s holding period for the Common Shares;

●	Taxable years in the U.S. Holder’s holding period prior to the first taxable year in which we are classified as a PFIC, or a pre-PFIC year, will be taxable as ordinary income;

●	The amount of the excess distribution or gain allocated to the taxable year of the distribution or disposition; and any

●	The amount of the excess distribution or gain allocated to each taxable year other than the taxable year of the distribution or disposition or a pre-PFIC year, will be subject to tax at the highest tax rate in effect applicable to the individuals or corporations, and the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such year.

If we are a PFIC for any taxable year during which a U.S. Holder holds our Common Shares and any of our non-U.S. subsidiaries is also a PFIC, such holder would be treated as owning a proportionate amount (by value) of the shares of the lower-tier PFIC for purposes of the application of these rules. Each U.S. Holder is advised to consult its tax advisors regarding the application of the PFIC rules to any of our subsidiaries.

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As an alternative to the foregoing rules, a U.S. Holder of “marketable stock” (as defined in the Code and the regulations) in a PFIC may make a mark-to-market election with respect to such shares, provided that the shares “regularly traded” (as defined in the Code and the regulations) on a national securities exchange, such as The Nasdaq Capital Market where we have applied for the shares to be listed. No assurances may be given regarding whether our Common Shares will qualify or, if so qualified, will continue to be qualified, as being “regularly traded” for purposes of the Code and the regulations. If a U.S. Holder makes a mark-to-market election, such U.S. Holder will generally (i) include as ordinary income, for each taxable year that we are a PFIC, the excess, if any, of the fair market value of Common Shares held at the end of the taxable year over the adjusted tax basis of such shares and (ii) deduct as an ordinary loss the excess, if any, of the adjusted tax basis of the shares over the fair market value of such shares held at the end of the taxable year, but only to the extent of the net amount previously included in income as a result of the mark-to-market election. The U.S. Holder’s tax basis in the Common Shares would be adjusted to reflect any income or loss resulting from the mark-to-market election. If a U.S. Holder makes an effective mark-to-market election, in each year that we are a PFIC, any gain recognized upon the sale or other disposition of Common Shares will be treated as ordinary income and loss will be treated as ordinary loss, but only to the extent of the net amount previously included in income as a result of the mark-to-market election. U.S. Holders should consult their tax advisors regarding the availability of a mark-to-market election with respect to such shares.

If a U.S. Holder makes a mark-to-market election in respect of a corporation classified as a PFIC and such corporation ceases to be classified as a PFIC, the holder will not be required to take into account the mark-to-market gain or loss described above during any period that such corporation is not classified as a PFIC.

Because a mark-to-market election cannot be made for any lower-tier PFICs that a PFIC may own, a U.S. Holder who makes a mark-to-market election with respect to its holding of our Common Shares may continue to be subject to the general PFIC rules with respect to such holder’s indirect interest in any of our non-U.S. subsidiaries that is classified as a PFIC.

We do not intend to provide information necessary for any U.S. Holder to make a “qualified electing fund” election, which, if available, would result in tax treatment different from the general tax treatment for PFICs described above. However, as described above under “Passive Foreign Investment Company Considerations,” it is not presently expected that we will be classified as a PFIC for the 2023 taxable year or the foreseeable future.

As discussed above under “Dividends Paid on Shares of Common Shares,” dividends paid in respect of our Common Shares will not be eligible for the reduced tax rate that applies to qualified dividend income if we are classified as a PFIC for either the taxable year in which the dividend is paid or the preceding taxable year. In addition, if a U.S. Holder owns shares during any taxable year that we are a PFIC, such holder must file an annual information return on Form 8621 with the IRS. Each U.S. Holder is urged to consult its tax advisor concerning the U.S. federal income tax consequences of purchasing, holding, and disposing our Common Shares should we be or become a PFIC, including the possibility of making a mark-to-market election and the unavailability of the qualified electing fund election.

Information reporting and backup withholding

Certain U.S. Holders are required to report information to the IRS relating to interests in “specified foreign financial assets,” including shares issued by a non-U.S. corporation, for any year in which the aggregate value of all specified foreign financial assets exceeds fifty thousand dollars ($50,000) (or a higher U.S. dollar amount prescribed by the IRS), subject to certain exceptions (including an exception for shares held in custodial accounts maintained with a United States financial institution). These rules also impose penalties if a holder is required to submit such information to the IRS and fails to do so.

In addition, U.S. Holders may be subject to information reporting to the IRS and backup withholding with respect to dividends on and proceeds from the sale or other disposition of our Common Shares. Information reporting will apply to payments of such dividends and to proceeds from such sale or other disposition by a paying agent within the United States to a holder, other than holders that are exempt from information reporting and properly certify their exemption. A paying agent within the United States will be required to withhold at the applicable statutory rate, currently 24%, in respect of any payments of dividends on, and the proceeds from the disposition of our Common Shares within the U.S. to a U.S. Holder (other than holders that are exempt from backup withholding and properly certify their exemption) if the holder fails to furnish its correct taxpayer identification number or otherwise fails to comply with applicable backup withholding requirements. U.S. Holders who are required to establish their exempt status generally must provide a properly completed IRS Form W-9.

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Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against a holder’s U.S. federal income tax liability. A U.S. Holder generally may obtain a refund of any amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the IRS in a timely manner and furnishing any required information. Each U.S. Holder is advised to consult with its tax advisor regarding the application of the United States information reporting rules to their particular circumstances.

This summary is of a general nature only, is not exhaustive of all possible Canadian federal income tax considerations and is not intended to be, nor should it be construed to be, legal or tax advice to any particular Holder. Accordingly, Holders should consult their own tax advisors with respect to their particular circumstances.

Certain Canadian Tax Considerations

The following is a summary of the principal Canadian federal income tax considerations generally applicable to a purchaser who acquires shares pursuant to this offering. This summary applies only to a purchaser who is a beneficial owner shares acquired pursuant to this offering and who, for the purposes of the Income Tax Act (Canada) and the regulations thereunder (the “Tax Act”) and at all relevant times: (i) deals at arm’s length with the company and is not affiliated with the company and (ii) holds the shares as capital property (a “Holder”).

Our Common Shares will generally be considered to be capital property of a Holder unless they are held in the course of carrying on a business or were acquired in one or more transactions considered to be an adventure or concern in the nature of trade. A purchaser who is resident in Canada for purposes of the Tax Act and whose shares might not otherwise qualify as capital property may be entitled to make the irrevocable election provided by subsection 39(4) of the Tax Act to have the shares and every other “Canadian security” (as defined in the Tax Act) owned by such purchaser in the taxation year of the election and in all subsequent taxation years deemed to be capital property. Purchasers should consult their own tax advisors for advice as to whether an election under subsection 39(4) of the Tax Act is available and/or advisable in their particular circumstances.

This summary is not applicable to a Holder: (i) that is a “financial institution” within the meaning of section 142.2 of the Tax Act; (ii) that is a “specified financial institution” as defined in the Tax Act; (iii) that has made a “functional currency” reporting election under section 261 of the Tax Act to report its “Canadian tax results” in a currency other than Canadian currency; (iv) an interest in which is, or for whom a share would be, a “tax shelter investment” for the purposes of the Tax Act; or (v) that has entered or will enter into a “derivative forward agreement” or “synthetic disposition arrangement”, as those terms are defined in the Tax Act, in respect of the shares. Such Holders should consult their own tax advisors.

This summary does not address the possible application of the “foreign affiliate dumping” rules that may be applicable to a Holder that is a corporation resident in Canada (for the purposes of the Tax Act) that is, or that becomes, or does not deal at arm’s length for purposes of the Tax Act with a corporation resident in Canada that is or becomes, as part of a transaction or event or series of transactions or events that includes the acquisition of shares, controlled by a non-resident corporation for purposes of the rules in section 212.3 of the Tax Act.

This summary is based upon: (i) the current provisions of the Tax Act in force as of the date hereof; (ii) all specific proposals to amend the Tax Act that have been publicly announced by, or on behalf of, the Minister of Finance (Canada) and published in writing prior to the date hereof (the “Proposed Amendments”); and (iii) counsel’s understanding of the current administrative policies and assessing practices of the Canada Revenue Agency (CRA) published in writing and publicly available prior to the date hereof. No assurance can be given that the Proposed Amendments will be enacted or otherwise implemented in their current form, if at all. Other than the Proposed Amendments, this summary does not take into account or anticipate any changes in law, administrative policy or assessing practice, whether by legislative, regulatory, administrative, governmental or judicial decision or action, nor does it take into account the tax laws of any province or territory of Canada or of any jurisdiction outside of Canada.

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Holders Not Resident in Canada

This portion of the summary is generally applicable to a Holder who, at all relevant times, for purposes of the Tax Act: (a) is not, and is not deemed to be, resident in Canada; and (b) does not use or hold the shares in connection with carrying on a business in Canada (a “Non-Resident Holder”). This portion of the summary does not apply to a Holder that carries on, or is deemed to carry on, an insurance business in Canada and elsewhere or that is an “authorized foreign bank” (as defined in the Tax Act) and such Holders should consult their own tax advisors.

Dividends

Dividends paid or credited (or deemed to be paid or credited) by the Corporation to a Non-Resident Holder will be subject to Canadian withholding tax at the rate of 25%, subject to any reduction in the rate of withholding to which the Non-Resident Holder is entitled under an applicable income tax convention between Canada and the country in which the Non-Resident Holder is resident. For example, where a Non-Resident Holder is a resident of the United States, is fully entitled to the benefits under the Canada-United States Tax Convention (1980), as amended, and is the beneficial owner of the dividend, the applicable rate of Canadian withholding tax is generally reduced to 15%.

Dispositions of Shares

A Non-Resident Holder will not be subject to tax under the Tax Act in respect of any capital gain realized on a disposition or deemed disposition of a share unless the share is, or is deemed to be, “taxable Canadian property” of the Non-Resident Holder for the purposes of the Tax Act and the Non-Resident Holder is not entitled to an exemption under an applicable income tax convention between Canada and the country in which the Non-Resident Holder is resident.

Generally, a share will not constitute taxable Canadian property of a Non-Resident Holder provided that the shares are listed on a “designated stock exchange” for the purposes of the Tax Act (which currently includes the Canadian Securities Exchange), unless at any time during the 60-month period immediately preceding the disposition, (a) at least 25% of the issued shares of any class or series of the capital stock of the company were owned by or belonged to any combination of: (i) the Non-Resident Holder, (ii) persons with whom the Non-Resident Holder did not deal at arm’s length, and (iii) partnerships in which the Non-Resident Holder or a person described in (ii) holds a membership interest directly or indirectly through one or more partnerships; and (b) at such time, more than 50% of the fair market value of such shares was derived, directly or indirectly, from any combination of real or immovable property situated in Canada, “Canadian resource property” (as defined in the Tax Act), “timber resource property” (as defined in the Tax Act), or options in respect of, interests in, or for civil law rights in such properties, whether or not such property exists.

If a Non-Resident Holder disposes (or is deemed to have disposed) of a share that is taxable Canadian property of that Non-Resident Holder, and the Non-Resident Holder is not entitled to an exemption under an applicable income tax convention, the consequences described above under the headings “Holders Resident in Canada — Dispositions of Shares” and “Holders Resident in Canada — Taxable Capital Gains and Losses” will generally be applicable to such disposition. Such Non-Resident Holders should consult their own tax advisors.

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PLAN OF DISTRIBUTION

We are registering Common Shares issuable to Selling Securityholder to permit the resale by the Selling Securityholder from time to time after the date of this prospectus. We will bear all fees and expenses incident to our obligation to register Common Shares issuable to the Selling Securityholder.

The Selling Securityholder and any of its respective pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their respective Common Shares on The Nasdaq Stock Market or any other stock exchange, market or trading facility on which the Common Shares are traded or in private transactions or a combination thereof. These sales may be at fixed or negotiated prices. The Selling Securityholder and any of its pledgees, assignees and successors-in-interest may use any one or more of the following methods when selling the Common Shares:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;
●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
●	an exchange distribution in accordance with the rules of the applicable exchange;
●	privately negotiated transactions;
●	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;
●	broker-dealers may agree with the selling security holder to sell a specified number of securities at a stipulated price per security;
●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
●	a combination of any such methods of sale; or
●	any other method permitted pursuant to applicable law.

The Selling Securityholder may distribute the Common Shares of which it is the owner by means of a dividend or other form of distribution, including in connection with a declaration of a dividend or distribution, reorganization, combination, consolidation and dissolution.

Broker-dealers engaged by the Selling Securityholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Securityholder (or, if any broker-dealer acts as agent for the purchaser of the securities, from the purchaser) in amounts to be negotiated, but the maximum amount of compensation to be received by any participating FINRA member may not exceed 8%.

We are required to pay certain fees and expenses incurred by us incident to the registration of the Common Shares. The Security Holder is responsible for any selling commissions and other expenses of sale of the securities.

Because the Selling Securityholder may be deemed to be an “underwriter” within the meaning of the Securities Act, the deemed Selling Securityholder will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder, which provides that until 40 days effectiveness of the registration statement of which this prospectus forms a part, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. We have been informed by the Selling Securityholder that there is no underwriter or single coordinating broker acting in connection with the proposed distribution of the Common Shares by the Selling Securityholder.

We intend, but are not obligated, to keep this prospectus and the registration statement of which this prospectus forms a part effective until the earlier to occur of (i) such time as Rule 144 or another similar exemption under the Securities Act is available for the sale of all the Common Shares, without volume or manner of sale restrictions during a three month period without registration or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The public resale of the securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the public resale of the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Pursuant to applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the public resale of securities may not simultaneously engage in market making activities with respect to the Common Shares for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Securityholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of Common Shares by any person. We will make copies of this prospectus available to the Selling Securityholder and have informed the Selling Securityholder of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act, which provides that until 40 days effectiveness of the registration statement of which this prospectus forms a part, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.

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Legal Matters

We are being represented by Lucosky Brookman LLP with respect to certain matters as to the federal law of the United States of America and the law of the State of New York. The validity of the Common Shares and other matters as to the law of Canada and of the Province of British Columbia will be passed upon for us by DuMoulin Black LLP.

Experts

The audited financial statements of the Company as of October 31, 2022, October 31, 2021 and January 31, 2021 and for the year ended October 31, 2022, and for the nine-month period ended October 31, 2021 and the year ended January 31, 2021 appearing elsewhere in this prospectus, have been audited by Dale Matheson Carr-Hilton LaBonte LLP, Chartered Professional Accountants, as set forth in their report thereon (which contains an explanatory paragraph describing conditions that raise substantial doubt about the Company’s ability to continue as a going concern as described in Note 1 to such financial statements) appearing elsewhere herein and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

Where You Can Find More Information

This prospectus is part of a registration statement we have filed with the SEC. This prospectus does not contain all of the information contained in the registration statement. We have filed with the SEC an annual report on Form 20-F and other documents as required. The rules and regulations of the SEC allow us to omit certain information from this prospectus that is included in the Form 20-F. Statements made in this prospectus concerning the contents of any contract, agreement or other document are summaries of all material information about the documents summarized but are not complete descriptions of all terms of these documents. If we filed any of these documents as an exhibit to the registration statement, you may read the document itself for a complete description of its terms.

You may read and copy the registration statement, including the related exhibits and schedules, and any document we file with the SEC without charge at the SEC’s public reference room at 100 F Street, N.E., Room 1580, Washington, DC 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Room 1580, Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The SEC also maintains an Internet website that contains reports and other information regarding issuers that file electronically with the SEC. Our filings with the SEC are also available to the public through the SEC’s website at https://www.sec.gov.

We maintain a corporate website at www.bruush.com. Information contained in, or that can be accessed through, our website does not constitute a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference. We will post on our website any materials required to be so posted on such website under applicable corporate or securities laws and regulations.

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F-1

BRUUSH ORAL CARE INC.

CONDENSED INTERIM FINANCIAL STATEMENTS

AS AT AND FOR THE THREE AND SIX MONTHS ENDED APRIL 30, 2023

(Expressed in U.S. dollars)

F-2

BRUUSH ORAL CARE INC.

CONDENSED INTERIM STATEMENTS OF FINANCIAL POSITION

(Unaudited - Expressed in U.S. dollars)

As at	Note	April 30, 2023	October 31, 2022

ASSETS
Current
Cash		$194,321	$72,921
Term deposit		-	18,506
Accounts and other receivables	3	152,604	175,256
Inventory	4	142,950	241,341
Prepaid expenses and deposits	5	395,976	677,474
		885,851	1,185,498
Non-current
Equipment		4,914	5,619
Total assets		$890,765	$1,191,117

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current
Accounts payable and accrued liabilities	6,8	$2,308,607	$1,345,288
Due to related party	8	311,774	-
Loan payable	7	2,336,222	-
Deferred revenue		2,009	6,045
Warrant derivative	10	1,107,775	1,242,580
Total liabilities		6,066,387	2,593,913

SHAREHOLDERS’ EQUITY
Share capital	9	24,889,414	23,845,704
Obigation to issue securities	9	283	-
Reserves	9	1,905,507	1,137,814
Accumulated deficit		(31,970,826)	(26,386,314)
Total shareholders’ equity		(5,175,622)	(1,402,796)
Total liabilities and shareholders’ deficiency		$890,765	$1,191,117

Nature of operations and going concern (Note 1)

Contingencies (Note 14)

Subsequent events (Notes 7, 9 and 14)

Approved and authorized for issue by the Board of Directors on September 13, 2023.

The accompanying notes are an integral part of these condensed interim financial statements.

F-3

BRUUSH ORAL CARE INC.

CONDENSED INTERIM STATEMENTS OF COMPREHENSIVE LOSS

(Unaudited - Expressed in U.S. dollars, except for the number of shares)

		Three months ended April 30,		Six months ended April 30,
	Note	2023	2022	2023	2022

Revenues		$325,532	$301,978	$1,401,624	$1,111,808
Cost of goods sold	4	79,336	97,825	436,086	376,088
Gross Profit		246,196	204,153	965,538	735,720

Expenses
Advertising and marketing		620,203	425,903	4,483,815	2,567,496
Amortization and depreciation expense		1,062	2,787	2,110	5,640
Commission		12,899	9,954	62,447	29,841
Consulting	8	273,202	142,384	559,177	482,991
Interest and bank charges		220,179	231,122	224,344	358,445
Inventory management		6,549	4,459	18,143	12,896
Merchant fees		9,221	27,393	47,923	56,460
Office and administrative expenses		116,982	48,882	260,122	123,782
Professional fees	8	43,429	27,034	260,802	73,519
Research and development		1,500	-	1,680	-
Salaries and wages	8	358,465	254,790	757,208	436,575
Share-based compensation	8,9	202,884	-	406,154	7,861
Shipping and delivery		152,205	135,935	450,147	350,096
Travel and entertainment		38,090	52,853	68,884	127,359
		(2,056,870)	(1,363,496)	(7,602,956)	(4,632,961)

Other items
Financing costs	10	-	(1,650,000)	(417,794)	(3,150,000)
Foreign exchange		14,179	7,591	(31,745)	19,737
Gain on revaluation of warrant derivative	10	1,292,230	68,779	1,473,271	181,078
Other income	11	159,324	-	159,324	-
Write down of prepaid inventory	5	(130,150)	-	(130,150)	-
		1,335,583	(1,573,630)	1,052,906	(2,949,185)

Net and comprehensive loss		$(475,091)	$(2,732,973)	$(5,584,512)	$(6,846,426)

Loss per share - Basic and diluted		$(0.95)	$(17.39)	$(12.79)	$(43.56)

Weighted average number of common shares outstanding - basic and diluted		498,721	157,154	436,525	157,154

The accompanying notes are an integral part of these condensed interim financial statements.

F-4

BRUUSH ORAL CARE INC.

CONDENSED INTERIM STATEMENT OF CHANGES IN SHAREHOLDERS’ EQUITY

(Unaudited - Expressed in U.S. dollars, except for the number of shares)

	Common Stock		Obligation
	Number		to issue		Accumulated
	of shares	Amount	securities	Reserves	Deficit	Total

Balance, October 31, 2021	157,154	$13,276,909	$-	$400,936	$(17,621,043)	$(3,943,198)
Securities to be issued for financing costs	-	-	3,150,000	-	-	3,150,000
Shares issued for services	-	-	-	7,861	-	7,861
Net and comprehensive loss	-	-	-	-	(6,846,426)	(6,846,426)
Balance, April 30, 2022	157,154	$13,276,909	$3,150,000	$408,797	$(24,467,469)	$(7,631,763)

Balance, October 31, 2022	326,028	$23,845,704	$-	$1,137,814	$(26,386,314)	$(1,402,796)
Private placement units	118,667	973,419	-	-	-	973,419
Exercise of warrants	66,666	637,812	283	-	-	638,095
Shares issued for services	-	(361,539)	-	361,539	-	-
Financing costs	-	(205,982)	-	-	-	(205,982)
Share-based compensation	-	-	-	406,154	-	406,154
Net and comprehensive loss	-	-	-	-	(5,584,512)	(5,584,512)
Balance, April 30, 2023	511,361	$24,889,414	$283	$1,905,507	$(31,970,826)	$(5,175,622)

The accompanying notes are an integral part of these condensed interim financial statements.

F-5

BRUUSH ORAL CARE INC.

CONDENSED INTERIM STATEMENTS OF CASH FLOWS

(Unaudited - Expressed in U.S. dollars)

	Six months ended April 30,
	2023	2022
Cash flows from operating activities
Net loss	$(5,584,512)	$(6,846,426)
Items not affecting cash:
Amortization and depreciation	2,110	5,640
Share-based compensation	406,154	7,861
Gain on revaluation of warrant derivative	(1,473,271)	(181,078)
Write down of prepaid inventory	130,150	-
Accretion of promissory note	206,968	247,261
Unrealized foreign exchange	(21)	-
Gain on write-off of accounts payable	-	(1,005)
Listing expense	-	(27)
Financing costs	-	3,150,000

Changes in non-cash working capital
Accounts and other receivables	22,652	17,961
Inventory	98,391	167,057
Term deposit	18,506	-
Prepaid expenses and deposits	151,348	40,015
Accounts payable and accrued liabilities	1,279,135	(192,550)
Deferred revenue	(4,036)	224,850
Net cash flows used in operating activities	(4,746,426)	(3,360,441)

Cash flows from investing activities
Purchase of property and equipment	(1,405)	(2,042)
Net cash flows used in investing activities	(1,405)	(2,042)

Cash flows from financing activities
Proceeds from private placement warrants	2,742,069	-
Proceeds from convertible debentures	-	3,760,725
Proceeds from promissory notes	1,874,254	-
Proceeds from exercise of warrants	1,667	-
Share subscriptions received in advance	283	-
Proceeds from loans	508,225	-
Repayment of loans	(257,267)	-
Net cash flows provided by financing activities	4,869,231	3,760,725

Change in cash	$121,400	$398,242

Cash
Beginning of period	$72,921	$14,530
End of period	$194,321	$412,772

Supplemental cash flow disclosure
Interest	$-	$-
Taxes paid	$-	$-
Non- cash investing and financing activities
Fair value of warrants exercised	$636,160	$-
Broker warrants	$361,539	$-

The accompanying notes are an integral part of these condensed interim financial statements.

F-6

BRUUSH ORAL CARE INC.

NOTES TO THE CONDENSED INTERIM FINANCIAL STATEMENTS

(Unaudited - Expressed in U.S. dollars)

Three and six months ended April 30, 2023 and 2022

1. NATURE OF OPERATIONS AND GOING CONCERN

Bruush Oral Care Inc. (the “Company”) was incorporated in British Columbia under the Business Corporations Act on October 10, 2017. The Company is in the business of selling electric toothbrushes. The Company is located at 128 West Hastings Street, Unit 210, Vancouver, British Columbia V6B 1G8. The Company’s common shares are listed for trading on NASDAQ under the symbol “BRSH”.

As of April 30, 2023, the Company had a working capital deficit of $5,180,536, an accumulated deficit totaling $31,970,826. The ability of the Company to carry out its business objectives is dependent on its ability to secure continued financial support from related parties, to obtain equity financing, or to ultimately attain profitable operations in the future. The Company will need to raise additional capital during the next twelve months and beyond to support current operations and planned development. Whether and when the Company can attain profitability and positive cash flows is uncertain. While the Company has been successful in securing financing in the past, there is no assurance that financing will be available in the future on terms acceptable to the Company.

These factors form a material uncertainty that may cast significant doubt upon the Company’s ability to continue as a going concern. These financial statements do not give effect to adjustments to the carrying value and classification of assets and liabilities and related expense that would be necessary should the Company be unable to continue as a going concern. If the going concern assumption is not appropriate, material adjustments to the statements could be required.

On July 7, 2023, the Company completed a 1-for-25 reverse split of its common shares (“the Consolidation”). The Consolidation is effective as of the close of business on July 31, 2023. Except where otherwise indicated, all historical share numbers and per share amounts have been adjusted on a retroactive basis to reflect following the Consolidation.

2. BASIS OF PRESENTATION

Statement of compliance

These unaudited condensed interim financial statements have been prepared in accordance with IAS 34 – Interim Financial Reporting as issued by the International Accounting Standards Board (“IASB”). Accordingly, certain disclosures included in annual financial statements prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the IASB have been condensed or omitted and these unaudited condensed interim consolidated financial statements should be read in conjunction with the Company’s audited financial statements for the year ended October 31, 2022.

The Company’s management makes judgments in its process of applying the Company’s accounting policies in the preparation of its unaudited condensed interim financial statements. In addition, the preparation of the financial data requires that the Company’s management make assumptions and estimates of the effects of uncertain future events on the carrying amounts of the Company’s assets and liabilities at the end of the reporting period and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from those estimates as the estimation process is inherently uncertain. Estimates are reviewed on an ongoing basis based on historical experience and other factors that are considered to be relevant under the circumstances. Revisions to estimates and the resulting effects on the carrying amounts of the Company’s assets and liabilities are accounted for prospectively. The critical judgments and estimates applied in the preparation of the Company’s unaudited condensed interim financial statements are consistent with those applied and disclosed in the Company’s financial statements for the year ended October 31, 2022. In addition, other than noted below, the accounting policies applied in these unaudited condensed interim financial statements are consistent with those applied and disclosed in the Company’s audited financial statements for the year ended October 31, 2022.

These unaudited condensed interim financial statements were approved by the Board of Directors on September 13, 2023.

F-7

BRUUSH ORAL CARE INC.

NOTES TO THE CONDENSED INTERIM FINANCIAL STATEMENTS

(Unaudited - Expressed in U.S. dollars)

Three and six months ended April 30, 2023 and 2022

Basis of presentation

These condensed interim financial statements have been prepared on a historical cost basis and presented in U.S. dollars which is the functional currency of the Company. The financial statements of the Company have been prepared on an accrual basis, except for cash flow information. The condensed interim financial statements have been prepared on a historical cost basis except for warrants and options, which are measured at fair value.

3. ACCOUNTS AND OTHER RECEIVABLES

	April 30, 2023	October 31, 2022
Trade receivables	$52,879	$103,471
Sales taxes receivable	99,725	71,785
	$152,604	$175,256

4. INVENTORY

Inventory consisted entirely of finished goods.

During the six months ended April 30, 2023, $434,994 (six months ended April 30, 2022 - $332,657) of inventory was sold and recognized in cost of goods sold, and $17,473 (six months ended April 30, 2022 - $89,646) of inventory was used for promotional purposes and recognized in other expense categories, such as selling and marketing and investor relations.

5. PREPAID EXPENSES AND DEPOSITS

	April 30, 2023	October 31, 2022
Prepaid expenses	$67,418	$191,322
Deposits on inventory	317,864	475,458
Deposits	10,694	10,694
	$395,976	$677,474

Deposits on inventory relate to payment for inventory that is still to be received. During the six months ended April 30, 2023, the Company impaired deposits on inventory of $130,150 (October 31, 2022 – $Nil).

6. ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

	April 30, 2023	October 31, 2022
Accounts payable	$1,661,284	$909,438
Accrued liabilities	647,323	435,850
	$2,308,607	$1,345,288

7. PROMISSORY NOTE

On March 6, 2023, the Company issued an unsecured promissory note (“the Promissory note”) in a principal amount of $2,749,412. The Promissory note was issued at discount of 15% with a maturity date of July 18, 2023. The principal amount outstanding shall bear no interest during the period up until July 18, 2023. The Promissory note will only bear simple interest at the rate of 20% per annum in the event of default from the date of such non-payment until such amount is paid in full.

F-8

BRUUSH ORAL CARE INC.

NOTES TO THE CONDENSED INTERIM FINANCIAL STATEMENTS

(Unaudited - Expressed in U.S. dollars)

Three and six months ended April 30, 2023 and 2022

A continuity of the Promissory note is shown below:

Balance October 31, 2022	$-
Additions	2,749,412
Discount	(412,412)
Transaction costs	(207,746)
Accretion	206,968
Balance April 30, 2023	$2,336,222

Subsequent to the period ended, the Company and the Promissory note holder (“the Holder”) entered into an agreement in which the Holder subscribed for convertible notes (Note 14) in lieu of repayment and Promissory note was cancelled in its entirety.

8. RELATED PARTY TRANSACTIONS

Key Management Compensation

Key management personnel are those persons having authority and responsibility for planning, directing and controlling the activities of the Company, directly or indirectly. Key management personnel include the Company’s executive officers and Board of Director members.

All related party transactions are in the normal course of operations. All amounts either due from or due to related parties other than specifically disclosed are non-interest bearing, unsecured and have no fixed terms of repayments.

Related party transactions with key management directors, subsequent and former directors and companies and entities over which they have significant influence over:

	Three months ended April 30,		Six months ended April 30,
	2023	2022	2023	2022
Consulting fees	$11,163	$35,790	$11,163	$-
Director fees	46,500	-	93,000	47,905
Professional fees	-	50,000	-	50,000
Salaries	224,949	70,880	321,234	110,354
Share-based compensation	203,268	-	405,419	-
	$485,880	$156,670	$830,816	$208,259

Accounts payable and accrued liabilities – As of April 30, 2023, $11,163 (October 31, 2022 - $33,918) due to related parties was included in accounts payable and accrued liabilities.

As at June 30, 2023, included in loans payable is $311,774 (September 30, 2022 - $Nil) due to the Chief Executive Officer of the Company. This loan is non-interest bearing, unsecured and payable on demand.

9. SHARE CAPITAL

a)	Share capital

Authorized share capital

Unlimited Common Shares without par value.

F-9

BRUUSH ORAL CARE INC.

NOTES TO THE CONDENSED INTERIM FINANCIAL STATEMENTS

(Unaudited - Expressed in U.S. dollars)

Three and six months ended April 30, 2023 and 2022

Shares outstanding

On July 29, 2022, the Company completed a share reorganization (the “Share Reorganization”) to redesignate all Class B shares to common shares and to convert the Class A shares to common shares. The Company also effected a share consolidation on the basis of 1 new share for each 3.86 shares outstanding (the “Consolidation”). Prior to the Share Reorganization and Consolidation, the Company had 6,824,127 Class A and 7,130,223 Class B common shares issued and outstanding. Immediately following the Share Reorganization and Consolidation, the Company had 3,615,116 common shares outstanding. Except where otherwise indicated, all historical share numbers and per share amounts have been adjusted on a retroactive basis to reflect the Share Reorganization and Consolidation.

The Company also completed another Share Reorganization on July 31, 2023 in which 1 new share was issued for each 25 outstanding shares. Prior to this Share Reorganization, a total of 12,784,209 common shares were outstanding and they were converted into 511,361 common shares. Except where otherwise indicated, all historical share numbers and per share amounts have been adjusted on a retroactive basis to also reflect this Share Reorganization.

Six months ended April 30, 2023:

On December 9, 2022, the Company closed a private placement pursuant (“the Private placement”) to a securities purchase agreement with institutional investors. The Company issued 118,667 units (“the units”) and 78,000 pre-funded units (“the pre-funded units”) at a purchase price of $15 per unit for gross proceeds of $2,948,050. The pre-funded units were sold at a purchase price of $14.98. Each of the units consists of one share of common stock and one non-tradable warrant (“the unit warrants”) exercisable for one share of common stock at a price of $15 for a period of 5.5 years from the closing date of the Private placement. The pre-funded Unit consist of one pre-funded common share purchase warrant of the Company (a “pre-funded warrant”) and one unit warrant. As at April 30, 2023, $283 had been received in advance as subscriptions for warrants still to be exercised.

In connection with the Private placement, the Company paid share issuance costs of $623,776 consisting of $295,000 in underwriting fees, $132,500 in legal fees and $196,276 in other related expenses. Total transaction costs of $623,776 were incurred relating to the Private placement and $205,982 was allocated to equity.

During the six months ended April 30, 2023, the Company issued 66,667 common shares as a result of the exercise of 66,667 warrants for total proceeds of $1,667. The weighted average market price of the Company’s common shares at the period of the exercise was $9.56 per share.

Six months ended April 30, 2022:

There were no share issuances during the six months ended April 30, 2022.

a)	Options

The Company has established a stock option plan for its directors, officers, employees, and consultants under which the Company may grant options (each, an “Option”) from time to time to acquire Shares. The exercise price of each Option shall be determined by the Board of Directors. Options may be granted for a maximum term of five years from the date of grant. Options are non-transferable and expire immediately upon termination of employment for cause, or within 30 days of termination of employment for cause, or within 30 days of termination of employment or holding office as director or officer of the Company or in the case of death. Unless otherwise provided in the applicable grant agreement, Options fully vest upon the grant thereof.

F-10

BRUUSH ORAL CARE INC.

NOTES TO THE CONDENSED INTERIM FINANCIAL STATEMENTS

(Unaudited - Expressed in U.S. dollars)

Three and six months ended April 30, 2023 and 2022

Six months ended April 30, 2023:

On April 3, 2023, the Company granted 40,800 stock options to its directors and officers. Each option is exercisable for one common share in the capital of the Company at an exercise price of $6.25 per share. These options vest over four years from the date of grant and expire on April 3, 2028. The fair value of the options was estimated to be $162,384 based on the Black-Scholes Option Pricing Model using the following assumptions: fair value of the underlying stock – $6.48, exercise price $6.50, expected dividend yield - 0%, expected volatility - 72%, risk-free interest rate – 2.94% and an expected remaining life – 5 years.

Six months ended April 30, 2022:

There were no option grants during the six months ended April 30, 2022.

During the six months ended April 30, 2023, the Company recognized share-based compensation expense of $6,245 for the vesting of options (six months ended April 30, 2022 - $7,862).

As at April 30, 2023, the following options were outstanding and vested, entitling the holders thereof the right to purchase one common share for each option held as follows:

Outstanding	Exercise Price	Expiry Date	Vested
3,207	CAD$172.50	November 9, 2025	3,207
40,800	$6.25	April 3, 2028	-
44,007			3,207

b)	Warrants

During August 2022, the Company’s volume weighted average stock price was less than the exercise floor of $52 as per the agreements for the warrants issued as part of the units offered in the Company’s initial public offering (“IPO”) as a result, the following occurred:

●	Effective after the closing of trading on November 3, 2022 (the 90th calendar day immediately following the issuance date of the Warrants), the exercise price of all IPO warrants was reset from $104 to $52 (“reset price”). The other terms of the IPO warrants remained unchanged.
●	On November 3, 2022, the Company also issued to an aggregate amount of 266,420 additional warrants (“the additional warrants”) to purchase 266,420 shares of common stock. The Additional Warrants expire November 3, 2027 and are exercisable at a price of $52.

Continuity of the warrants issued and outstanding as follows:

	Number of warrants	Weighted average exercise price
Outstanding, October 31, 2021	29,210	$196.75
Granted	174,078	105.50
Outstanding, October 31, 2022	203,288	$118.75
Granted	553,019	5.25
Exercised	(66,667)	0.025
Outstanding, April 30, 2023	689,640	$46.00

F-11

BRUUSH ORAL CARE INC.

NOTES TO THE CONDENSED INTERIM FINANCIAL STATEMENTS

(Unaudited - Expressed in U.S. dollars)

Three and six months ended April 30, 2023 and 2022

The following table discloses the number of warrants outstanding as at April 30, 2023:

Number of warrants	Price	Expiry date
10,736	CAD$86.75	August 3, 2024
18,474	CAD$260.50	August 3, 2024
163,565	$52	August 4, 2027
10,514	$130	August 4, 2027
11,931	$0.025	August 4, 2027
266,420	$52	November 3, 2027
118,667	$15	June 9, 2028
78,000	$15	June 9, 2028
11,333	$0.025	No expiry
689,640

As at April 30, 2023, the weighted average life remaining of warrants outstanding is 4.36 years.

c)	Restricted Share Awards

On June 30, 2022, the Company issued 19,689 Restricted Share Awards (“RSU” or “RSU’s”) to directors of the Company. The RSU’s vest over a period of three years, in three equal tranches on the first, second, and third anniversaries of the grant date. At October 31, 2022, none of the RSU’s had vested. The Company recognizes the share-based payment expense over the vesting terms. The share-based compensation costs for the RSU’s are based on the share price at the date of grant at a price of $71.25 per RSU.

During the six months ended April 30, 2023, the Company recognized share-based compensation expense of $399,909 for the vesting of RSUs (Six months ended April 30, 2022 - $nil).

As at April 30, 2023 and October 31, 2022, 19,689 RSU’s were outstanding.

10. WARRANT DERIVATIVE LIABILITY

In July and August 2020, in connection with a private placement, the Company issued 10,710 warrants with an exercise price of CAD$86.75 ($66.50) per warrant with an expiry date of twenty-four months from the time the Company completes a bone-fide public offering of common shares under a prospectus or registration statement filed with the securities regulatory authorities in Canada or the United States (the “Liquidity Event”). As the warrants have an exercise price denominated in a currency other than the Company’s functional currency, they are derivative financial instrument measured at fair value at the end of each reporting period. On July 29, 2022, the Company amended the exercise price of 3,461 of the warrants to $66.50. As a result, the derivative liability associated with these warrants at the time of $136,047 was derecognized and recorded to equity. The fair value at the time of derecognition was based on the Black-Scholes Option Pricing Model using the following assumptions: fair value of the underlying stock - $71.25, expected dividend yield – 0%, expected volatility – 100%, risk-free interest rate – 2.92% and an expected remaining life – 2.01 years. As at April 30, 2023, the fair value of the remaining 7,248 warrants which were not repriced (and therefore continue to be recognized as derivative financial instruments) was determined to be $122 based on the Black-Scholes Option Pricing Model using the following assumptions: fair value of the underlying stock – CAD$8.75, expected dividend yield – 0%, expected volatility – 74%, risk-free interest rate – 3.72% and an expected remaining life – 1.26 years (2022 - $30,469 based on the Black-Scholes Option Pricing Model using the following assumptions: fair value of the underlying stock – CAD$37.25, expected dividend yield – 0%, expected volatility – 72%, risk-free interest rate – 3.90% and an expected remaining life – 1.76 years).

F-12

BRUUSH ORAL CARE INC.

NOTES TO THE CONDENSED INTERIM FINANCIAL STATEMENTS

(Unaudited - Expressed in U.S. dollars)

Three and six months ended April 30, 2023 and 2022

In August and September 2020, in connection with a private placement, the Company issued 15,290 warrants with an exercise price of CAD$260.50 ($195) per warrant with an expiry date of twenty-four months from the Liquidity Event. As the warrants have an exercise price denominated in a currency other than the Company’s functional currency, they are derivative financial instrument measured at fair value at the end of each reporting period. As at April 30, 2023, the fair value of the warrants was determined to be $3 and was estimated using the Black-Scholes Options Pricing Model using the following assumptions: fair value of the underlying stock – CAD$8.75, expected dividend yield – 0%, expected volatility – 74%, risk-free interest rate – 3.72% and an expected remaining life – 1.26 years. (2022 - $8,655 based on the Black-Scholes Option Pricing Model using the following assumptions: fair value of the underlying stock – CAD$37.25, expected dividend yield – 0%, expected volatility – 72%, risk-free interest rate – 3.90% and an expected remaining life – 1.76 years).

In August 2022, in connection with the units issued as part of the Company’s IPO, the Company issued 149,142 warrants with an exercise price of $104 per warrant with an expiry date of five years from the date of issuance. The warrants contain a cashless exercise provision which enables the holder to receive common shares equal to the fair value of the warrants based on the number of warrants to be exercise multiplied by the fair value of the common shares less the exercise price with the difference divided by the fair value of the share. If a warrant holder exercises this option, there will be variability in the number of shares issued, therefore they are a derivative financial instrument measured at fair value at the end of each reporting period. On November 3, 2022 ,the exercise price of these warrants was reset from $104 to $52 the other terms of the IPO warrants remained unchanged (Note 9(b)).

As at April 30, 2023, the fair value of the warrants was determined to be $152,713 and was estimated using the Black-Scholes Options Pricing Model using the following assumptions: fair value of the underlying stock – $6.50, expected dividend yield – 0%, expected volatility – 74%, risk-free interest rate – 3.04% and an expected remaining life – 4.27 years. (2022 – $1,097,323 based on the Black-Scholes Options Pricing Model using the following assumptions: fair value of the underlying stock – $27.25, expected dividend yield – 0%, expected volatility – 67%, risk-free interest rate – 3.43% and an expected remaining life – 4.76 years).

Also in connection with the IPO, on November 3, 2022, the Company issued to an aggregate amount of 266,420 additional warrants to purchase 266,420 shares of common stock (Note 9(b)). The Additional Warrants expire November 3, 2027 and are exercisable at a price of $2.08. These warrants also contain a cashless exercise provision which enables the holder to receive common shares equal to the fair value of the warrants based on the number of warrants to be exercise multiplied by the fair value of the common shares less the exercise price with the difference divided by the fair value of the share. . If a warrant holder exercises this option, there will be variability in the number of shares issued, therefore they are a derivative financial instrument measured at fair value at the end of each reporting period. At issuance, the fair value of the warrants was determined to be $2,736,592 and was estimated using the Black-Scholes Options Pricing Model using the following assumptions: fair value of the underlying stock – $24.50, expected dividend yield – 0%, expected volatility – 68%, risk-free interest rate – 3.67% and an expected remaining life – 5 years. As at April 30, 2023, the fair value of the warrants was determined to be $291,303 and was estimated using the Black-Scholes Options Pricing Model using the following assumptions: fair value of the underlying stock – $6.50, expected dividend yield – 0%, expected volatility – 73%, risk-free interest rate – 3.04% and an expected remaining life – 4.52 years.

In August 2022, in connection with the units issued as part of its December Senior Secured Promissory Notes, the Company issued 14,423 warrants with an exercise price of $104 per warrant with an expiry date of five years from the date of issuance. The warrants contain a cashless exercise provision which enables the holder to receive common shares equal to the fair value of the warrants based on the number of warrants to be exercise multiplied by the fair value of the common shares less the exercise price with the difference divided by the fair value of the share. If a warrant holder exercises this option, there will be variability in the number of shares issued, therefore they are a derivative financial instrument measured at fair value at the end of each reporting period. At issuance, the fair value of the warrants was determined to be $488,147 and was estimated using the Black-Scholes Options Pricing Model using the following assumptions: fair value of the underlying stock – $70.25, expected dividend yield – 0%, expected volatility – 66%, risk-free interest rate – 2.79% and an expected remaining life – 5 years. As at April 30, 2023, the fair value of the warrants was determined to be $36,917 and was estimated using the Black-Scholes Options Pricing Model using the following assumptions: fair value of the underlying stock – $6.50, expected dividend yield – 0%, expected volatility – 74%, risk-free interest rate – 3.04% and an expected remaining life – 4.27 years. (2022 – $106,119 based on the Black-Scholes Options Pricing Model using the following assumptions: fair value of the underlying stock – $27.25, expected dividend yield – 0%, expected volatility – 67%, risk-free interest rate – 3.43% and an expected remaining life – 4.76 years).

F-13

BRUUSH ORAL CARE INC.

NOTES TO THE CONDENSED INTERIM FINANCIAL STATEMENTS

(Unaudited - Expressed in U.S. dollars)

Three and six months ended April 30, 2023 and 2022

During December 2022, in connection with the units issued as part of the private placement (Note 9), the Company issued 118,667 unit warrants with an exercise price of $15 with an expiry date of 5.5 years from the date of issuance. The warrants contain a cashless exercise provision which enables the holder to receive common shares equal to the fair value of the warrants based on the number of warrants to be exercise multiplied by the fair value of the common shares less the exercise price with the difference divided by the fair value of the share. If a warrant holder exercises this option, there will be variability in the number of shares issued, therefore they are a derivative financial instrument measured at fair value at the end of each reporting period. At issuance, the fair value of the warrants was determined to be $806,581 and was estimated using the Black-Scholes Options Pricing Model using the following assumptions: fair value of the underlying stock – $10.25, expected dividend yield – 0%, expected volatility – 67%, risk-free interest rate – 3.07% and an expected remaining life – 5.5 years. As at April 30, 2023, the fair value of the warrants was determined to be $333,875 and was estimated using the Black-Scholes Options Pricing Model using the following assumptions: fair value of the underlying stock – $6.50, expected dividend yield – 0%, expected volatility – 71%, risk-free interest rate – 3.04% and an expected remaining life – 5.11 years.

Also in connection with the private placement (Note 9), the Company issued 78,000 pre-funded warrants with an exercise price of $0.025 with no expiry date and another 78,000 unit warrants with an exercise price of $15 and with an expiry date of 5.5 years from the date of issuance for total proceeds of $1,168,051. These warrants also contain a cashless exercise provision which enables the holder to receive common shares equal to the fair value of the warrants based on the number of warrants to be exercise multiplied by the fair value of the common shares less the exercise price with the difference divided by the fair value of the share. If a warrant holder exercises this option, there will be variability in the number of shares issued, therefore they are a derivative financial instrument measured at fair value at the end of each reporting period. At issuance, the fair value of the prefunded warrants and unit warrants was $747,917 and $420,134 respectively, the fair value of the pre-funded warrants was determined with reference to the fair value of the Company’s common shares and the fair value of the unit warrants was estimated using the Black-Scholes Options Pricing Model using the following assumptions: fair value of the underlying stock – $12.13, expected dividend yield – 0%, expected volatility – 67%, risk-free interest rate – 3.07% and an expected remaining life – 5.5 years. As at April 30, 2023 the fair value of the unit warrants was $219,458 respectively and was estimated using the Black-Scholes Options Pricing Model based on the following assumptions: fair value of the underlying stock – $6.50, expected dividend yield – 0%, expected volatility – 71%, risk-free interest rate – 3.04% and an expected remaining life – 5.11 years.

During January 2023, 49,867 pre-funded warrants were exercised (Note 9) and a fair value loss of $39,565 was recognized from the fair valuation of these pre-funded warrants on the dates of exercise and their total fair value was $517,720.

A further 16,800 pre- funded warrants were exercised during April 2023 (Note 9) and a fair value gain of $53,340 was recognized from the fair valuation of these pre-funded warrants on the dates of exercise and their total fair value was $118,440.

As at April 30, 2023 the fair value of the remaining pre-funded warrants was determined to be $73,384 and was estimated using the Black-Scholes Options Pricing Model using the following assumptions: fair value of the underlying stock – $6.50, expected dividend yield – 0%, expected volatility – 71%, risk-free interest rate – 3.04% and an expected remaining life – 5.11 years.

From the total transaction costs of $623,776 that were incurred relating to the Private placement (Note 9), $417,794 was allocated to the derivative liability.

F-14

BRUUSH ORAL CARE INC.

NOTES TO THE CONDENSED INTERIM FINANCIAL STATEMENTS

(Unaudited - Expressed in U.S. dollars)

Three and six months ended April 30, 2023 and 2022

The following is a continuity of the Company’s warrant derivative liability:

Balance, October 31, 2021	$1,582,977
Issued during the period	5,535,852
Change in fair value of derivative	(5,740,202)
Derecognition of warrant derivative	(136,047)
Balance, October 31, 2022	$1,242,580
Issued during the period	1,974,626
Change in fair value of derivative	(1,473,271)
Derecognition of warrant derivative	(636,160)
Balance, April 30, 2023	$1,107,775

11. OTHER INCOME

During the year ended October 31, 2022, the Company fell victim to a cyber-scam that resulted in the Company making an inappropriate payment of $166,150.

During the six months ended April 30, 2023, the Company has filed an insurance claim and received an indemnity of CAD$217,943 ($159,324) in relation to the cyber-scam.

12. FINANCIAL INSTRUMENT RISK MANAGEMENT

Classification of financial instruments

Financial assets included in the statement of financial position are as follows:

	Level in fair value hierarchy	April 30, 2023	October 31, 2022
Amortized cost:
Cash		$194,321	$72,921
Term deposit		-	18,506
Accounts receivable		152,604	175,256
		$346,925	$266,683

Financial liabilities included in the statement of financial position are as follows:

	Level in fair value hierarchy	April 30, 2023	October 31, 2022
Amortized cost:
Accounts payable and accrued expenses		$2,308,607	$1,345,288
Loans payable		2,336,222	-
Due to related party		311,774	-

FVTPL:
Warrant derivative liability	Level 3	1,107,775	1,242,580
		$6,064,378	$2,587,868

F-15

BRUUSH ORAL CARE INC.

NOTES TO THE CONDENSED INTERIM FINANCIAL STATEMENTS

(Unaudited - Expressed in U.S. dollars)

Three and six months ended April 30, 2023 and 2022

Fair value

Financial instruments measured at fair value are classified into one of three levels in the fair value hierarchy according to the relative reliability of the inputs used to estimate the fair values. The three levels of the fair value hierarchy are:

●	Level 1 – Unadjusted quoted prices in active markets for identical assets or liabilities;
●	Level 2 – Inputs other than quoted prices that are observable for the asset or liability either directly or indirectly; and
●	Level 3 – Inputs that are not based on observable market data.

The carrying value of the Company’s cash, term deposits, accounts receivable and accounts payable and accrued liabilities as at approximate their fair value due to their short terms to maturity.

The following table shows the valuation techniques used in measuring Level 3 fair values for the derivative liability as well as the significant unobservable inputs used.

Type	Valuation technique	Key inputs	Inter-relationship between significant inputs and fair value measurement
Warrant derivative liability	The fair value of the warrant derivative liability at initial recognition and at period-end has been calculated using the Black Scholes option pricing model.	Key observable inputs ● Share price ● Risk free interest rate ● Dividend yield Key unobservable inputs ● Expected volatility

The estimated fair value would increase (decrease) if:

● The share price was higher (lower)

● The risk-free interest rate was higher (lower)

● The dividend yield was lower (higher)

● The expected volatility was higher (lower)

For the fair values of the derivative liability, reasonably possible changes to the expected volatility, the most significant unobservable input would have the following effects:

Unobservable Inputs	Change	Impact on comprehensive loss
		Six months ended April 30, 2023	Six months ended April 30, 2022
Volatility	20%	$435,415	$261,511

The Company is exposed in varying degrees to a variety of financial instrument related risks. The Board of Directors approves and monitors the risk management processes, inclusive of documented investment policies, counterparty limits, and controlling and reporting structures.

Credit risk

The Company’s principal financial assets are cash and trade accounts receivable. The Company’s credit risk is primarily concentrated in its cash which is held with institutions with a high credit worthiness. Credit risk is not concentrated with any particular customer. The Company’s accounts receivable consists primarily of GST receivable.

The Company’s maximum credit risk exposure is $152,604.

Liquidity risk

Liquidity risk is the risk that the Company will not be able to meet its financial obligations as they fall due. The Company has a planning and budgeting process in place to help determine the funds required to support the Company’s normal operating requirements on an ongoing basis.

F-16

BRUUSH ORAL CARE INC.

NOTES TO THE CONDENSED INTERIM FINANCIAL STATEMENTS

(Unaudited - Expressed in U.S. dollars)

Three and six months ended April 30, 2023 and 2022

Historically, the Company’s primary source of funding has been the issuance of equity securities for cash, primarily through the issuance of preferred shares. The Company’s access to financing is always uncertain. There can be no assurance of continued access to significant equity funding.

The following is an analysis of the contractual maturities of the Company’s financial liabilities as at April 30, 2023:

	Within one year	Between one and five years	More than five years
Accounts payable and accrued expenses	$2,308,607	$-	$-

Foreign exchange risk

Foreign currency risk arises from fluctuations in foreign currencies versus the United States dollar that could adversely affect reported balances and transactions denominated in those currencies. As at April 30, 2023, a portion of the Company’s financial assets are held in Canadian dollars. The Company’s objective in managing its foreign currency risk is to minimize its net exposure to foreign currency cash flows by transacting, to the greatest extent possible, with third parties in United States dollars. The Company does not currently use foreign exchange contracts to hedge its exposure of its foreign currency cash flows as management has determined that this risk is not significant at this point in time. The Company is not exposed to any material foreign currency risk.

Interest rate risk

Interest rate risk is the risk that the fair value of future cash flows of a financial instrument will fluctuate because of changes in market interest rates. The Company is not exposed to any material interest rate risk.

Capital Management

In the management of capital, the Company includes components of shareholders’ equity. The Company aims to manage its capital resources to ensure financial strength and to maximize its financial flexibility by maintaining strong liquidity and by utilizing alternative sources of capital including equity, debt and bank loans or lines of credit to fund continued growth. The Company sets the amount of capital in proportion to risk and based on the availability of funding sources. The Company manages the capital structure and makes adjustments to it in light of changes in economic conditions and the risk characteristics of the underlying assets. Issuance of equity has been the primary source of capital to date. Additional debt and/or equity financing may be pursued in future as deemed appropriate to balance debt and equity. To maintain or adjust the capital structure, the Company may issue new shares, take on additional debt or sell assets to reduce debt.

13. SEGMENTED INFORMATION

The Company’s breakdown of sales by geographical region is as follows:

	Six months ended April 30, 2023	Six months ended April 30, 2022
United States of America	$1,319,868	$1,079,617
Canada	81,756	32,191
	$1,401,624	$1,111,808

	Three months ended April 30, 2023	Three months ended April 30, 2022
United States of America	$295,627	$289,670
Canada	29,905	12,308
	$325,532	$301,978

F-17

BRUUSH ORAL CARE INC.

NOTES TO THE CONDENSED INTERIM FINANCIAL STATEMENTS

(Unaudited - Expressed in U.S. dollars)

Three and six months ended April 30, 2023 and 2022

The Company’s breakdown of sales by product segment is as follows:

	Six months ended April 30, 2023	Six months ended April 30, 2022
Devices	$1,088,876	$665,475
Consumables	312,748	446,333
	$1,401,624	$1,111,808

	Three months ended April 30, 2023	Three months ended April 30, 2022
Devices	$280,450	$62,683
Consumables	45,082	238,295
	$325,532	$1,111,808

14. SUBSEQUENT EVENTS

Litigation

During the subsequent period, litigation was brought against the Company by the Toronto Dominion Bank (“TD Bank”) in which TD Bank made a claim for an amount of $1,721,345 (the “Principal Amount”) relating to a bank overdraft. TD Bank and the Company reached a settlement agreement in which the Company agreed to repay the Principal Amount plus interest and additional costs. The Settlement was guaranteed by a letter of credit issued to TD Bank by the Royal Bank of Canada of $2,000,000.

Convertible debentures

On June 26, 2023, the Company completed its issuance of an unsecured convertible note with a principal aggregate amount of $3,341,176 (the “June 2023 Note”) to the Selling Securityholder with a maturity date of June 26, 2024. The conversion price in effect on any Conversion Date shall be equal to (i) for the first seven months following the date hereof, shall be $0.25, and (ii) following the seven month anniversary of the date hereof, 90% of the lowest closing price of the Company’s shares for the previous three Trading Days prior to the conversion date provided, however, that such price shall in no event be less than $0.15. A maximum of 22,274,507 shares of Common Stock are issuable by the Company upon conversion of the June 2023 note.

In connection with the issuance of the June 2023 Note, the Company entered into a securities purchase agreement with the Selling Securityholder and issued a common stock purchase warrant to purchase 10,023,530 shares of Common Stock (the “Purchase Warrant”), with an Exercise Price of $0.001 or on a cashless basis, to the Selling Securityholder. The Purchase Warrants will be classified as financial liabilities since the terms allows for a cashless net share settlement at the option of the holder.

Share capital

On August 25, 2023, the company offered warrant holders the option to exercise their existing warrants at $3.33 per share, resulting in 633,026 Warrant Shares being issued. Holders were also given new warrants (New Warrants) allowing them to purchase up to 250% of the exercised Warrant Shares at the same price, with an expiration date of June 9, 2028. The exercise of Existing Warrants led to the issuance of New Warrants for a total of 1,582,566 New Warrant Shares.

From August 1 to August 25, 2023, a total of 883,131 shares were issued from warrants being exercised for proceeds of $2,855,979. On August 10 and 14th, the company issued 50,000 and 150,000 common shares as compensation for consulting services.

F-18

BRUUSH ORAL CARE INC.

FINANCIAL STATEMENTS

FOR THE YEAR ENDED OCTOBER 31, 2022

(Expressed in U.S. dollars)

F-19

Report of Independent Registered Public Accounting Firm

To the shareholders and the board of directors of Bruush Oral Care Inc.

Opinion on the Financial Statements

We have audited the accompanying statements of financial position of Bruush Oral Care Inc. (the “Company”) as of October 31, 2022, 2021 and January 31, 2021, the related statements of comprehensive loss, changes in shareholder’s equity and cash flows, for the 12-months ended October 31, 2022, 9-months ended October 31, 2021 and 12-months ended January 31, 2021, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of October 31, 2022, 2021 and January 31, 2021, and its financial performance and its cash flows for the 12-months ended October 31, 2022, 9-months ended October 31, 2021 and 12-months ended January 31, 2021, in conformity with International Financial Reporting Standards as issued by the International Accounting Standards Board.

Material Uncertainty Related to Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has incurred a net and comprehensive loss of $8,765,271 during the 12-months ended October 31, 2022. The Company requires additional funds to meet its obligations and the costs of its operations. These factors raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting in accordance with the standards of the PCAOB. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion in accordance with the standards of the PCAOB.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ DMCL

DALE MATHESON CARR-HILTON LABONTE LLP
CHARTERED PROFESSIONAL ACCOUNTANTS

We have served as the Company’s auditor since 2021

Vancouver, Canada

March 10, 2023

F-20

BRUUSH ORAL CARE INC.

STATEMENTS OF FINANCIAL POSITION

(Expressed in U.S. dollars)

As at

	Note	October 31, 2022	October 31, 2021	January 31, 2021

ASSETS
Current
Cash		$72,921	$14,530	$692,647
Term deposit	4	18,506	-	-
Accounts and other receivables	5	175,256	161,047	81,159
Inventory	6	241,341	774,117	1,176,247
Prepaid expenses and deposits	7	677,474	81,574	118,369
		1,185,498	1,031,268	2,068,422
Non-current
Intangible asset		-	11,466	-
Property and equipment		5,619	7,432	3,196
Total assets		$1,191,117	$1,050,166	$2,071,618

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current
Accounts payable and accrued liabilities	8,11	$1,345,288	$3,366,062	$308,719
Loan payable	9	-	27,144	17,580
Deferred revenue		6,045	17,181	92,121
Warrant derivative	13	1,242,580	1,582,977	1,490,059
Total liabilities		2,593,913	4,993,364	1,908,479

SHAREHOLDERS’ EQUITY
Share capital	12	23,845,704	13,276,909	13,264,251
Reserves	12	1,137,814	400,936	308,660
Accumulated deficit		(26,386,314)	(17,621,043)	(13,409,772)
Total shareholders’ equity		(1,402,796)	(3,943,198)	163,139
Total liabilities and shareholders’ deficiency		$1,191,117	$1,050,166	$2,071,618

Nature of operations and going concern (Note 1)

Subsequent events (Note 18)

Approved and authorized for issue by the Board of Directors on March 10, 2023.

The accompanying notes are an integral part of these financial statements.

F-21

BRUUSH ORAL CARE INC.

STATEMENTS OF COMPREHENSIVE LOSS

(Expressed in U.S. dollars)

		12-months ended	9-months ended	12-months ended
		October 31,	October 31,	January 31,
	Note	2022	2021	2021

Revenues		$2,632,442	$1,965,441	$901,162
Cost of goods sold	6	822,383	978,243	291,195
Gross Profit		1,810,059	987,198	609,967

Expenses
Advertising and marketing		7,162,046	2,806,260	2,670,447
Amortization and depreciation expense		15,348	5,498	-
Commission		91,050	26,339	11,207
Consulting	11	1,197,831	868,442	556,864
Interest and bank charges	10	1,155,288	60,183	18,130
Inventory management		47,405	-	-
Merchant fees		99,293	68,073	39,180
Office and administrative expenses		328,956	93,900	75,194
Professional fees	11	521,064	241,854	222,870
Research and development		96,431	-	-
Salaries and wages	11	1,222,171	282,003	93,460
Share-based compensation	11, 12	279,622	92,276	4,949,441
Shipping and delivery		832,395	511,566	304,591
Travel and entertainment		259,372	100,068	29,225
		(13,308,272)	(5,156,462)	(8,970,609)

Other items
Government grant	9	-	8,763	14,139
Foreign exchange		(153,076)	42,148	(7,719)
Gain (loss) on revaluation of warrant derivative	13	5,740,202	(92,918)	(536,209)
Financing costs	10	(2,688,034)	-	-
Other loss	14	(166,150)	-	-
		2,732,942	(42,007)	(529,789)

Net and comprehensive loss		$(8,765,271)	$(4,211,271)	(8,890,431)

Loss per share - Basic and diluted		$(1.83)	$(1.07)	$(8.43)

Weighted average number of common shares outstanding - basic and diluted		4,800,972	3,929,520	1,054,371

The accompanying notes are an integral part of these financial statements.

F-22

BRUUSH ORAL CARE INC.

STATEMENT OF CHANGES IN SHAREHOLDERS’ EQUITY

(Expressed in U.S. dollars)

	Common Stock
	Number		Subscriptions		Accumulated
	of shares	Amount	received	Reserves	Deficit	Total

Balance, January 31, 2020	1,245,683	$4,302,411	$301,886	$-	$(4,519,341)	$84,956
Private placement of shares - $5.56	239,015	988,000	(301,886)	-	-	686,114
Shares issued for services	1,105,955	4,525,206	-	-	-	4,525,206
Private placement units - $2.32	535,491	746,365	-	-	-	746,365
Private placement units - $6.95	756,230	3,265,078	-	-	-	3,265,078
Share issuance cost - shares	46,485	(38,745)	-	38,745	-	-
Share issuance cost – broker warrants	-	(123,981)	-	123,981	-	-
Share issuance cost - cash	-	(400,083)	-	-	-	(400,083)
Stock options granted	-	-	-	145,934	-	145,934
Net and comprehensive loss	-	-	-	-	(8,890,431)	(8,890,431)
Balance, January 31, 2021	3,928,860	13,264,251	-	308,660	(13,409,772)	163,139
Shares issued for services	2,277	12,658	-	-	-	12,658
Share based compensation	-	-	-	92,276	-	92,276
Net and comprehensive loss	-	-	-	-	(4,211,271)	(4,211,271)
Balance, October 31, 2021	3,931,137	13,276,909	-	400,936	(17,621,043)	(3,943,198)
Share cancellation	(316,023)	-	-	-	-	-
IPO	3,728,549	10,463,042	-	-	-	10,463,042
IPO costs - cash	-	(1,840,861)	-	-	-	(1,840,861)
IPO costs – broker warrants	-	(318,581)	-	321,209	-	2,628
Shares issued for services	50,000	140,310	-	-	-	140,310
Financing costs	757,212	2,124,885	-	-	-	2,124,885
Derecognition of warrant derivative	-	-	-	136,047	-	136,047
Share-based compensation	-	-	-	279,622	-	279,622
Net and comprehensive loss	-	-	-	-	(8,765,271)	(8,765,271)
Balance, October 31, 2022	8,150,875	$23,845,704	$-	$1,137,814	$(26,386,314)	$(1,402,796)

The accompanying notes are an integral part of these financial statements.

F-23

BRUUSH ORAL CARE INC.

STATEMENTS OF CASH FLOWS

(Expressed in U.S. dollars)

	12-months ended	9-months ended	12-months ended
	October 31,	October 31,	January 31,
	2022	2021	2021
Cash flows from operating activities
Net loss	$(8,765,271)	$(4,211,271)	$(8,890,431)
Items not affecting cash:
Amortization and depreciation	15,348	5,498	-
Government grant	-	(8,763)	(14,139)
Share-based compensation	279,622	92,276	4,949,441
Consulting	140,310	12,658	-
Loss (gain) on revaluation of warrant derivative	(5,740,202)	92,918	536,209
Interest expense	995,901	2,699	1,782
Unrealized foreign exchange	(1,771)	1,376	1,431
Financing costs	2,613,034	-	-

Changes in non-cash working capital
Accounts and other receivables	(14,209)	(79,888)	(68,190)
Inventory	589,037	402,130	(577,656)
Term deposit	(18,506)	-	-
Prepaid expenses and deposits	(652,161)	36,795	(114,917)
Accounts payable and accrued liabilities	(2,020,774)	3,057,343	31,999
Deferred revenue	(11,136)	(74,940)	92,121

Net cash flows used in operating activities	(12,590,778)	(671,169)	(4,052,350)

Cash flows from investing activities
Purchase of property and equipment	(2,042)	(6,201)	(3,196)
Purchase of intangible asset	-	(15,000)	-

Net cash flows used in investing activities	(2,042)	(21,201)	(3,196)

Cash flows from financing activities
Proceeds from promissory notes net of costs	3,860,750	-
Repayment of promissory notes	(4,852,867)	-
Proceeds from equity financings	15,510,764	-	4,973,023
Share issuance costs	(1,840,861)	-
Broker warrants	2,628	-
Repayment of loans	(29,203)	-	(433,987)
Proceeds from loans	-	14,253	28,506

Net cash flows provided by financing activities	12,651,211	14,253	4,567,542

Change in cash	$58,391	$(678,117)	$511,996

Cash
Beginning of year	$14,530	$692,647	$180,651
End of year	$72,921	$14,530	$692,647

Supplemental cash flow disclosure
Interest	$311,617	$-	$-
Taxes paid	$-	$-	$-

The accompanying notes are an integral part of these financial statements.

F-24

BRUUSH ORAL CARE INC.

NOTES TO THE FINANCIAL STATEMENTS

(Expressed in U.S. dollars)

Twelve months ended October 31, 2022, nine months ended October 31, 2021 and twelve months ended January 31, 2021

1. NATURE OF OPERATIONS AND GOING CONCERN

Bruush Oral Care Inc. (the “Company”) was incorporated in British Columbia under the Business Corporations Act on October 10, 2017. The Company is in the business of selling electric toothbrushes. The Company is located at 128 West Hastings Street, Unit 210, Vancouver, British Columbia V6B 1G8. The Company’s common shares are listed for trading on NASDAQ under the symbol “BRSH”.

As of October 31, 2022, the Company had a working capital deficit of $1,408,415, an accumulated deficit totaling $26,386,314. The ability of the Company to carry out its business objectives is dependent on its ability to secure continued financial support from related parties, to obtain equity financing, or to ultimately attain profitable operations in the future. The Company will need to raise additional capital during the next twelve months and beyond to support current operations and planned development. Whether and when the Company can attain profitability and positive cash flows is uncertain. While the Company has been successful in securing financing in the past, there is no assurance that financing will be available in the future on terms acceptable to the Company.

These factors form a material uncertainty that may cast significant doubt upon the Company’s ability to continue as a going concern. These financial statements do not give effect to adjustments to the carrying value and classification of assets and liabilities and related expense that would be necessary should the Company be unable to continue as a going concern. If the going concern assumption is not appropriate, material adjustments to the statements could be required.

2. BASIS OF PRESENTATION

Statement of compliance

These financial statements have been prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”) and interpretations of the International Financial Reporting Issues Committee (“IFRIC”). The principal accounting policies applied in the preparation of these financial statements are set out below. These policies have been consistently applied to all periods presented, unless otherwise stated.

The Company has changed its fiscal year end from January 31 to October 31, which became effective for the period ended October 31, 2021. The Company determined that the change in year end would better reflect the annual business cycle given that the holiday season (November and December) is a peak period for sales. Given the fiscal year ended October 31, 2021 is for a 9-month period, the results may not be comparable to the 12-month period ended October 31, 2022.

These financial statements were approved by the Board of Directors on March 10, 2023.

Basis of presentation

These financial statements have been prepared on a historical cost basis and presented in U.S. dollars which is the functional currency of the Company. The financial statements of the Company have been prepared on an accrual basis, except for cash flow information. The financial statements have been prepared on a historical cost basis except for warrants and options, which are measured at fair value.

F-25

BRUUSH ORAL CARE INC.

NOTES TO THE FINANCIAL STATEMENTS

(Expressed in U.S. dollars)

Twelve months ended October 31, 2022, nine months ended October 31, 2021 and twelve months ended January 31, 2021

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND USE OF ESTIMATES AND JUDGMENTS

Revenue recognition

The Company’s revenue is generated from the sale of finished product to customers. Those sales predominantly contain a single performance obligation and revenue is recognized at a single point in time when ownership, risks and rewards transfer, which is typically the date of receipt by the customer. When the Company has collected payment from a customer, but the product is in transit, the Company will defer the recognition of the product sale in revenues until such time the product is delivered to the customer. A provision for payment discounts and product return allowances is recorded as a reduction of sales in the same period the revenue is recognized. The revenue recorded is presented net of sales and other taxes the Company collect on behalf of governmental authorities.

Foreign currency translation

The functional currency of each entity is determined using the currency of the primary economic environment in which that entity operates. The Company’s financial statements are presented in U.S. dollars.

The functional currency for the Company is the U.S. dollar.

Foreign currency transactions are translated into the functional currency of the Company, using the exchange rates prevailing at the dates of the transactions (spot exchange rate). Foreign exchange gains and losses resulting from the settlement of such transactions and from the remeasurement of monetary items denominated in foreign currency at year end exchange rates are recognized in the statement of loss and comprehensive loss.

Non-monetary items are not retranslated at year end and are measured at historical cost (translated using the exchange rates at the transaction date), except for non-monetary items measured at fair value which are translated using the exchange rates at the date when fair value was determined.

Inventory

Inventory consists entirely of finished goods and is valued at the lower of cost or net realizable value. The cost of inventory is maintained using the average-cost method. The net realizable value of finished goods is the estimated selling price in the ordinary course of business, less applicable variable selling expenses. The cost of finished goods inventory is based on landed cost, which includes all costs incurred to bring inventory to the Company’s distribution centers including product costs, inbound freight and duty. If the Company determines that the estimated net realizable value of its inventory is less than the carrying value of such inventory, it records a charge to cost of goods sold.

Property and equipment

Property and equipment are recorded at cost less accumulated depreciation. Depreciation is provided on the straight-line method over the estimated useful lives of the assets. Maintenance and repairs are charged to expense as incurred; cost of major additions and betterments are capitalized. Upon sale or other disposition of a depreciable asset, cost and accumulated depreciation are removed from property and equipment and any gain or loss is reflected as a gain or loss from operations. The estimated useful life of the computers and software is 3 years.

F-26

BRUUSH ORAL CARE INC.

NOTES TO THE FINANCIAL STATEMENTS

(Expressed in U.S. dollars)

Twelve months ended October 31, 2022, nine months ended October 31, 2021 and twelve months ended January 31, 2021

3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND USE OF ESTIMATES AND JUDGMENTS (continued)

Intangible assets

Purchased intangible assets are recognized as assets in accordance with IAS 38 – Intangible Assets, where it is probable that the use of the asset will generate future economic benefits and where the cost of the asset can be determined reliably. Intangible assets acquired are initially recognized at cost of purchase and are subsequently carried at cost less accumulated amortization, if applicable, and accumulated impairment losses. The useful lives of intangible assets are assessed as either finite or indefinite. All finite-lived intangible assets are stated at cost less accumulated impairment.

Impairment of assets

The Company performs impairment tests on its long-lived assets, including property and equipment and intangible assets, when new events or circumstances occur, or when new information becomes available relating to their recoverability. When the recoverable amount of each separately identifiable asset or cash generating unit (“CGU”) is less than its carrying value, the asset or CGU’s assets are written down to their recoverable amount with the impairment loss charged against profit or loss. A reversal of the impairment loss in a subsequent period will be charged against profit or loss if there is a significant reversal of the circumstances that caused the original impairment. The impairment will be reversed up to the amount of depreciated carrying value that would have otherwise occurred if the impairment loss had not occurred.

Leases

The Company assesses at contract inception whether a contract is, or contains, a lease. That is, if the contract conveys the right to control the use of an identified asset for a period of time in exchange for consideration. The Company applies a single recognition and measurement approach for all leases, except for short-term leases and leases of low-value assets. The Company recognizes lease liabilities to make lease payments and right-of-use assets representing the right to use the underlying assets.

At the commencement date of the lease, the Company recognizes lease liabilities measured at the present value of lease payments to be made over the lease term. Lease payments include fixed payments (including in-substance fixed payments) less any lease incentives receivable, variable lease payments that depend on an index or a rate, and amounts expected to be paid under residual value guarantees. Lease payments also include the exercise price of a purchase option reasonably certain to be exercised by the Company and payments of penalties for terminating the lease, if the lease term reflects the Company exercising the option to terminate. Variable lease payments that do not depend on an index or a rate are recognized as expenses in the period in which the event or condition that triggers the payment occurs. In calculating the present value of lease payments, the Company uses its incremental borrowing rate at the lease commencement date because the interest rate implicit in the lease is not readily determinable. After the commencement date, the amount of lease liabilities is increased to reflect the accretion of interest and reduced for the lease payments made. In addition, the carrying amount of lease liabilities is remeasured if there is a modification, a change in the lease term, a change in the lease payments or a change in the assessment of an option to purchase the underlying asset.

The Company recognizes right-of-use assets at the commencement date of the lease (i.e., the date the underlying asset is available for use). Right-of-use assets are measured at cost, less any accumulated depreciation and impairment losses, and adjusted for any remeasurement of lease liabilities. The cost of right-of-use assets includes the amount of lease liabilities recognized, initial direct costs incurred, and lease payments made at or before the commencement date less any lease incentives received.

As at October 31, 2022, October 31, 2021 and January 31, 2021, the Company did not have any leases in place.

F-27

BRUUSH ORAL CARE INC.

NOTES TO THE FINANCIAL STATEMENTS

(Expressed in U.S. dollars)

Twelve months ended October 31, 2022, nine months ended October 31, 2021 and twelve months ended January 31, 2021

3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND USE OF ESTIMATES AND JUDGMENTS (continued)

Research and development costs

Expenditure on research activities, undertaken with the prospect of gaining new technical knowledge and understanding, is recognized in profit or loss as incurred. During the year ended October 31, 2022, $96,431 (Nine months ended October 31, 2021 - $Nil, twelve months ended January 31, 2021- $Nil) of research and development costs were recorded in the Statement of Comprehensive Loss.

Development activities involve a plan or design for the production of new or substantially improved products and processes. Development expenditure is capitalized only if development costs can be measured reliably, the product or process is technically and commercially feasible, future economic benefits are probable, and the Company intends to and has sufficient resources to complete development and to use or sell the asset. The expenditure capitalized includes the cost of materials, direct labor, overhead costs that are directly attributable to preparing the asset for its intended use and borrowing costs on qualifying assets. Other development expenditures are recognized in profit or loss as incurred.

Research and development costs incurred subsequent to the acquisition of externally acquired intangible assets and on internally generated intangible assets are accounted for as research and development costs.

As at October 31, 2022, October 31, 2021 and January 31, 2021, the Company has not capitalized any research and development costs.

Financial instruments

(a)	Classification

The Company classifies its financial instruments in the following categories: at fair value through profit and loss (“FVTPL”), at fair value through other comprehensive income (loss) (“FVTOCI”) or at amortized cost. The Company determines the classification of financial assets at initial recognition. The classification of debt instruments is driven by the Company’s business model for managing the financial assets and their contractual cash flow characteristics. Equity instruments that are held for trading are classified as FVTPL. For other equity instruments, on the day of acquisition the Company can make an irrevocable election (on an instrument-by-instrument basis) to designate them as at FVTOCI. Financial liabilities are measured at amortized cost, unless they are required to be measured at FVTPL (such as instruments held for trading or derivatives) or if the Company has opted to measure them at FVTPL.

(b)	Measurement

Financial assets and liabilities at amortized cost

Financial assets and liabilities at amortized cost are initially recognized at fair value plus or minus transaction costs, respectively, and subsequently carried at amortized cost less any impairment.

Financial assets and liabilities at FVTPL

Financial assets and liabilities carried at FVTPL are initially recorded at fair value and transaction costs are expensed in the statements of loss and comprehensive loss. Realized and unrealized gains and losses arising from changes in the fair value of the financial assets and liabilities held at FVTPL are included in the statements of loss and comprehensive loss in the period in which they arise.

F-28

BRUUSH ORAL CARE INC.

NOTES TO THE FINANCIAL STATEMENTS

(Expressed in U.S. dollars)

Twelve months ended October 31, 2022, nine months ended October 31, 2021 and twelve months ended January 31, 2021

3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND USE OF ESTIMATES AND JUDGMENTS (continued)

Debt investments at FVTOCI

These assets are subsequently measured at fair value. Interest income calculated using the effective interest method, foreign exchange gains and losses and impairment are recognized in profit or loss. Other net gains and losses are recognized in OCI. On derecognition, gains and losses accumulated in OCI are reclassified to profit or loss.

Equity investments at FVTOCI

These assets are subsequently measured at fair value. Dividends are recognized as income in profit or loss unless the dividend clearly represents a recovery of part of the cost of the investment. Other net gains and losses are recognized in OCI and are never reclassified to profit or loss.

(c)	Impairment of financial assets at amortized cost

The Company recognizes a loss allowance for expected credit losses on financial assets that are measured at amortized cost. At each reporting date, the Company measures the loss allowance for the financial asset at an amount equal to the lifetime expected credit losses if the credit risk on the financial asset has increased significantly since initial recognition. If at the reporting date, the financial asset has not increased significantly since initial recognition, the Company measures the loss allowance for the financial asset at an amount equal to the twelve month expected credit losses. The Company shall recognize in the statements of loss and comprehensive loss, as an impairment gain or loss, the amount of expected credit losses (or reversal) that is required to adjust the loss allowance at the reporting date to the amount that is required to be recognized.

(d)	Derecognition

Financial assets

The Company derecognizes financial assets only when the contractual rights to cash flows from the financial assets expire, or when it transfers the financial assets and substantially all of the associated risks and rewards of ownership to another entity.

Financial liabilities

The Company derecognizes a financial liability when its contractual obligations are discharged or cancelled or expire. The Company also derecognizes a financial liability when the terms of the liability are modified such that the terms and/or cash flows of the modified instrument are substantially different, in which case a new financial liability based on the modified terms is recognized at fair value.

Gains and losses on derecognition are generally recognized in profit or loss.

Income taxes

Current income tax:

Current income tax assets and liabilities for the current period are measured at the amount expected to be recovered from or paid to taxation authorities. The tax rates and tax laws used to compute the amount are those that are enacted or substantively enacted, at the reporting date, in the countries where the Company operates and generates taxable income.

F-29

BRUUSH ORAL CARE INC.

NOTES TO THE FINANCIAL STATEMENTS

(Expressed in U.S. dollars)

Twelve months ended October 31, 2022, nine months ended October 31, 2021 and twelve months ended January 31, 2021

3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND USE OF ESTIMATES AND JUDGMENTS (continued)

Current income tax relating to items recognized directly in other comprehensive income or equity is recognized in other comprehensive income or equity and not in profit or loss. Management periodically evaluates positions taken in the tax returns with respect to situations in which applicable tax regulations are subject to interpretation and establishes provisions where appropriate.

Deferred tax:

Deferred tax is recognized on temporary differences at the reporting date arising between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes.

The carrying amount of deferred tax assets is reviewed at the end of each reporting period and recognized only to the extent that it is probable that future taxable income will be available to allow all or part of the temporary differences to be utilized.

Deferred tax assets and liabilities are measured at the tax rates that are expected to apply to the year when the asset is realized or the liability is settled, based on tax rates (and tax laws) that have been enacted or substantively enacted and are expected to apply by the end of the reporting period. Deferred tax assets and deferred income tax liabilities are offset if a legally enforceable right exists to set off current tax assets against current income tax liabilities and the deferred taxes relate to the same taxable entity and the same taxation authority.

Loss per share

Basic loss per share is calculated by dividing the loss attributable to common shareholders by the weighted average number of common shares outstanding in the period. For all periods presented, the loss attributable to common shareholders equals the reported loss attributable to owners of the Company.

Share capital

Common shares are classified as equity. Incremental costs directly attributable to the issuance of common shares are recognized as a deduction from shareholders’ equity, net of tax. In the event that the financing is not completed, these costs are expensed to profit or loss.

The Company may engage in equity financing transactions to obtain the funds necessary to continue operations. These equity financing transactions may involve issuance of common shares or units. A unit comprises a certain number of common shares and a certain number of share purchase warrants. Depending on the terms and conditions of each financing agreement, the warrants are exercisable into additional common shares prior to expiry at a price stipulated by the agreement. Warrants that are part of units are assigned a residual value if the unit is issued at a price exceeding the market price of underlying share at the time of issuance otherwise the warrants are assigned no value and included in share capital with the common shares that are concurrently issued. Warrants that are issued as payment for an agency fee or other transactions costs are accounted for as share-based payment transaction costs.

Warrants that are exercisable in currencies other than the Company’s functional currency of U.S. dollars are considered to be derivative financial instruments. The Company presents such warrants as derivative liabilities on the balance sheet and measures them at fair value at the end of each reporting period.

F-30

BRUUSH ORAL CARE INC.

NOTES TO THE FINANCIAL STATEMENTS

(Expressed in U.S. dollars)

Twelve months ended October 31, 2022, nine months ended October 31, 2021 and twelve months ended January 31, 2021

3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND USE OF ESTIMATES AND JUDGMENTS (continued)

Critical accounting estimates and significant management judgments

The preparation of financial statements in accordance with IFRS requires the Company to use judgment in applying its accounting policies and make estimates and assumptions about reported amounts at the date of the financial statements and in the future. The Company’s management reviews these estimates and underlying assumptions on an ongoing basis, based on experience and other factors, including expectations of future events that are believed to be reasonable under the circumstances. Revisions to estimates are adjusted for prospectively in the period in which the estimates are revised.

Fair value measurement of broker warrants and warrant derivative

The Company measures the cost of equity-settled transactions by reference to the fair value of the equity instruments at the date on which they are granted. When the fair value of financial assets and financial liabilities recorded in the Statements of Financial Position cannot be measured based on quoted prices in active markets, their fair value is measured using valuation techniques. Estimating fair value for broker warrants and the warrant derivative requires determining the most appropriate valuation model, which is dependent on the terms and conditions of the grant. This estimate also requires the determination of the most appropriate inputs to the valuation model including the expected remaining life of the broker warrants and the warrant derivative, fair value of the underlying stock, volatility, risk-free interest rate and dividend yield and making assumptions about them. Where possible the Company will utilize contractual and publicly available information to determine valuation model inputs. If no such information is available, the Company will use historical performance and if required, the Company will make estimations based on the best information available. Expected remaining life is determined using the information in the warrant terms, fair value of the underlying stock is determined based the most recently completed financing, volatility is estimated based on market data and industry assessment, risk-free interest rate is determined based on central bank rates for a similar period to the expected remaining life and dividend yield is estimated using the Company’s past performance and future expectations. The assumptions and models used for estimating fair value for broker warrants and the warrant derivative are disclosed in Note 12. These are either classified as equity instruments or derivative liabilities subject to whether the exercise price is fixed or variable.

Useful lives of property and equipment

Estimates of the useful lives of property and equipment are based on the period over which the assets are expected to be available for use. The estimated useful lives are reviewed annually and are updated if expectations differ from previous estimates due to physical wear and tear, technical or commercial obsolescence, not electing to exercise renewal options on Leases, and legal or other limits on the use of the relevant assets. In addition, the estimation of the useful lives of the relevant assets may be based on internal technical evaluation and experience with similar assets. It is possible, however, that future results of operations could be materially affected by changes in the estimates brought about by changes in the factors mentioned above. The amounts and timing of recorded expenses for any period would be affected by changes in these factors and circumstances. A reduction in the estimated useful lives of the property and equipment would increase the recorded expenses and decrease the non-current assets.

F-31

BRUUSH ORAL CARE INC.

NOTES TO THE FINANCIAL STATEMENTS

(Expressed in U.S. dollars)

Twelve months ended October 31, 2022, nine months ended October 31, 2021 and twelve months ended January 31, 2021

3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND USE OF ESTIMATES AND JUDGMENTS (continued)

Income taxes

The Company recognizes the tax benefit from an uncertain tax position only if it is probable that the tax position will be sustained based on its technical merits. The Company measures and record the tax benefits from such a position based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement. The Company’s estimated liabilities related to these matters are adjusted in the period in which the uncertain tax position is effectively settled, the statute of limitations for examination expires or when additional information becomes available. The amount and timing of future taxable income for unrecognized tax benefits requires the use of assumptions and significant judgement to estimate the exposures associated with our various filing positions. The Company has not recognized the value of any deferred tax assets in its statements of financial position. Although the Company believes that the judgements and estimates made are reasonable, actual results could differ and resulting adjustments could materially affect our effective income tax rate and income tax provision.

Provisions for taxes are made using the best estimate of the amount expected to be paid based on a qualitative assessment of all relevant factors. The Company reviews the adequacy of these provisions at the end of the reporting period. However, it is possible that at some future date an additional liability could result from audits by taxing authorities. Where the final outcome of these tax-related matters is different from the amounts that were initially recorded, such differences will affect the tax provisions in the period in which such determination is made.

Other significant judgments

The preparation of these financial statements in accordance with IFRS requires the Company to make judgments, apart from those involving estimates, in applying accounting policies. The most significant judgments in applying the Company’s financial statements include:

-	The assessment of the Company’s ability to continue as a going concern and whether there are events or conditions that may give rise to significant uncertainty;
-	The determination of the Company’s functional currency; and
-	Whether there are indicators of impairment of the Company’s long-lived assets.

4. TERM DEPOSIT

The Company holds a non-redeemable CAD$25,000 ($18,316) term deposit which accrues interest at 4.56% per annum and matures on August 9, 2023. During the year ended October 31, 2022, interest income of $190 (9 months ended October 31, 2021 - $Nil) has been accrued.

5. ACCOUNTS AND OTHER RECEIVABLES

	October 31, 2022	October 31, 2021	January 31, 2021
Trade receivables	$103,471	$36,734	$7,206
Sales taxes receivable	71,785	124,313	73,953
	$175,256	$161,047	$81,159

6. INVENTORY

Inventory consisted entirely of finished goods.

During the year ended October 31, 2022, $822,383 (9 months ended October 31, 2021 - $978,243  12 months ended January 31, 2021 - $291,195) of inventory was sold and recognized in cost of goods sold, and $56,989  (9 months ended October 31, 2021 - $35,683, 12 months ended January 31, 2021 - $64,161) of inventory was used for promotional purposes and recognized in other expense categories, such as selling and marketing and investor relations.

F-32

BRUUSH ORAL CARE INC.

NOTES TO THE FINANCIAL STATEMENTS

(Expressed in U.S. dollars)

Twelve months ended October 31, 2022, nine months ended October 31, 2021 and twelve months ended January 31, 2021

7. PREPAID EXPENSES AND DEPOSITS

	October 31, 2022	October 31, 2021	January 31, 2021
Prepaid expenses	$191,322	$18,246	$7,067
Deposits on inventory	475,458	56,261	111,302
Deposits	10,694	7,067	-
	$677,474	$81,574	$118,369

8. ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

	October 31, 2022	October 31, 2022	January 31, 2021
Accounts payable	$909,438	$2,299,177	$236,806
Accrued liabilities	435,850	1,066,885	71,913
	$1,345,288	$3,366,062	$308,719

9. LOANS PAYABLE

On May 5, 2020, the Company received a loan in the principal amount of CAD$40,000 ($28,506) under the Canada Emergency Business Account (“CEBA”) program. The loan is non-interest bearing and eligible for CAD$10,000 ($7,127) forgiveness if repaid by December 31, 2022. If not repaid by December 31, 2022, the loan bears interest at 5% per annum and is due on December 31, 2025. At issuance, the Company intended to repay the loan by December 31, 2022 and management assessed that the Company will have the financial ability to do so. As it was probable that the conditions for the forgiveness of the loan will be met, the Company has recognized the CAD$10,000 ($7,127) loan forgiveness as government grant income at loan issuance. As the loan was issued at below market rates, the initial fair value of the loan was determined to be $20,160, which was determined using an estimated effective interest rate of 15%. The difference between the face value of the loan and the fair value of the loans of $14,139 has been recognized as government grant income during the year ended January 31, 2021. On September 27, 2022, the Company repaid CAD$30,000 ($21,902) of the loan, and as repayment occurred prior to December 31, 2022, CAD$10,000 was forgiven.

On April 7, 2021, the Company received an additional CAD$20,000 ($14,253) under the CEBA program. The additional loan is non-interest bearing and eligible for CAD$10,000 ($7,704) forgiveness if repaid by December 31, 2022. If not repaid by December 31, 2022, the loan bears interest at 5% per annum and is due on December 31, 2025. At issuance, the Company intended to repay the loan by December 31, 2022, and management had assessed that the Company will have the financial ability to do so. As it was probable that the conditions for the forgiveness of the loan would be met, the Company recognized the CAD$10,000 ($7,704) loan forgiveness as government grant income at issuance. As the loan was issued at below market rates, the initial fair value of the loan was determined to be $7,703, which was determined using an estimated effective interest rate of 15%. The difference between the face value of the loan and the fair value of the loans of $8,763 has been recognized as government grant income during the nine months ended October 31, 2021. On September 27, 2022 the Company repaid CAD$10,000 ($7,301) of the loan, and as repayment occurred prior to December 31, 2022, CAD$10,000 was forgiven.

For the year ended October 31, 2022, the Company recognized interest expense of $4,838 related to the loans (9 months ended October 31, 2021 - $3,315, 12 months ended January 31, 2021 - $1,782).

As at October 31, 2022, the carrying value of the loans was $nil (October 31, 2021 - $27,144, January 31, 2021 - $17,580).

F-33

BRUUSH ORAL CARE INC.

NOTES TO THE FINANCIAL STATEMENTS

(Expressed in U.S. dollars)

Twelve months ended October 31, 2022, nine months ended October 31, 2021 and twelve months ended January 31, 2021

10. SENIOR SECURED PROMISSORY NOTES

December Financing

On December 3, 2021, the Company issued senior secured promissory notes (the “December Senior Secured Promissory Notes”) in the amount of $3,000,000. The December Senior Secured Promissory Notes have a maturity date of December 3, 2022 and bear interest at 8% per annum. The December Senior Secured Promissory Notes are secured by the Company’s assets.

Should the Company complete any public offering of securities or any other financing or capital-raising transaction of any kind (each a “Subsequent Offering”) for gross proceeds of over $5,000,000 prior to December 3, 2022, the Company shall repay the notes in their entirety.

In conjunction with the issuance of the December Senior Secured Promissory Notes, the Company incurred transaction costs consisting of finders’ fees and professional fees in the amount of $396,500, which was offset against the December Senior Secured Promissory Notes at recognition. The effective interest rate on the December Senior Secured Promissory Notes was determined to be 22% per annum.

As part of the agreement, the Company is also to issue units to the holders of the December Senior Secured Promissory Notes (“the Units”) with the same terms as units to be issued as part of the Company’s initial public offering (“IPO”). The number of Units is determined by dividing 50% of the principal amount of the Secured Promissory Notes by the unit price of the Company’s IPO. Each Unit will comprise of one of the common shares and one warrant (the “Warrants”). Each Warrant is exercisable into one common share at an exercise price equal to the share price of the Company’s IPO. The Warrants will expire five and a half years after the closing of the Company’s IPO.

On August 4, 2022, the Company completed its IPO and repaid principal amounts of $3,000,000 and $130,882 in interest for the December Senior Secured Promissory Notes. In addition to the repayment, the Company issued 360,577 Units to the holders of the December Senior Secured Promissory Notes. The fair value of the Units issued of $1,500,000 has been recognized as financing costs during the year ended October 31, 2022. $488,149 of the fair value was allocated to the warrants and was estimated using the Black-Scholes Options Pricing Model using the following assumptions: expected dividend yield - 0%, expected volatility - 66%, risk-free interest rate – 2.79% and an expected remaining life - 5 years.

April Financing

On April 28, 2022, the Company issued senior secured promissory notes (the “April Senior Secured Promissory Notes”) in the amount of $1,650,000. The April Senior Secured Promissory Notes have a maturity date of December 2, 2022 and bear interest at 8% per annum. The April Senior Secured Promissory Notes are secured by the Company’s assets. In the event of default, the interest rate increases to 15%.

The April Senior Promissory Notes were issued with a 10% discount such that funds of $1,500,000 were received by the Company. In conjunction with the issuance of the April Senior Secured Promissory Notes, the Company incurred transaction costs consisting of finders’ fees and professional fees in the amount of $242,750, which was offset against the April Senior Secured Promissory Notes at recognition. The effective interest rate on the April Senior Secured Promissory Notes was determined to be 55% per annum.

Should the Company complete any public offering of securities or any Subsequent Offering for gross proceeds of over $5,000,000 prior to December 2, 2022, the Company shall repay the notes in their entirety.

As part of the agreement, the Company is also to issue shares to the holders of the April Senior Secured Promissory Notes (“the Commitment Shares”) with the same terms as units to be issued as part of the Company’s IPO. The number of Commitment Shares is determined by dividing 100% of the principal amount of the April Secured Promissory Notes by the share price of the Company’s IPO.

On August 4, 2022, the Company completed its IPO and repaid principal amounts of $1,650,000, and $71,985 in interest for the April Senior Secured Promissory Notes. In addition to the repayment, the Company issued 396,635 Commitment Shares to the holders of the April Senior Secured Promissory Notes. The fair value of the Commitment Shares issued of $1,113,036 has been recognized as financing costs during the year ended October 31, 2022.

F-34

BRUUSH ORAL CARE INC.

NOTES TO THE FINANCIAL STATEMENTS

(Expressed in U.S. dollars)

Twelve months ended October 31, 2022, nine months ended October 31, 2021 and twelve months ended January 31, 2021

10. SENIOR SECURED PROMISSORY NOTES (continued)

On September 29, 2022, the Company paid one of the lenders an additional forebearance fee of $75,000 in conjunction with the December and April financings.

A continuity of the senior secured promissory notes below:

	December Senior Secured Promissory Notes	April Senior Secured Promissory Notes	Total
Balance, January 31, 2021 and October 31, 2021	$-	$-	$-
Additions	3,000,000	1,650,000	4,650,000
Discount	-	(150,000)	(150,000)
Transaction costs	(396,500)	(242,750)	(639,250)
Accretion	527,382	464,735	992,117
Repayment	(3,130,882)	(1,721,985)	(4,852,867)
Balance, October 31, 2022	$-	$-	$-

11. RELATED PARTY TRANSACTIONS

Key Management Compensation

Key management personnel are those persons having authority and responsibility for planning, directing and controlling the activities of the Company, directly or indirectly. Key management personnel include the Company’s executive officers and Board of Director members.

All related party transactions are in the normal course of operations. All amounts either due from or due to related parties other than specifically disclosed are non-interest bearing, unsecured and have no fixed terms of repayments.

a)	Related party transactions with directors, subsequent and former directors and companies and entities over which they have significant influence over:

	12 months ended October 31, 2022	9 months ended October 31, 2021	12 months ended January 31, 2021
Director fees	$107,168	72,541	$54,585
Professional fees	327,370	-	55,625
Share-based compensation	$128,729	-	$1,997,611

b)	Key management compensation

	12 months ended October 31, 2022	9 months ended October 31, 2021	12 months ended January 31, 2021
Consulting fees	$-	$270,427	$206,507
Salaries	686,615	-	-
Share-based compensation	$143,032	$-	$2,527,596

c)	Accounts payable and accrued liabilities – As of October 31, 2022, $33,918 (October 31, 2021 - $155,979; January 31, 2021 - $2,740) due to related parties was included in accounts payable and accrued liabilities.

F-35

BRUUSH ORAL CARE INC.

NOTES TO THE FINANCIAL STATEMENTS

(Expressed in U.S. dollars)

Twelve months ended October 31, 2022, nine months ended October 31, 2021 and twelve months ended January 31, 2021

12. SHARE CAPITAL

a)	Share capital

Authorized share capital

Unlimited Common Shares without par value.

Shares outstanding

On July 29, 2022, the Company completed a share reorganization (the “Share Reorganization”) to redesignate all Class B shares to common shares and to convert the Class A shares to common shares. The Company also effected a share consolidation on the basis of 1 new share for each 3.86 shares outstanding (the “Consolidation”). Prior to the Share Reorganization and Consolidation, the Company had 6,824,127 Class A and 7,130,223 Class B common shares issued and outstanding. Immediately following the Share Reorganization and Consolidation, the Company had 3,615,116 common shares outstanding. Except where otherwise indicated, all historical share numbers and per share amounts have been adjusted on a retroactive basis to reflect following the Share Reorganization and Consolidation.

Year ended October 31, 2022:

On July 22, 2022, the Company cancelled 316,023 common shares issued to a former director.

On August 5, 2022, the Company closed its IPO of 3,728,549 units at $4.16 per unit, each unit consists of one share of common stock and one warrant, with an exercise price of $4.16 per share. The gross proceeds of the offering were $15,510,764. The fair value of the warrants was determined to be $5,047,704 and was estimated using the Black-Scholes Options Pricing Model using the following assumptions: expected dividend yield - 0%, expected volatility - 66%, risk-free interest rate – 2.79% and an expected remaining life - 5 years. In connection with the IPO, the Company paid share issuance costs of $1,840,861 consisting of $1,085,753 in underwriting fees, $500,000 in legal fees and $255,108 in other related expenses. In addition, the Company issued 262,841 warrants to the underwriter exercisable at $5.20 until August 4, 2027. The fair value of the underwriter warrants was estimated to be $318,581 using the Black-Scholes Options Pricing Model using the following assumptions: expected dividend yield - 0%, expected volatility - 66%, risk-free interest rate – 2.92% and an expected remaining life - 5 years (Note 13).

On August 5, 2022, the Company issued 757,212 shares with a fair value of $2,124,886 as part of the repayment of its December Senior Secured Promissory Notes and April Senior Secured Promissory Notes.

On September 30, 2022, the Company issued 50,000 shares with a fair value of $140,310 to a consultant for marketing services.

Year ended October 31, 2021:

On August 13, 2021, the Company issued 2,277 common shares to a consultant for services rendered. The fair value of the shares was estimated to be $12,658 based on the price of the most recently completed financing.

Year ended January 31, 2021:

On February 12, 2020, the Company issued 108,233 shares for nominal consideration to its CEO for services rendered. The fair value of the shares is estimated to be $452,694 and is recorded as share-based compensation in the statements of comprehensive loss.

On February 12, 2020, the Company issued 36,078 shares at CAD$5.56 ($4.17) per share for gross proceeds of CAD$200,000 ($150,898).

F-36

BRUUSH ORAL CARE INC.

NOTES TO THE FINANCIAL STATEMENTS

(Expressed in U.S. dollars)

Twelve months ended October 31, 2022, nine months ended October 31, 2021 and twelve months ended January 31, 2021

12.	SHARE CAPITAL (continued)

On February 13, 2020, the Company issued 90,194 shares at CAD$5.56 ($4.17) per share for gross proceeds of CAD$525,000 ($377,239).

On June 24, 2020, the Company issued 508,696 shares for nominal consideration to its CEO for services rendered. The fair value of the shares is estimated to be $2,074,902 is recorded as share-based compensation in the statements of comprehensive loss.

On June 24, 2020, the Company issued 112,743 shares at CAD$2.20 ($1.66) per share for gross proceeds of CAD$250,000 ($183,945). As the shares were issued at a price lower than other financings held during the same period, the Company has determined that the fair value of the shares issued to be $459,863 based on the share price of the most recent financing of shares. The difference between the proceeds received and the fair value of the shares of $275,918 has been recognized as consulting fees in the statements of comprehensive loss.

On July 17, 2020, the Company issued 489,026 shares for nominal consideration to directors of the Company for services rendered. The fair value of the shares is estimated to be $1,997,611 and has been recorded as share-based compensation on the statements of comprehensive loss.

In July and August 2020, the Company completed a private placement of 535,491 units at CAD$2.32 ($1.66) per unit for gross proceeds of CAD$1,240,198 ($746,365). Each unit comprises of one share and on half-warrant exercisable at CAD$3.47 ($2.59) for twenty-four months from the time the Company completes a bone-fide public offering of common shares under a prospectus or registration statement filed with the securities regulatory authorities in Canada or the United States (the “Liquidity Event”). The fair value of the attached warrants was determined to be $178,955 and was estimated using the Black-Scholes Options Pricing Model using the following assumptions: expected dividend yield - 0%, expected volatility - 100%, risk-free interest rate - 0.28% and an expected remaining life - 2.95 years.

In August and September 2020, the Company completed a brokered private placement of 756,230 units at CAD$6.95 ($5.17) per unit for gross proceeds of CAD$5,311,684 ($3,217,886). Each unit comprises of one share and on half-warrant exercisable at CAD$10.42 ($7.80) for twenty-four months from Liquidity Event. The fair value allocated to the attached warrants upon issuance was estimated to be $821,346. In conjunction with the private placement, the Company paid finders fees of $400,083 and issued 179,434 finders’ units. Each finders’ unit comprises of one share and on half-warrant with the same terms as the unit warrants. The Company also issued 236,073 broker warrants with the same terms as the unit warrants. The fair value of the broker warrants upon issuance was determined to be $123,981 and was estimated using the Black-Scholes Options Pricing Model using the following assumptions: expected dividend yield - 0%, expected volatility - 100%, risk-free interest rate - 0.30% and an expected remaining life - 2.84 years.

a)	Options

The Company has established a stock option plan for its directors, officers, employees, and consultants under which the Company may grant options (each, an “Option”) from time to time to acquire Shares. The exercise price of each Option shall be determined by the Board of Directors. Options may be granted for a maximum term of five years from the date of grant. Options are non-transferable and expire immediately upon termination of employment for cause, or within 30 days of termination of employment for cause, or within 30 days of termination of employment or holding office as director or officer of the Company or in the case of death. Unless otherwise provided in the applicable grant agreement, Options fully vest upon the grant thereof.

During the year ended January 31, 2021, the Company granted 80,181 options exercisable at CAD$6.95 until November 9, 2025. 40,876 of the options vested on November 23, 2020, with the remaining options vesting on November 23, 2021. The fair value of the options was determined to be $145,933 and was estimated using the Black-Scholes Options Pricing Model using the following assumptions: expected dividend yield - 0%, expected volatility - 100%, risk-free interest rate - 0.25% and an expected remaining life - 5 years.

F-37

BRUUSH ORAL CARE INC.

NOTES TO THE FINANCIAL STATEMENTS

(Expressed in U.S. dollars)

Twelve months ended October 31, 2022, nine months ended October 31, 2021 and twelve months ended January 31, 2021

12.	SHARE CAPITAL (continued)

During the year ended October 31, 2022, the Company recognized share-based compensation expense of $7,861 for the vesting of options (9 months ended October 31, 2021 - $92,276; 12 months ended January 31, 2021 - $145,933).

As at October 31, 2022, October 31, 2021, and January 31, 2021, 80,181 options with an exercise price of CAD$6.90, expiring on November 9, 2025, were outstanding and exercisable.

b)	Warrants

During the year ended October 31, 2022, the Company granted 360,577 warrants of the Company related to its December Senior Secured Promissory Notes. These warrants have an exercise price of $4.16, expiring on August 4, 2027. These warrants have a cashless exercise provision and are accounted for as derivative liabilities, see Note 13.

During the year ended October 31, 2022, the Company issued 3,728,549 warrants of the Company as part of its IPO. These warrants have an exercise price of $4.16, expiring on August 4, 2027. These warrants have a cashless exercise provision and are accounted for as derivative liabilities, see Note 13.

During the year ended October 31, 2022, the Company issued 262,841 warrants of the Company to the underwriter of its IPO. These warrants have an exercise price of $5.20, expiring on August 4, 2027.

During the year ended January 31, 2021, in connection with a private placement, the Company issued 267,745 warrants with an exercise price of CAD$3.47 ($2.66) per warrant with an expiry date of twenty-four months from the Liquidity Event. As the warrants have an exercise price denominated in a currency other than the Company’s functional currency, they are derivative financial instruments measured at fair value at the end of each reporting period see Note 13. 661 broker warrants with the same terms were also issued.

During the year ended January 31, 2021, in connection with a private placement, the Company issued 401,354 warrants with an exercise price of CAD$10.42 ($7.80) per warrant with an expiry date of twenty-four months from the Liquidity Event. As the warrants have an exercise price denominated in a currency other than the Company’s functional currency, they are derivative financial instruments measured at fair value at the end of each reporting period, see Note 13. 60,498 broker warrants with the same terms were also issued.

Continuity of the warrants issued and outstanding as follows:

	Number of warrants	Weighted average exercise price
Outstanding, January 31, 2020	-	$-
Granted	730,258	7.87
Outstanding, January 31, 2021 and October 31, 2021	730,258	$7.87
Granted	4,351,967	4.22
Outstanding, October 31, 2022	5,082,225	$4.75

The following table discloses the number of warrants outstanding as at October 31, 2022:

Number of warrants	Price	Expiry date
181,869	CAD$3.47	June 30, 2023
86,537	$2.85	June 30, 2023
461,852	CAD$10.42	June 30, 2023
4,089,126	$4.16	August 4, 2027
262,841	$5.20	August 4, 2027
5,082,225

As at October 31, 2022, the weighted average life remaining of warrants outstanding is 4.17 years.

F-38

BRUUSH ORAL CARE INC.

NOTES TO THE FINANCIAL STATEMENTS

(Expressed in U.S. dollars)

Twelve months ended October 31, 2022, nine months ended October 31, 2021 and twelve months ended January 31, 2021

12.	SHARE CAPITAL (continued)

c)	Restricted Share Awards

On June 30, 2022, the Company issued 492,228 Restricted Share Awards (“RSU” or “RSU’s”) to directors of the Company. The RSU’s vest over a period of three years, in three equal tranches on the first, second, and third anniversaries of the grant date. At October 31, 2022, none of the RSU’s had vested. The Company recognizes the share-based payment expense over the vesting terms. The share-based compensation costs for the RSU’s are based on the share price at the date of grant at a price of $2.85 per RSU.

During the year ended October 31, 2022, the Company recognized share-based compensation expense of $271,761 for the vesting of RSUs (9 months ended October 31, 2021 - $nil, 12 months ended January 31, 2021 - $nil).

	Number of RSUs	Weighted average grant date fair value
Outstanding, January 31, 2021 and October 31, 2021	-	$-
Granted	492,228	2.85
Outstanding, October 31, 2022	492,228	$2.85
Vested, October 31, 2022	-	$-

13. DERIVATIVE WARRANT LIABILITY

In July and August 2020, in connection with a private placement, the Company issued 267,745 warrants with an exercise price of CAD$3.47 ($2.66) per warrant with an expiry date of twenty-four months from the time the Company completes a bone-fide public offering of common shares under a prospectus or registration statement filed with the securities regulatory authorities in Canada or the United States (the “Liquidity Event”). As the warrants have an exercise price denominated in a currency other than the Company’s functional currency, they are derivative financial instrument measured at fair value at the end of each reporting period. On July 29, 2022, the Company amended the exercise price of 86,537 of the warrants to $2.66. As a result, the derivative liability associated with these warrants at the time of $136,047 was derecognized and recorded to equity. The fair value at the time of derecognition was based on the Black-Scholes Option Pricing Model using the following assumptions: fair value of the underlying stock - $2.85, expected dividend yield – 0%, expected volatility – 100%, risk-free interest rate – 2.92% and an expected remaining life – 2.01 years. As at October 31, 2022, the fair value of the remaining 181,208 warrants which were not repriced (and therefore continue to be recognized as derivative financial instruments) was determined to be $30,469 based on the Black-Scholes Option Pricing Model using the following assumptions: fair value of the underlying stock – CAD$1.49, expected dividend yield – 0%, expected volatility – 72%, risk-free interest rate – 3.90% and an expected remaining life – 1.76 years (2022 - $818,871 based on the Black-Scholes Option Pricing Model using the following assumptions: fair value of the underlying stock – CAD$5.64, expected dividend yield – 0%, expected volatility – 100%, risk-free interest rate – 1.11% and an expected remaining life – 1.66 years).

In August and September 2020, in connection with a private placement, the Company issued 382,246 warrants with an exercise price of CAD$10.42 ($7.80) per warrant with an expiry date of twenty-four months from the Liquidity Event. As the warrants have an exercise price denominated in a currency other than the Company’s functional currency, they are derivative financial instrument measured at fair value at the end of each reporting period. As at October 31, 2022, the fair value of the warrants was determined to be $8,655 and was estimated using the Black-Scholes Options Pricing Model using the following assumptions: fair value of the underlying stock – CAD$1.49, expected dividend yield – 0%, expected volatility – 72%, risk-free interest rate – 3.90% and an expected remaining life – 1.76 years. (2021 - $764,106 based on the Black-Scholes Option Pricing Model using the following assumptions: fair value of the underlying stock – CAD$5.64, expected dividend yield – 0%, expected volatility – 100%, risk-free interest rate – 1.11% and an expected remaining life – 1.66 years).

F-39

BRUUSH ORAL CARE INC.

NOTES TO THE FINANCIAL STATEMENTS

(Expressed in U.S. dollars)

Twelve months ended October 31, 2022, nine months ended October 31, 2021 and twelve months ended January 31, 2021

13.	DERIVATIVE WARRANT LIABILITY (continued)

In August 2022, in connection with the units issued as part of the Company’s IPO, the Company issued 3,728,549 warrants with an exercise price of $4.16 per warrant with an expiry date of five years from the date of issuance. The warrants contain a cashless exercise provision which enables the holder to receive common shares equal to the fair value of the warrants based on the number of warrants to be exercise multiplied by the fair value of the common shares less the exercise price with the difference divided by the fair value of the share. If a warrant holder exercises this option, there will be variability in the number of shares issued, therefore they are a derivative financial instrument measured at fair value at the end of each reporting period. As at October 31, 2022, the fair value of the warrants was determined to be $1,097,323 and was estimated using the Black-Scholes Options Pricing Model using the following assumptions: fair value of the underlying stock – $1.09, expected dividend yield – 0%, expected volatility – 67%, risk-free interest rate – 3.43% and an expected remaining life – 4.76 years.

In August 2022, in connection with the units issued as part of its December Senior Secured Promissory Notes, the Company issued 360,577 warrants with an exercise price of $4.16 per warrant with an expiry date of five years from the date of issuance. The warrants contain a cashless exercise provision which enables the holder to receive common shares equal to the fair value of the warrants based on the number of warrants to be exercise multiplied by the fair value of the common shares less the exercise price with the difference divided by the fair value of the share. If a warrant holder exercises this option, there will be variability in the number of shares issued, therefore they are a derivative financial instrument measured at fair value at the end of each reporting period. At issuance, the fair value of the warrants was determined to be $488,147 and was estimated using the Black-Scholes Options Pricing Model using the following assumptions: fair value of the underlying stock – $2.81, expected dividend yield – 0%, expected volatility – 66%, rick-free interest rate – 2.79% and an expected remaining life – 5 years. As at October 31, 2022, the fair value of the warrants was determined to be $106,119 and was estimated using the Black-Scholes Options Pricing Model using the following assumptions: fair value of the underlying stock – $1.09, expected dividend yield – 0%, expected volatility – 67%, rick-free interest rate – 3.43% and an expected remaining life – 4.76 years.

The following is a continuity of the Company’s derivative warrant liability:

Balance, January 31, 2020	$-
Issued during the period	953,850
Change in fair value of derivative	536,209
Balance, January 31, 2021	$1,490,059
Change in fair value of derivative	92,918
Balance, October 31, 2021	$1,582,977
Issued during the period	5,535,852
Change in fair value of derivative	(5,740,202)
Derecognition of warrant derivative	(136,047)
Balance, October 31, 2022	$1,242,580

F-40

BRUUSH ORAL CARE INC.

NOTES TO THE FINANCIAL STATEMENTS

(Expressed in U.S. dollars)

Twelve months ended October 31, 2022, nine months ended October 31, 2021 and twelve months ended January 31, 2021

14. OTHER LOSS

During the year ended October 31, 2022, the Company fell victim to a cyber-scam that resulted in the Company making an inappropriate payment of $166,150. The Company is in the process of filing an insurance claim, however, at this time it is unknown as to whether the amount can be recovered.

15. FINANCIAL INSTRUMENT RISK MANAGEMENT

Classification of financial instruments

Financial assets included in the statement of financial position are as follows:

	Level in fair value hierarchy	October 31, 2022	October 31, 2021	January 31, 2021
Amortized cost:
Cash		$72,921	$14,530	$692,647
Term deposit		18,506	-	-
Accounts receivable		175,256	161,047	81,159
		$266,683	$175,577	$773,806

Financial liabilities included in the statement of financial position are as follows:

	Level in fair value hierarchy	October 31, 2022	October 31, 2021	January 31, 2021
Amortized cost:
Accounts payable and accrued expenses		$1,345,288	$3,366,062	$308,719
Loans payable		-	27,144	17,580

FVTPL:
Warrant derivative liability	Level 3	1,242,580	1,582,977	1,490,059
		$2,587,868	$4,976,183	$1,816,358

Fair value

Financial instruments measured at fair value are classified into one of three levels in the fair value hierarchy according to the relative reliability of the inputs used to estimate the fair values. The three levels of the fair value hierarchy are:

●	Level 1 – Unadjusted quoted prices in active markets for identical assets or liabilities;
●	Level 2 – Inputs other than quoted prices that are observable for the asset or liability either directly or indirectly; and
●	Level 3 – Inputs that are not based on observable market data.

The carrying value of the Company’s cash, term deposits, accounts receivable and accounts payable and accrued liabilities as at approximate their fair value due to their short terms to maturity.

The following table shows the valuation techniques used in measuring Level 3 fair values for the derivative liability as well as the significant unobservable inputs used.

Type	Valuation technique	Key inputs	Inter-relationship between significant inputs and fair value measurement
Warrant derivative liability	The fair value of the warrant derivative liability at initial recognition and at period-end has been calculated using the Black Scholes option pricing model.	Key observable inputs ● Share price ● Risk free interest rate ● Dividend yield Key unobservable inputs ● Expected volatility

The estimated fair value would increase (decrease) if:

● The share price was higher (lower)

● The risk-free interest rate was higher (lower)

● The dividend yield was lower (higher)

● The expected volatility was higher (lower)

F-41

BRUUSH ORAL CARE INC.

NOTES TO THE FINANCIAL STATEMENTS

(Expressed in U.S. dollars)

Twelve months ended October 31, 2022, nine months ended October 31, 2021 and twelve months ended January 31, 2021

15.	FINANCIAL INSTRUMENT RISK MANAGEMENT (continued)

For the fair values of the derivative liability, reasonably possible changes to the expected volatility, the most significant unobservable input would have the following effects:

Unobservable Inputs	Change	Impact on comprehensive loss
		12 months ended October 31, 2022	9 months ended October 31, 2021	12 months ended January 31, 2021
Volatility	20%	$537,641	$258,303	$144,370

The Company is exposed in varying degrees to a variety of financial instrument related risks. The Board of Directors approves and monitors the risk management processes, inclusive of documented investment policies, counterparty limits, and controlling and reporting structures.

Credit risk

The Company’s principal financial assets are cash and trade accounts receivable. The Company’s credit risk is primarily concentrated in its cash which is held with institutions with a high credit worthiness. Credit risk is not concentrated with any particular customer. The Company’s accounts receivable consists primarily of GST receivable.

The Company’s maximum credit risk exposure is $175,256.

Liquidity risk

Liquidity risk is the risk that the Company will not be able to meet its financial obligations as they fall due. The Company has a planning and budgeting process in place to help determine the funds required to support the Company’s normal operating requirements on an ongoing basis.

Historically, the Company’s primary source of funding has been the issuance of equity securities for cash, primarily through the issuance of preferred shares. The Company’s access to financing is always uncertain. There can be no assurance of continued access to significant equity funding.

The following is an analysis of the contractual maturities of the Company’s financial liabilities as at October 31, 2022:

	Within one year	Between one and five years	More than five years
Accounts payable and accrued expenses	$1,345,288	$-	$-

Foreign exchange risk

Foreign currency risk arises from fluctuations in foreign currencies versus the United States dollar that could adversely affect reported balances and transactions denominated in those currencies. As at October 31, 2022, a portion of the Company’s financial assets are held in Canadian dollars. The Company’s objective in managing its foreign currency risk is to minimize its net exposure to foreign currency cash flows by transacting, to the greatest extent possible, with third parties in United States dollars. The Company does not currently use foreign exchange contracts to hedge its exposure of its foreign currency cash flows as management has determined that this risk is not significant at this point in time. The Company is not exposed to any material foreign currency risk.

Interest rate risk

Interest rate risk is the risk that the fair value of future cash flows of a financial instrument will fluctuate because of changes in market interest rates. The Company is not exposed to any material interest rate risk.

Capital Management

In the management of capital, the Company includes components of shareholders’ equity. The Company aims to manage its capital resources to ensure financial strength and to maximize its financial flexibility by maintaining strong liquidity and by utilizing alternative sources of capital including equity, debt and bank loans or lines of credit to fund continued growth. The Company sets the amount of capital in proportion to risk and based on the availability of funding sources. The Company manages the capital structure and makes adjustments to it in light of changes in economic conditions and the risk characteristics of the underlying assets. Issuance of equity has been the primary source of capital to date. Additional debt and/or equity financing may be pursued in future as deemed appropriate to balance debt and equity. To maintain or adjust the capital structure, the Company may issue new shares, take on additional debt or sell assets to reduce debt.

F-42

BRUUSH ORAL CARE INC.

NOTES TO THE FINANCIAL STATEMENTS

(Expressed in U.S. dollars)

Twelve months ended October 31, 2022, nine months ended October 31, 2021 and twelve months ended January 31, 2021

16. SEGMENTED INFORMATION

The Company’s breakdown of sales by geographical region is as follows:

	12-months ended October 31, 2022	9-months ended October 31, 2021	12-months ended January 31, 2021
United States of America	$1,656,215	$1,238,259	$512,094
Canada	976,227	727,182	389,068
	$2,632,442	$1,965,441	$901,162

The Company’s breakdown of sales by product segment is as follows:

	12-months ended October 31, 2022	9-months ended October 31, 2021	12-months ended January 31, 2021
Devices	$1,663,939	$1,367,778	$817,778
Consumables	968,503	597,663	83,384
	$2,632,442	$1,965,441	$901,162

17. INCOME TAXES

	12-months ended October 31, 2022	9-months ended October 31, 2021	12-months ended January 31, 2021
Net loss	$(8,765,271)	$(4,211,271)	$(8,890,431)
Statutory income tax rate	26.50%	26.50%	26.50%
Income tax benefit computed at the statutory tax rate	(2,322,797)	(1,115,987)	(2,355,964)
Non-deductible items	(1,375,505)	62,336	1,457,569
Financing fees charged to equity	(487,828)	-	(106,022)
Change in tax assets not recognized	4,186,130	1,053,651	1,004,417
Income tax recovery	$-	$-	$-

The Company had the following unrecognized deferred tax assets and liabilities:

	October 31, 2022	October 31, 2021	January 31, 2021
Non-capital losses	$6,357,780	$2,541,736	$1,467,401
Equipment	1,549	520	-
Share issuance costs	432,671	63,613	84,818
	6,792,000	2,605,869	1,552,219
Unrecognized deferred tax assets	(6,792,000)	(2,605,869)	(1,552,219)
Net deferred tax assets	$-	$-	$-

As at October 31, 2022, the Company had approximately $24,000,000 in non-capital losses expiring as between 2038 and 2042.

18. SUBSEQUENT EVENTS

On December 9, 2022, the Company closed a private placement pursuant to a securities purchase agreement with institutional investors. The Company issued 2,966,667 units and 1,950,001 pre-funded units at a purchase price of $0.60 per unit for gross proceeds of $2,948,050. The pre-funded units were sold at the same price less the pre-funded warrant exercise price of $0.001. Each unit and pre-funded unit consist of one share of common stock and one non-tradable warrant exercisable for one share of common stock at a price of $0.60. The warrants have a term of 5.5 years from the issuance date.

In connection with the private placement, the Company paid share issuance costs of $623,750 consisting of $295,000 in underwriting fees, $132,500 in legal fees and $196,250 in other related expenses.

F-43

15,750,000 COMMON SHARES

PROSPECTUS

[●], 2023

Through and including , 2023 (the 40th day after the date of this prospectus), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6. Indemnification of Directors and Officers.

The Company’s articles provide, to the fullest extent permitted by the Canadian Business Corporations Act, Division 5 of Part 5, for the right to indemnification of the directors and former directors of the Company, who was or is a party to or is threatened to be made a party to, any threatened, or pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative, by reason of fact that he/she is or was serving in such capacity.

In this regard, investors should be aware of the position of the United States Securities and Exchange Commission respecting such indemnification, which position is as follows: “Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.”

Item 7. Recent Sales of Unregistered Securities.

On December 3, 2021, the Company entered into a Securities Purchase Agreement with several investors, and a Security Agreement, in connection with the issuance of promissory notes in the aggregate principate amount of up to $3,000,000 (the “December Notes”), convertible into shares of common stock of the Company (the “Common Stock”), upon the terms and subject to the limitations and conditions set forth in the December Notes, the issuance of Common Stock Purchase Warrants to purchase shares of Common Stock upon the terms and subject to the limitations and conditions set forth in such warrants (the “Warrants”), and the issuance of shares of Common Stock (the “Commitment Fee Shares”) pursuant to the Securities Purchase Agreement.

On April 28, 2022, the Company entered into a second Securities Purchase Agreement with the same group of investors, and a Security Agreement, in connection with the issuance of promissory notes in the aggregate principate amount of up to $1,650,000 (the “April Notes”), convertible into Common Stock, upon the terms and subject to the limitations and conditions set forth in the April Notes, the issuance of Common Stock Purchase Warrants to purchase shares of Common Stock upon the terms and subject to the limitations and conditions set forth in such warrants (the “Warrants”), and the issuance of shares of Common Stock (the “Commitment Fee Shares”) pursuant to the Securities Purchase Agreement.

On December 7, 2022, the Company entered into a private placement (the “PIPE Financing”) pursuant to a Securities Purchase Agreement (the “Securities Purchase Agreement”) and Registration Rights Agreement (the “Registration Rights Agreement”) with institutional investors (“Purchasers”) for aggregate gross proceeds of approximately $3 million, before deducting fees to the placement agent and other expenses payable by the Company. Aegis Capital Corp. is the exclusive placement agent in connection with the offering. The Offering closed on December 9, 2022.

In connection with the PIPE Financing, the Company issued 2,966,667 shares of common stock (not reflecting the Reverse Stock Split), Common Warrants to purchase 4,916,668 shares of common stock (not reflecting the Reverse Stock Split), and Pre-Funded Warrants to purchase 1,950,001 shares of common stock (not reflecting the Reverse Stock Split). The Common Warrants have a term of 5.5 years from the issuance date.

On June 26, 2023, the Company completed the June 2023 Private Placement and issued the June 2023 Note to Target Capital. The June 2023 Note will mature on June 26, 2024 and, if any Event of Default occurs an interest rate equal to 20% per annum shall immediately accrue which shall be paid in cash monthly to Target Capital until the Event of Default is cured. The conversion price in effect on any Conversion Date shall be equal to (i) for the first nine (9) months following the date hereof, shall be $0.25, or $6.25 after giving effect to the Reverse Stock Split, which amount may adjusted by mutual agreement by the parties; and (ii) following the nine (9) month anniversary of the date hereof, 90% of the lowest closing price of the Company’s shares for the previous three (3) Trading Days prior to the conversion date (the “Conversion Price”); provided, however, that such price shall in no event be less than $0.15, or $3.75 after giving effect to the Reverse Stock Split. The June 2023 Note contains customary and standard representations and warranties, and covenants. In connection with the issuance of the June 2023 Note, the Company entered into a securities purchase agreement and a registration rights agreement with Target Capital, and issued a common stock purchase warrant to purchase 400,941 Common Shares, with an Exercise Price of $0.001 or on a cashless basis, to Target Capital. Pursuant to the Registration Rights Agreement, the Company must file a registration statement covering the resale of such number of shares equal to 200% of the number of Common Shares issuable upon conversion of the June 2023 Note and the exercise of the Purchase Warrant, or a total of 2,583,842 Common Shares.

II-1

On November 3, 2023, the Company entered into a letter agreement (the “Amendment”) with Target Capital to amend the conversion price of the June 2023 Note to $1.53 per share and Target Capital agreed to convert as promptly as commercially reasonable all amounts outstanding under the June 2023 Note. In consideration of the foregoing, the Company issued to Target Capital a pre-funded warrant (the “Target Prefunded Warrant”) to purchase 9,500,000 common shares, with no par value, of the Company (the “Target Prefunded Warrant Shares”). The Target Prefunded Warrant has an exercise price of $0.0001, are exercisable for a term of 5 years, commencing on the date of issuance and have demand registration rights. The Target Prefunded Warrants Shares have been registered on a registration statement on Form F-1 filed with the SEC of which this prospectus is a part.

On October 2, 2023, in connection with the October 2023 Private Placement, the company entered into a securities purchase agreement and registration rights agreement with Generating Alpha Ltd. for aggregate gross proceeds of $5,010,000, before deducting fees to the placement agent and other expenses payable by the Company. As part of the October 2023 Private Placement, the Company will issue 79,724 common shares of the Company, a prefunded warrant (the “Prefunded Warrant”) to purchase 7,181,146 common shares of the Company, and a warrant (the “Warrant” and together with the Prefunded Warrant, the “Warrants”) to purchase 8,350,000 common shares of the Company. The Warrants have a term of five years from the date of issuance.

On November 14, 2023, the Company entered into the Generating Alpha Waiver with Generating Alpha. Pursuant to the Generating Alpha Waiver, the Company issued the November Prefunded Warrant to purchase 6,250,000 common shares of the Company to Generating Alpha.

In connection with the October 2023 Private Placement, the Company entered into the Waiver and Notice Letter with Target Capital whereby the Company requested that Target Capital waive certain provisions of the securities purchase agreement between the Company and Target Capital, dated June 26, 2023 and the related convertible note in the initial principal amount of $3,341,176 in exchange for the Company issuing to Target Capital a pre-funded warrant to purchase 1,000,000 Common Shares.

As previously reported on December 20, 2022, the Company entered into a $3 million private placement transaction, pursuant to which the Company issued to certain investors (the “Holders”) warrants (the “Existing Warrants”), each warrant exercisable for one share of Common Stock. On August 22, 2023, the Company issued an offer letter to the Holders (the “Inducement Letter”), providing the Holders the opportunity to exercise for cash all or some of the Existing Warrants at an exercise price of $3.33 per Common Share in consideration for the issuance to each exercising Holder of a new warrant (the “New Warrant”) exercisable at an exercise price of $3.33 per share for a number of Common Shares equal to 250% of the number of Common Shares issued in connection with the Inducement Letter. The New Warrants are exercisable up to 5:00 p.m., New York City time, on June 9, 2028. In connection with the Inducement Letter, the Holders elected to exercise Existing Warrants for 633,026 Common Shares. As a result of such exercise, New Warrants exercisable for an aggregate 1,582,566 Common Shares were issued.

On October 23, 2023, the Company and YBV entered into the Amendment to Credit Support Agreement. Pursuant to the Amendment to Credit Support Agreement, if the Credit Support has been drawn as of October 24, 2023, the Company shall cause to be issued to YBV additional Shares in an amount equal to 50% of the Drawn Credit Amount (as defined below), divided by the closing price of the Shares on the last trading day prior to October 24, 2023. Further, following the sale by YBV of all of such Shares as YBV shall have received in respect of this Agreement (the “YBV Share Sale”), if the proceeds of the YBV Share Sale shall be less than the amount of the Credit Support drawn by the creditor (the “Drawn Credit Amount”), the Company shall pay to YBV cash in an amount equal to the difference between Drawn Credit Amount and the proceeds of the YBV Share Sale. In consideration of the Credit Support, the Company issued to YBV a total of 9,980,398 Common Shares. The Company filed a registration statement on Form F-1 with the SEC to register 9,980,398 Common Shares issued under the Credit Support Agreement, which was declared effective by the SEC on October 31, 2023.

On October 23, 2023, the Company entered into the Alchemy Consulting Agreement with the Consultant, whereby the Consultant was engaged by the Company as a business consultant. In return for the services rendered by the Consultant, the Company issued to the Consultant the Alchemy Warrants to purchase 3,000,000 Common Shares. The Alchemy Warrants are exercisable for five years at an exercise price is $0.001 per share. The exercise of Alchemy Warrants is subject to limitations should a proposed exercise exceed certain beneficial ownership levels.

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Item 8. Exhibits and Financial Statement Schedules.

Exhibit No.	Description

3.1	Articles of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form F-1 filed with the SEC on July 26, 2022 (File No. 333-265969))

3.2	By-laws (incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form F-1 filed with the SEC on July 26, 2022 (File No. 333-265969))

4.1	Form of Warrant, dated June 26, 2023, issued to Target Capital 14 LLC (incorporated herein by reference to Exhibit 4.8 of the Company’s Registration Statement on Form F-1 dated June 26, 2023 (File No. 333-272942))

5.1*	Opinion of DuMoulin Black LLP

10.1	Endorsement Agreement by and between Kevin Hart Enterprises, Inc. and the Company dated October 29, 2020 (incorporated by reference to Exhibit 10.1 to the Company’s Registration Statement on Form F-1 filed with the SEC on July 29, 2022)

10.2+	Omnibus Securities and Incentive Plan, effective June 29, 2022 + (incorporated by reference to Exhibit 10.3 to the Company’s Registration Statement on Form F-1 filed with the SEC on July 26, 2022 (File No. 333-265969))

10.3+	Employment Agreement between the Company and Aneil Manhas, dated July 28, 2022 (incorporated by reference to Exhibit 10.8 to the Company’s Registration Statement on Form F-1 filed with the SEC on July 29, 2022 (File No. 333-265969))

10.4+	Employment Agreement between the Company and Matthew Kavanagh dated February 8, 2022 (incorporated by reference to Exhibit 10.7 to the Company’s Registration Statement on Form F-1 filed with the SEC on July 26, 2022 (File No. 333-265969))

10.5+	Employment Agreement between the Company and Alan MacNevin, dated May 10, 2022 (incorporated by reference to Exhibit 10.8 to the Company’s Registration Statement on Form F-1 filed with the SEC on July 26, 2022 (File No. 333-265969))

10.6	Form of Security Purchase Agreement, dated December 7, 2022 (incorporated herein by reference to Exhibit 10.1 of the Company’s Report of Foreign Private Issuer on Form 6-K furnished to the SEC on December 20, 2022)

10.7	Form of Securities Purchase Agreement, dated June 26, 2023, by and between Bruush Oral Care Inc. and Target Capital 14 LLC (incorporated herein by reference to Exhibit 10.7 of the Company’s Registration Statement on Form F-1 dated June 26, 2023 (File No. 333-272942))

10.8	Form of Registration Rights Agreement, dated June 26, 2023, by and between Bruush Oral Care Inc. and Target Capital 14 LLC (incorporated herein by reference to Exhibit 10.8 of the Company’s Registration Statement on Form F-1 dated June 26, 2023 (File No. 333-272942))

10.9	Form of Convertible Note, dated June 26, 2023, issued to Target Capital 14 LLC (incorporated herein by reference to Exhibit 10.9 of the Company’s Registration Statement on Form F-1 dated June 26, 2023 (File No. 333-272942))

10.10	Inducement Letter, by and between the Company and Holder, dated August 22, 2023 (incorporated herein by reference to Exhibit 10.1 of the Company’s Report of Foreign Private Issuer on Form 6-K furnished to the SEC on August 23, 2023)

10.11	Form of New Warrant (incorporated herein by reference to Exhibit 10.2 of the Company’s Report of Foreign Private Issuer on Form 6-K furnished to the SEC on August 23, 2023)

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10.12	Securities Purchase Agreement dated October 2, 2023 (incorporated herein by reference to Exhibit 10.1 of the Company’s Report of Foreign Private Issuer on Form 6-K furnished to the SEC on October 6, 2023)

10.13	Registration Rights Agreement dated October 2, 2023 (incorporated herein by reference to Exhibit 10.2 of the Company’s Report of Foreign Private Issuer on Form 6-K furnished to the SEC on October 6, 2023)

10.14	Form of Pre-Funded Warrant (incorporated herein by reference to Exhibit 10.3 of the Company’s Report of Foreign Private Issuer on Form 6-K furnished to the SEC on October 6, 2023)

10.15	Form of Warrant (incorporated herein by reference to Exhibit 10.4 of the Company’s Report of Foreign Private Issuer on Form 6-K furnished to the SEC on October 6, 2023)

10.16	Confession of Judgment (incorporated herein by reference to Exhibit 10.5 of the Company’s Report of Foreign Private Issuer on Form 6-K furnished to the SEC on October 6, 2023)

10.17	Waiver and Notice Letter (incorporated herein by reference to Exhibit 10.17 to the Company’s Registration Statement on Form F-1 filed with the SEC on October 6, 2023 (File No. 333-272942))

10.18	Waiver Warrant (incorporated herein by reference to Exhibit 10.18 to the Company’s Registration Statement on Form F-1 filed with the SEC on October 6, 2023 (File No. 333-272942))

10.19	Amendment to Credit Support Agreement, dated October 23, 2023, by and between Bruush Oral Care Inc. and Yaletown Bros Ventures Ltd. (incorporated herein by reference to Exhibit 10.1 of the Company’s Report of Foreign Private Issuer on Form 6-K furnished to the SEC on October 24, 2023)

10.20	Consulting Agreement, dated October 23, 2023, by and between Bruush Oral Care Inc. and Alchemy Advisors LLC (incorporated herein by reference to Exhibit 10.2 of the Company’s Report of Foreign Private Issuer on Form 6-K furnished to the SEC on October 24, 2023)

10.21

Form of Letter Agreement, dated November 8, 2023, by and between Bruush Oral Care Inc. and Target Capital 14, LLC (incorporated herein by reference to Exhibit 10.1 of the Company’s Report of Foreign Private Issuer on Form 6-K furnished to the SEC on November 8, 2023)

10.22	Form of Pre-Funded Warrant, dated November 8, 2023, issued to Target Capital 14, LLC (incorporated herein by reference to Exhibit 10.2 of the Company’s Report of Foreign Private Issuer on Form 6-K furnished to the SEC on November 8, 2023)

10.23

Letter Agreement, dated November 15, 2023, by and between Bruush Oral Care Inc. and Generating Alpha Ltd. (incorporated herein by reference to Exhibit 10.1 of the Company’s Report of Foreign Private Issuer on Form 6-K furnished to the SEC on November 17, 2023)

10.24

Form of Pre-Funded Warrant, dated November 15, 2023, issued to Generating Alpha Ltd. (incorporated herein by reference to Exhibit 10.2 of the Company’s Report of Foreign Private Issuer on Form 6-K furnished to the SEC on November 17, 2023)

14.1	Code of Ethics (incorporated by reference to Exhibit 14.1 to the Company’s Registration Statement on Form F-1 filed with the SEC on July 22, 2022 (File No. 333-265969))

21.1	List of Subsidiaries of Registrant (incorporated by reference to Exhibit 21.1 to the Company’s Registration Statement on Form F-1 filed with the SEC on July 26, 2022 (File No. 333-265969))

23.1	Consent of Dale Matheson Carr-Hilton LaBonte LLP

23.2*	Consent of DuMoulin Black LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included as part of the signature page of the initial filing of the Registration Statement)

99.1	Audit Committee Charter (incorporated by reference to Exhibit 99.1 to the Company’s Registration Statement on Form F-1 filed with the SEC on July 22, 2022 (File No. 333-265969))

99.2	Compensation Committee Charter (incorporated by reference to Exhibit 99.2 to the Company’s Registration Statement on Form F-1 filed with the SEC on July 22, 2022 (File No. 333-265969))

99.3	Nominating and Corporate Governance Committee Charter (incorporated by reference to Exhibit 99.3 to the Company’s Registration Statement on Form F-1 filed with the SEC on July 22, 2022 (File No. 333-265969))

99.4	Insider Trading Policy (incorporated by reference to Exhibit 99.6 to the Company’s Registration Statement on Form F-1 filed with the SEC on July 29, 2022 (File No. 333-265969))

107	Filing Fee Table

*	To be filed by amendment.
+	Indicates management contract or compensatory plan.

Schedules: None

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Item 9. Undertakings.

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended.

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§ 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned Registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this registration statement on Form F-1 with the Securities and Exchange Commission and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, Province of British Columbia, Canada, on November 17, 2023.

BRUUSH ORAL CARE INC.

By:	/s/ Aneil Singh Manhas
Aneil Singh Manhas
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Aneil Singh Manhas, as his true and lawful attorney-in-fact and agent with full power of substitution, for him in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments or any abbreviated registration statement and any amendments thereto filed pursuant to Rule 462(b) increasing the number of securities for which registration is sought), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact, proxy and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, proxy and agent, or his substitute, may lawfully do or cause to be done by virtue hereof

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Aneil Manhas	Aneil Manhas	November 17, 2023
Chief Executive Officer (Principal Executive Officer, Acting Principal Financial and Accounting Officer)

/s/ Kia Besharat	Kia Besharat	November 17, 2023
Director

/s/ Robert Ward	Robert Ward	November 17, 2023
Director

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SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the registrant has signed this registration statement or amendment thereto in the City and State of New York on November 17, 2023.

COGENCY GLOBAL INC.

By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Senior Vice-President Global Inc.

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